Exhibit 99.1
EXECUTION COPY
FIFTH AMENDMENT
     FIFTH AMENDMENT, dated as of June 3, 2010 (this “Amendment”), under the Second Amended and Restated Credit Agreement, dated as of March 16, 2007 (amending and restating the Amended and Restated Credit Agreement dated as of December 12, 2003 (amending and restating the Credit Agreement dated as of September 30, 1999)) (as amended and waived by the Amendment and Waiver dated as of July 23, 2007, the Second Amendment dated as of November 26, 2007, the Third Amendment dated as of December 23, 2008 and the Fourth Amendment dated as of February 19, 2009, the “Existing Credit Agreement”; and as amended by this Amendment, the “Credit Agreement”), among TENNECO INC., a Delaware corporation (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other financial institutions named therein as agents for the Lenders.
W I T N E S S E T H:
          WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other financial institutions are parties to the Existing Credit Agreement;
          WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended in order to (i) extend the stated maturity date of the Revolving Facility thereunder, or a portion thereof, to May 31, 2014, (ii) refinance its Tranche A Term Facility with a new tranche B term facility (the “Tranche B Term Facility”) and (iii) make certain other changes, as more fully set forth herein; and
          WHEREAS, the Lenders party hereto and the Administrative Agent are willing to agree to such amendment of the Existing Credit Agreement, subject to the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein or the context otherwise requires, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.
          2. Amendments. Effective as of the date on which all the conditions precedent set forth in Section 6 of this Amendment shall be satisfied, the Existing Credit Agreement, including all exhibits and schedules thereto, shall be amended to read in its entirety as set forth in Exhibit A to this Amendment.
          3. Tranche B Term Facility. By executing this Amendment, each Tranche B Lender agrees to make a Tranche B Term Loan to the Borrower on the Fifth Amendment

Effective Date pursuant to, and in the amount set forth in, the Credit Agreement and will become a Tranche B Lender under the Credit Agreement.
          4. Additional Extended Revolving Commitments. By executing this Amendment, each Extended Revolving Lender which is not a party to the Existing Credit Agreement will become an Extended Revolving Lender with an Extended Revolving Commitment in the amount by set forth in the Credit Agreement and will become an Extended Revolving Lender under the Credit Agreement.
          5. Representations and Warranties. The Borrower hereby confirms that the representations and warranties made by each Loan Party in or pursuant to the Loan Documents are true and correct in all material respects as if made as of the Fifth Amendment Effective Date (except to the extent any such representation and warranty relates to an earlier date, which such representation and warranty shall be true and correct in all material respects as of such earlier date). The Borrower represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          6. Effectiveness. This Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) on which:
               (a) The Administrative Agent shall have received this Amendment executed and delivered by the Required Lenders under the Existing Credit Agreement, the Majority Facility Lenders under the Tranche B-1 Facility, each Lender holding a commitment under the Extended Revolving Facility and each Lender holding a commitment to fund a loan under the Tranche B Term Facility on the Fifth Amendment Effective Date. The aggregate amount of the commitments under the Extended Revolving Facility shall not be less than $400,000,000, unless otherwise agreed by the Borrower and the Administrative Agent. The amount of the Tranche B Term Facility shall be at least $150,000,000.
               (b) The Administrative Agent shall have received this Amendment executed and delivered by the Borrower, and an acknowledgment and consent, substantially in the form of Exhibit B hereto, duly executed and delivered by the Loan Parties.
               (c) The Lenders party hereto, the Administrative Agent and the institutions acting as arrangers for this Amendment (the “Arrangers”) shall have received payment of all fees required to be paid, and all reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers for which invoices have been presented, in connection with this Amendment and the Credit Agreement on or prior to the Fifth Amendment Effective Date.
               (d) The Lenders shall have received projections of the Borrower and its Subsidiaries for each year through 2012.
               (e) The Lenders shall have received legal opinions in form and substance reasonably satisfactory to the Administrative Agent.
               (f) The Administrative Agent shall have received resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower and each other Loan Party certified by its secretary or assistant secretary as of the Fifth

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Amendment Effective Date, approving this Amendment, adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof.
               (g) The Administrative Agent shall have received specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of the Borrower and each other Loan Party, certified by the secretary or assistant secretary of such Borrower or Guarantor.
               (h) The Administrative Agent shall have received certificates issued as of a recent date by the Secretary of State of the respective jurisdictions of formation of the Borrower and each other Loan Party as to the due existence and good standing of such Person.
               (i) The Administrative Agent shall have received a notice of borrowing in respect of the Tranche B Term Loans requested to be made on the Fifth Amendment Effective Date in a form approved by the Administrative Agent.
               (j) The Tranche A Term Loans under the Existing Credit Agreement on the Fifth Amendment Effective Date shall have been prepaid in full with the proceeds of the Tranche B Term Loans. All Revolving Loans under the Existing Credit Agreement on the Fifth Amendment Effective Date and unpaid interest thereon together with unpaid commitment fees and letter of credit fees under the Revolving Facility, in each case accrued through the Fifth Amendment Effective Date, shall have been paid.
          7. Security Documents. (a) Within thirty days after the Fifth Amendment Effective Date, which date may be extended by the Administrative Agent in its sole discretion, the Security Documents shall be amended and confirmed on terms satisfactory to the Administrative Agent in order to secure the Obligations and related obligations.
          (b) The Lenders authorize the Loan Parties and the Administrative Agent to enter into amendments to the Security Documents in forms agreed upon by the Borrower and the Administrative Agent in order to clarify that (i) obligations of the Borrower and its Subsidiaries under Hedge Agreements with Lenders and their affiliates and Cash Management Obligations owed to Lenders and their affiliates will be guaranteed by the Borrower and the other Loan Parties pursuant to the Guarantee and Collateral Agreement and (ii) obligations of the Loan Parties to Lenders and their affiliates in respect of Hedge Agreements and Cash Management Obligations will be secured by the Collateral on a pari passu basis with the other Obligations (as defined in the Guarantee and Collateral Agreement).
          8. Amendment Fees. The Borrower hereby agrees to pay for the account of each Lender which approves this Amendment by delivering an executed counterpart hereof to the Administrative Agent at or prior to 5:00 P.M., New York City time, on the Fifth Amendment Effective Date, in an amount equal to (a) a commitment fee of 0.75% of the amount of the commitment of each Lender which has a commitment under the Extended Revolving Facility, (b) a syndication fee of 1.0% of the amount of the commitment of each Lender which has a commitment under the Tranche B Term Facility, and (c) a work fee of 0.10% of the amount of the Tranche B-1 Credit Linked Deposit Amount of each Lender, all such fees to be payable on the Fifth Amendment Effective Date.

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          9. Waivers. By executing this Amendment, each Lender party hereto agrees to waive any notice requirement set forth in Section 2.12 of the Existing Credit Agreement in connection with the repayment of the Tranche A Term Loans on the Fifth Amendment Effective Date.
          10. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Existing Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders and the Administrative Agent. Except as expressly amended hereby, the provisions of the Existing Credit Agreement are and shall remain in full force and effect.
          11. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied and electronic counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument. Each of this Amendment and the Credit Agreement is a Loan Document.
          12. GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.16 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
          (c) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Existing Credit Agreement or the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement.
          (d) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment and the Acknowledgement and Consent signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof.
          (e) The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).
          13. Severability. If any provision of this Amendment shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid,

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and in any event all other provisions hereof shall remain effective and binding on the parties hereto.
          14. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Signature Pages Follow]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TENNECO INC.
By:	/s/ John E. Kunz
	Name:	John E. Kunz
	Title:	Vice President, Treasurer & Tax

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 BANK OF AMERICA, N.A.,
By:	/s/ Charles A. McDonoll
	Name:	Charles A. McDonoll
	Title:	Senior Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 THE BANK OF NEW YORK MELLON
By:	/s/ Edward J. DeSalvio
	Name:	Edward J. DeSalvio
	Title:	Senior Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second
Amended and Restated Credit Agreement, dated as
of March 16, 2007

Callidus Debt Partners CLO Fund VII, Ltd.
By: GSO / Blackstone Debt Funds Management
       LLC as Collateral Manager

By:	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 CAPITAL ONE LEVERAGE FINANCE CORPORATION, as Lender
By:	/s/ Ron Walker
	Name:	Ron Walker
	Title:	SVP

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Citicorp North America, Inc.
By:	/s/ Wayne Beckmann
	Name:	Wayne Beckmann
	Title:	Managing Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Peter Wesemeier
	Name:	Peter Wesemeier
	Title:	Assistant Vice President

By:	/s/ Bryan Beck
	Name:	Bryan Beck
	Title:	Senior Associate

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Atrium VI
By:	Credit Suisse Alternative Capital, Inc., as collateral manager

By:	/s/ Thomas Flannery
	Name:	Thomas Flannery
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Madison Park Funding VI, Ltd.
By:	Credit Suisse Alternative Capital, Inc., as collateral manager

By:	/s/ Thomas Flannery
	Name:	Thomas Flannery
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 ColumbusNova CLO, LTD. 2006-I
By:	ColumbusNova Credit Investment Management LLC as Collateral Manager

By:	/s/ Glenn P. Duffy
	Name:	Glenn P. Duffy
	Title:	Principal

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 ColumbusNova CLO, LTD. 2006-II
By:	ColumbusNova Credit Investment Management LLC as Collateral Manager

By:	/s/ Glenn P. Duffy
	Name:	Glenn P. Duffy
	Title:	Principal

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

By:	/s/ Scottye Lindsey
	Name:	Scottye Lindsey
	Title:	Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 FIFTH THIRD BANK
By:	/s/ Kim Puszczewicz
	Name:	Kim Puszczewicz
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin CLO V, Limited
By:	/s/ David Ardini
	Name:	David Ardini, Franklin Advisers, Inc. as Collateral Manager
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin Floating Rate Daily Access Fund
By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin Floating Rate Master Series
By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin Templeton Series II Funds Franklin Floating Rate II Fund
By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ James M. Cunningham
	Name:	James M. Cunningham
	Title:	Duly Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 AVALON CAPITAL LTD. 3
By:	INVESCO Senior Secured Management, Inc. As Asset Manager

By:	/s/ Thomas Ewald
	Name:	Thomas Ewald
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 BELHURST CLO LTD.
By:	INVESCO Senior Secured Management, Inc. As Collateral Manager

By:	/s/ Thomas Ewald
	Name:	Thomas Ewald
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 KATONAH V, LTD.
By:	INVESCO Senior Secured Management, Inc. As Investment Manager

By:	/s/ Thomas Ewald
	Name:	Thomas Ewald
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 LOAN FUNDING IX LLC, for itself or as agent for Corporate Loan Funding IX LLC
By:	INVESCO Senior Secured Management, Inc. As Portfolio Manager

By:	/s/ Thomas Ewald
	Name:	Thomas Ewald
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 NAUTIQUE FUNDING LTD.
By:	INVESCO Senior Secured Management, Inc. As Collateral Manager

By:	/s/ Thomas Ewald
	Name:	Thomas Ewald
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 SARATOGA CLO I, LIMITED
By:	INVESCO Senior Secured Management, Inc. As the Asset Manager

By:	/s/ Thomas Ewald
	Name:	Thomas Ewald
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 WASATCH CLO LTD
By:	INVESCO Senior Secured Management, Inc. As Portfolio Manager

By:	/s/ Thomas Ewald
	Name:	Thomas Ewald
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 KATONAH 2007-I CLO LTD.
By:	/s/ Daniel Gilligan
	Name:	Daniel Gilligan
	Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 KATONAH VII CLO LTD.
By:	/s/ Daniel Gilligan
	Name:	Daniel Gilligan
	Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 KATONAH X CLO LTD.
By:	/s/ Daniel Gilligan
	Name:	Daniel Gilligan
	Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Golden Knight II CLO, Ltd.
By:	/s/ Elizabeth O. MacLean
	Name:	Elizabeth O. MacLean
	Title:	Portfolio Manager LORD ABBETT & CO. LLC AS COLLATERAL MANAGER

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Lord Abbett Investment Trust – Lord Abbett Floating Rate Fund
By:	/s/ Elizabeth O. MacLean
	Name:	Elizabeth O. MacLean
	Title:	Portfolio Manager

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 MORGAN STANLEY BANK, N.A.
By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 PNC Bank, National Association
By:	/s/ W.J. Bowne
	Name:	W.J. Bowne
	Title:	Senior Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 New York Life Insurance Company
By:	/s/ F. David Melka
	Name:	F. David Melka
	Title:	Corporate Vice President

New York Life Insurance and Annuity Corporation
By:	New York Life Investment Management LLC,
Its Investment Manager

By:	/s/ F. David Melka
	Name:	F. David Melka
	Title:	Director

MainStay Floating Rate Fund, a series of Eclipse Funds Inc.
By:	New York Life Investment Management LLC,
Its Investment Manager

By:	/s/ F. David Melka
	Name:	F. David Melka
	Title:	Director

MainStay VP Floating Rate Portfolio, a series of MainStay VP Series Fund, Inc. By: New York Life Investment Management LLC, Its Investment Manager

By:	/s/ F. David Melka
	Name:	F. David Melka
	Title:	Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second
Amended and Restated Credit Agreement, dated as
of March 16, 2007

Cent CDO 15 Limited
Columbia Management Investment Advisers, LLC,
fka RiverSource Investments, LLC
As Collateral Managers

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Assistant Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second
Amended and Restated Credit Agreement, dated as
of March 16, 2007

Cent CDO 12 Limited
Columbia Management Investment Advisers, LLC,
fka RiverSource Investments, LLC
As Collateral Managers

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second
Amended and Restated Credit Agreement, dated as
of March 16, 2007

Cent CDO 14 Limited
Columbia Management Investment Advisers, LLC,
fka RiverSource Investments, LLC
As Collateral Managers

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 The Royal Bank of Scotland plc
By:	/s/ Frank Guerra
	Name:	Frank Guerra
	Title:	Managing Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Ballantyne Funding LLC
By:	/s/ Stacy Lai
	Name:	Stacy Lai
	Title:	Assistant Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 THE BANK OF NOVA SCOTIA
By:	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Foothill CLO I, Ltd.
By:	The Foothill Group, Inc.,
as attorney-in-fact

By:	/s/ Scott P. Quigley
	Name:	Scott P. Quigley
	Title:	Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 The Foothill Group, Inc.
By:	/s/ Scott P. Quigley
	Name:	Scott P. Quigley
	Title:	Director

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 WELLS FARGO CAPITAL FINANCE, LLC, FORMERLY KNOWN AS WELL FARGO FOOTHILL, LLC, as a Lender
By:	/s/ Eunnie Kim
	Name:	Eunnie Kim
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 U.S. BANK NATIONAL ASSOCIATION as Lender
By:	/s/ N. Khanna
	Name:	Navneet Khanna
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

FIFTH AMENDMENT to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 The Sumitomo Trust and Banking Co., Ltd., New York Branch
By:	/s/ Albert C. Tew II
	Name:	Albert C. Tew II
	Title:	Vice President

[Tenneco — Fifth Amendment Signature Page]

Exhibit A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, as further amended)
among
TENNECO INC.,
as Borrower,
The Several Lenders
from Time to Time Parties Hereto,
CITICORP NORTH AMERICA, INC.,
DEUTSCHE BANK SECURITIES INC.
and
THE ROYAL BANK OF SCOTLAND PLC,
as Documentation Agents,
BANK OF AMERICA, N.A.,
as Syndication Agent,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of March 16, 2007
As Amended through the Fifth Amendment, dated as of June 3, 2010

J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

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          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 16, 2007 (amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, as further amended) and as amended through the Fifth Amendment dated as of June 3, 2010, among TENNECO INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CITICORP NORTH AMERICA, INC., DEUTSCHE BANK SECURITIES INC. and THE ROYAL BANK OF SCOTLAND PLC, as documentation agents (in such capacity, the “Documentation Agents”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent.
RECITALS
          1. The Borrower, the lenders and agents parties thereto and JPMorgan Chase Bank are parties to the Credit Agreement dated as of September 30, 1999, as amended and restated as of December 12, 2003, as further amended on April 30, 2004, November 17, 2004, February 17, 2005 and October 7, 2005, and as further amended and restated as of March 16, 2007 and as subsequently amended.
          2. This Agreement is being amended pursuant to the Fifth Amendment in order to extend the Revolving Termination Date of the Revolving Commitments of the Extended Revolving Lenders, provide the Tranche B Term Facility, and effect certain other amendments to this Agreement. Capitalized terms used in these Recitals shall have the meanings set forth in this Agreement unless the context otherwise requires.
          The parties hereto hereby agree to amend and restate this Agreement, as in effect prior to the Fifth Amendment Effective Date, as follows in order to give effect to the Fifth Amendment:
SECTION 1.
DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1%. For purposes hereof “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

          “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
          “Adjustment Date”: as defined in the Pricing Grid.
          “Administrative Agent”: JPMCB, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
          “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agents”: the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent.
          “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding and (iii) such Lender’s Tranche B-1 Credit Linked Deposit Amount then in effect or, if the Tranche B-1 Settlement Date has occurred, the amount of such Lender’s Tranche B-1 Extensions of Credit then outstanding.
          “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
          “Agreement”: this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.
          “Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Extended Revolving Loans and Swingline Loans	3.50%	4.50%
Non-Extended Revolving Loans	3.50%	4.50%
Tranche B Term Loans	3.75%	4.75%
Tranche B-1 Loans	4.00%	5.00%
provided that from and after the first Adjustment Date occurring after the Fifth Amendment Effective Date, the Applicable Margin with respect to Extended Revolving Loans, Swingline

Loans, Non-Extended Revolving Loans, Tranche B Term Loans and Tranche B-1 Loans will be determined pursuant to the Pricing Grid.
          “Applicable Prepayment Percentage”: (a) with respect to any prepayment of the Term Loans or reduction of the Total Tranche B-1 Credit Linked Deposit Amount required pursuant to Section 2.13(a) in connection with the issuance or incurrence of Indebtedness (i) 100% if the Consolidated Leverage Ratio is equal to or more than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter, (ii) 75% if the Consolidated Leverage Ratio is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter or (iii) 50% if the Consolidated Leverage Ratio is less than 2.5 to 1.0 as of the last day of the most recently ended fiscal quarter; (b) with respect to any prepayment of the Term Loans or reduction of the Total Tranche B-1 Credit Linked Deposit Amount required pursuant to Section 2.13(b) in connection with any Asset Sale or Recovery Event (i) if the Borrower’s corporate family rating is Baa3 or better from Moody’s or BBB- or better from S&P, 50% or (ii) otherwise, 100%; and (c) with respect to any prepayment of the Term Loans or reduction of the Total Tranche B-1 Credit Linked Deposit Amount required pursuant to Section 2.13(c) for any fiscal year, (i) 50% if the Consolidated Net Leverage Ratio is greater than or equal to 2.25 to 1.0 as of the last day of the most recently ended fiscal year or (ii) 0% if the Consolidated Net Leverage Ratio is less than 2.25 to 1.0 as of the last day of the most recently ended fiscal year.
          “Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.
          “Arrangers”: J.P. Morgan Securities Inc. and Banc of America Securities LLC.
          “Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (i), (j) or (n) of Section 7.5) that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries in excess of $5,000,000.
          “Assignee”: as defined in Section 10.6(c).
          “Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit E.
          “Assignor”: as defined in Section 10.6(c).
          “Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.10(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
          “Benchmark LIBOR Rate”: as defined in Section 2.4(d).
          “Benefitted Lender”: as defined in Section 10.7(a).

          “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
          “Borrower”: as defined in the preamble hereto.
          “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
          “Business”: as defined in Section 4.17(b).
          “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to (a) notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans or Tranche B-1 Loans (except with respect to any Tranche B-1 Loans which are deemed to be ABR Loans in accordance with Section 2.4(f)) or (b) determination of the Benchmark LIBOR Rate, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
          “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.
          “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or any United States branch of a foreign bank, in each case having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (together with any successor thereto, “S&P”) or P-2 by Moody’s Investors Service, Inc. (together with any successor thereto, “Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, equivalents of the investments described in clause (a) above to the extent guaranteed by any member state of the European Union or the country in which the Foreign Subsidiary operates and equivalents of the investments described in clause (b) above issued, accepted or offered by any commercial bank organized under the laws of a member state of the European Union or the jurisdiction of organization of the applicable Foreign Subsidiary having at the acquisition thereof combined capital and surplus of not less than $250,000,000.
          “Cash Management Obligations”: as defined in the Guarantee and Collateral Agreement. The parties hereto acknowledge and agree that the term “Cash Management Obligations” for purposes of this Agreement and the other Loan Documents includes, to the extent not expressly set forth in the definition thereof or otherwise included as “Obligations” under the Guarantee and Collateral Agreement, up to $30,000,000 at any time of obligations of the Borrower and its Subsidiaries in respect of working capital and long term credit agreements, credit facilities supporting letters of credit and/or bank issued guarantees and foreign exchange lines of credit provided by any Lender (or any Affiliate of a Lender) with the result that such obligations will be secured on a pari passu basis with the Facilities.
          “Cash Pooling Agreement”: any agreement, substantially in the form of the Cash Pooling Agreement dated August 4, 2006 among Tenneco Management (Europe) Limited, Tenneco Canada Inc. and ABN AMRO Bank N.V. (the “Existing Pooling Agreement”), by and among Borrower and/or any of its Subsidiaries, on the one hand, and one or more banks or similar financing institutions, on the other hand, together with any documents evidencing or governing any obligations relating thereto (including any guarantee agreements and security documents contemplated by or customary in connection with the Existing Pooling Agreement), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, in whole or in part, obligations (or adding Foreign Subsidiaries as additional parties or other Subsidiaries as guarantors thereunder) under any such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders, provided that the terms of any such amendment, restatement, supplement or modification, extension, refinancing, replacement or other agreement are similar in all material respects to those in the Existing Pooling Agreement. The Cash Pooling Agreements provide a cash management system for Foreign Subsidiaries of the Borrower, and obligations of Foreign Subsidiaries thereunder may be guaranteed by the Borrower and its Domestic

Subsidiaries, provided, however, that neither the Borrower nor any of its Domestic Subsidiaries may grant a security interest in the Collateral or their other assets for the purpose of such guarantee except to the extent the secured party is a Lender (or any Affiliate of a Lender).
          “Closing Date”: March 16, 2007.
          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
          “Commitment”: as to any Lender, the sum of the Tranche B-1 Credit Linked Deposit Amount and the Revolving Commitment of such Lender.
          “Commitment Fee Rate”: 0.75% per annum in the case of the Extended Revolving Facility and 0.50% per annum in the case of the Non-Extended Revolving Facility; provided that on and after the first Adjustment Date occurring after the Fifth Amendment Effective Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.
          “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.
          “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
          “Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.
          “Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans, Swingline Loans or Tranche B-1 Loans to the extent otherwise included therein.
          “Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Senior Subordinated Notes, the Senior Unsecured Notes and/or the Second Lien Notes and (g) any other non-cash charges (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), and minus, to the extent taken into account in calculating Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of a Financial Covenant, if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $5,000,000. In addition, Consolidated EBITDA for each fiscal quarter of the Borrower shall be increased by the amount of cash restructuring charges and related expenses associated with restructurings undertaken by the Borrower and/or its Subsidiaries in the United States and/or internationally included in the calculation of Consolidated Net Income for such fiscal quarter, provided that the aggregate amount of such cash restructuring charges announced and taken, in each case, after the Fifth Amendment Effective Date shall not exceed $60,000,000. For purposes of the foregoing sentence, “cash” restructuring charges and related expenses shall be deemed to include any accrual of or reserve for cash restructuring charges and related expenses for any future period. In addition, for purposes of calculating any Financial Covenant, Consolidated EBITDA for each fiscal quarter of the Borrower (beginning with the first fiscal quarter in fiscal year 2007) shall be increased (but not by more than $4,000,000 in each of fiscal years 2007, 2008 and 2009, and $7,000,000 in each fiscal year beginning in fiscal year 2010) by the amount of aftermarket acquisition costs of the Borrower and its Subsidiaries to the extent such costs otherwise reduce Consolidated EBITDA for such fiscal quarter. In addition, in the event that any Permitted Sale/Leaseback results in the Borrower or a Subsidiary entering into an operating lease, then Consolidated EBITDA for any period shall be deemed to be increased by the amount of lease payments under such operating lease made during such period.
          “Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
          “Consolidated Interest Expense”: for any period, total interest expense of the Borrower and its Subsidiaries for such period determined in accordance with GAAP (excluding (i) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Senior Subordinated Notes, the Senior Unsecured Notes and/or the Second Lien Notes, (ii) upfront fees paid in connection with the Fifth Amendment, and (iii) any writeoff of amortized debt issuance costs upon any prepayment of the Senior Subordinated Notes, the Second Lien Notes or the Senior Unsecured Notes), net of interest income. Notwithstanding the foregoing, in the event that Borrower or a Subsidiary has entered into an operating lease in connection with a

Permitted Sale/Leaseback, then Consolidated Interest Expense for any period shall be deemed to be increased by the interest component of lease payments under such operating lease made during such period (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11).
          “Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt plus (to the extent not included in Consolidated Total Debt) the Domestic Receivables Program Amount on such day to (b) Consolidated EBITDA for such period. Notwithstanding the foregoing, in the event that the Borrower or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback then for purposes of calculating the Consolidated Leverage Ratio on any day, Consolidated Total Debt shall be deemed to be increased by the remaining unamortized principal component of such operating lease (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11). For purposes of calculating the Consolidated Leverage Ratio, any Indebtedness (“New Indebtedness”) incurred to refinance existing Indebtedness of the Borrower (“Existing Indebtedness”) shall be excluded in calculating Consolidated Total Debt, as long as and to the extent (i) such Existing Indebtedness shall still be outstanding as of the calculation date and shall have been counted for purposes of calculating the Consolidated Leverage Ratio, (ii) the Borrower shall have begun a tender offer or solicitation to purchase such Existing Indebtedness or shall have irrevocably called such Existing Indebtedness for payment and (iii) proceeds of such New Indebtedness are used to repay the Existing Indebtedness within sixty (60) days after the incurrence thereof.
          “Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary. Notwithstanding the foregoing, any reduction to Consolidated Net Income otherwise required by the Borrower’s adoption of FAS 123R shall be disregarded in calculating Consolidated Net Income.
          “Consolidated Net Leverage Ratio”: at the last day of any period, the ratio of (a) Consolidated Total Debt plus (to the extent not included in Consolidated Total Debt) the Domestic Receivables Program Amount on such day, less the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries in excess of $50,000,000 (such excess amount not to exceed $150,000,000) to (b) Consolidated EBITDA for such period. Notwithstanding the foregoing, in the event that the Borrower or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback then for purposes of calculating the Consolidated Net Leverage Ratio on any day, Consolidated Total Debt shall be deemed to be increased by the remaining unamortized principal component of such operating lease (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11). For purposes of calculating the Consolidated Net Leverage Ratio, any New Indebtedness incurred to refinance Existing Indebtedness shall be excluded in calculating Consolidated Total Debt, as long as and to the extent (i) such Existing Indebtedness shall still be outstanding as of the calculation date and shall have been counted for purposes of calculating the Consolidated Net Leverage Ratio, (ii) the Borrower shall have begun a tender offer or solicitation to purchase such Existing Indebtedness or shall have irrevocably called such Existing Indebtedness for payment and (iii) proceeds of such New Indebtedness are used to repay the Existing Indebtedness within sixty (60) days after the incurrence thereof.
          “Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.
          “Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
          “Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.
          “Continuing Directors”: the directors of the Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.
          “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that (a) in the case of any Revolving Lender, has (i) failed to fund any portion of its Revolving Loans or participations in Revolving Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding has not been satisfied, (ii) notified the Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (iii) failed, within five Business Days after receipt of request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Revolving Letters of Credit and Swingline Loans or (iv) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (b) in the case of any Lender, has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (b), the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder; provided, that a Lender will not qualify as a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in a Defaulting Lender or any Person controlling a Defaulting Lender, or the exercise of control over such Lender or any Person controlling such Lender, by a governmental authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
          “Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than any transaction for purposes of collateral or security to the extent permitted hereunder). The terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Documentation Agents”: as defined in the preamble hereto.
          “Dollars” and “$”: dollars in lawful currency of the United States.
          “Domestic Receivables Program Amount”: at any time, the aggregate principal amount of proceeds received by the Borrower and its domestic Subsidiaries from parties outside of the Borrower’s consolidated group and which remain outstanding at such time in connection with a Permitted Receivables Financing, together with the aggregate funded amount relating to all factoring programs, in each case of the Borrower and its domestic Subsidiaries.
          “Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.
          “Early Maturity Date”: (a) with respect to the Tranche B-1 Facility, the earlier of (i) in the event that all the Second Lien Notes have not been refinanced or the maturity thereof has not been extended in a transaction permitted by this Agreement prior to December 15, 2012 to a date not earlier than September 30, 2014, December 15, 2012 and (ii) in the event that all the Second Lien Notes have been refinanced or the maturity thereof has been extended to a date prior to September 30, 2014, the date which is six months prior to the date to which the Second Lien Notes have been refinanced or for which the maturity has been extended; (b) with respect to the Tranche B Term Facility, 91 days prior to the earliest scheduled maturity of (i) the Second Lien Notes and any refinancing thereof permitted by this Agreement and (ii) the Senior Subordinated Notes and any refinancing thereof permitted by this Agreement; and (c) with respect to the Extended Revolving Facility, 91 days prior to the earliest of (i) the Tranche B-1 Final Maturity Date and the earliest scheduled maturity of any refinancing of the Tranche B-1 Facility and (ii) the earliest scheduled maturity of the Second Lien Notes and any refinancing thereof. For the purposes of this definition, Second Lien Notes shall not be deemed to include any Senior Unsecured Notes.
          “Environmental Laws”: as to any Person, any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate. Notwithstanding the foregoing, Tranche B-1 Loans shall not be considered Eurodollar Loans for purposes of the Loan Documents.
          “Eurodollar Rate”: with respect to each day during (a) each Interest Period pertaining to a Eurodollar Loan or a Tranche B-1 Loan (except with respect to any Tranche B-1 Loans which are deemed to be ABR Loans in accordance with Section 2.4(f)), as the case may be, or (b) each calendar month for which the Tranche B-1 Eurodollar Rate is being determined for purposes of Section 2.4(e), the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on such screen), the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
          “Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
          “Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization)

deducted in arriving at such Consolidated Net Income, (iii) an amount equal to the aggregate net decrease in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) an amount equal to the aggregate net increase in Consolidated Working Capital attributable to foreign currency translation adjustments of the Borrower and its Subsidiaries during such fiscal year, (vi) an amount equal to the aggregate net non-cash increase in Consolidated Working Capital of the Borrower and its Subsidiaries during such fiscal year, (vii) an amount equal to the non-cash, non-current deferred income tax expense deducted in arriving at Consolidated Net Income, and (viii) pension expenses of the Borrower and its Subsidiaries in such period, over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures, any such expenditures financed with the proceeds of any Reinvestment Deferred Amount and any Capital Expenditures with respect to which the Borrower delivered a certificate pursuant to the immediately following clause (iii) in connection with the calculation of Excess Cash Flow immediately prior fiscal year), (iii) the aggregate amount of Capital Expenditures that the Borrower or any of its Subsidiaries became obligated to make but that are not made during such fiscal year, provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such fiscal year, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures will be made in the following year, (iv) the net amount of all prepayments of Tranche B-1 Loans, Revolving Loans and Swingline Loans and other revolving credit facilities during such fiscal year and all optional prepayments of the Term Loans during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year, (vi) an amount equal to the aggregate net increase in Consolidated Working Capital for such fiscal year, (vii) an amount equal to the aggregate net cash gains on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (viii) an amount equal to Investments permitted by Section 7.8 made by the Borrower and its Subsidiaries during such fiscal year, (ix) an amount equal to the aggregate net cash gains on the Disposition of property by the Borrower and its Subsidiaries consisting of Asset Sales the Net Cash Proceeds of which are required to be applied during such fiscal year to the prepayment of the Term Loans or the reduction of the Total Tranche B-1 Credit Linked Deposit Amount pursuant to Section 2.13, (x) an amount equal to the aggregate net decrease in Consolidated Working Capital attributable to foreign currency translation adjustments of the Borrower and its Subsidiaries during such fiscal year, (xi) an amount equal to the aggregate net non-cash decrease in Consolidated Working Capital of the Borrower and its Subsidiaries during such fiscal year, (xii) an amount equal to non-cash, non-current deferred income tax benefit included in arriving at Consolidated Net Income, (xiii) pension contributions paid in cash by the Borrower and its Subsidiaries during such period, and (xiv) amounts expended to purchase and cancel or redeem the Borrower’s Senior Unsecured Notes as permitted by the last sentence of Section 7.15.
          “Excess Cash Flow Application Date”: as defined in Section 2.13(c).

          “Exchange Act”: the Securities Exchange Act of 1934, as amended.
          “Excluded Subsidiary”: (i) any Foreign Subsidiary, (ii) any other Subsidiary if and at such time as the Borrower and its Subsidiaries own Capital Stock representing less than 80% of the ordinary voting power of such other Subsidiary, (iii) any Immaterial Domestic Subsidiary and (iv) any Finance Subsidiary if the execution and delivery of any Loan Document by such Finance Subsidiary would materially adversely affect the treatment of any Permitted Receivables Financing as a true sale transaction.
          “Existing Credit Agreement”: as defined in the recitals hereto.
          “Existing Indebtedness”: as defined in the definition of “Consolidated Leverage Ratio”.
          “Extended Available Revolving Commitment”: as to any Extended Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Extended Revolving Lender’s Extended Revolving Commitment then in effect over (b) such Extended Revolving Lender’s Revolving Extensions of Credit with respect to the Extended Revolving Facility.
          “Extended Revolving Commitment”: as to any Extended Revolving Lender, the obligation of such Extended Revolving Lender, if any, to make Extended Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Extended Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
          “Extended Revolving Facility”: the Extended Revolving Commitments and the extensions of credit made thereunder.
          “Extended Revolving Lender”: each Lender that has an Extended Revolving Commitment or that holds Extended Revolving Loans, including each Lender that became a party hereto as of the Fifth Amendment Effective Date.
          “Extended Revolving Loan”: a Loan made pursuant to the Extended Revolving Facility.
          “Extended Revolving Percentage”: as to any Extended Revolving Lender at any time, the percentage which such Lender’s Extended Revolving Commitment then constitutes of the Total Extended Revolving Commitments (or, at any time after the Extended Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Extended Revolving Loans then outstanding constitutes of the aggregate principal amount of the Extended Revolving Loans then outstanding).
          “Extended Revolving Termination Date”: the date which is the earliest to occur of (a) May 31, 2014, (b) the date on which the Extended Revolving Commitments are terminated, and (c) the Early Maturity Date.

          “Facility”: each of (a) the Tranche B Term Loans (the “Tranche B Term Facility”), (b) the Tranche B-1 Credit Linked Deposit Amounts and the Tranche B-1 Loans made and the Tranche B-1 Letters of Credit issued thereunder (the “Tranche B-1 Facility”), (c) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”, which shall be comprised of the Non-Extended Revolving Facility and the Extended Revolving Facility), and (d) each other credit facility that may be added to this Agreement after the date hereof.
          “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
          “Fifth Amendment”: the Fifth Amendment dated as of June 3, 2010 to this Agreement.
          “Fifth Amendment Effective Date”: June 3, 2010.
          “Finance Subsidiary”: Tenneco Automotive RSA Company and any other Wholly Owned Subsidiary of the Borrower that is formed for the sole purpose of engaging in Permitted Receivables Financings.
          “Financial Covenant”: any of the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio, the Consolidated Net Leverage Ratio and the Senior Secured Leverage Ratio.
          “First Priority Claims”: as defined in the Intercreditor Agreement.
          “Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.
          “Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.
          “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
          “GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of the definition of “Applicable Prepayment Percentage” or any Financial Covenant, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1, provided that, if the Borrower notifies the Administrative Agent within one year after the effectiveness of any applicable Accounting Change (as defined below) that the Borrower requests an amendment to any provision hereof to eliminate the effect of such Accounting Change or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower within one year after the effectiveness of any such Accounting Change that the Administrative Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such Accounting Change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “Accounting Change” refers to a change after the date hereof in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
          “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
          “Granting Bank”: as defined in Section 10.6(d).
          “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement dated as of March 16, 2007 executed and delivered by the Borrower and each Subsidiary Guarantor pursuant to the Existing Credit Agreement, a copy of which as amended and supplemented to the date hereof is attached hereto as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.
          “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
          “Guarantors”: the collective reference to the Subsidiary Guarantors and any other Person that guarantees payment of all or a portion of the Obligations.
          “Hart County Facility”: the facility owned on the Fifth Amendment Effective Date by TAOC located in Hart County, Georgia.
          “Hart County Facility IDB Transaction”: (i) the transfer by TAOC of the Hart County Facility to the Hart County Industrial Building Authority in exchange for $42,000,000 of industrial development bond financing, (ii) the lease back by TAOC of the Hart County Facility and (iii) all related transactions.
          “Hedge Agreements”: all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
          “Immaterial Domestic Subsidiary”: at any time, any Domestic Subsidiary of the Borrower having total assets (as determined in accordance with GAAP) in an amount of less than 1% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries; provided, however, that the total assets (as so determined) of all Immaterial Domestic Subsidiaries shall not exceed 5% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries. In the event that total assets of all Immaterial Domestic Subsidiaries exceed 5% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries, the Borrower will designate Domestic Subsidiaries which would otherwise constitute Immaterial Domestic Subsidiaries to be excluded as Immaterial Domestic Subsidiaries until such 5% threshold is met.
          “Immaterial Subsidiary”: at any time, any Subsidiary of the Borrower (i) having total assets (as determined in accordance with GAAP) in an amount of less than 1% of Consolidated Total Assets of the Borrower and its Subsidiaries and (ii) contributing less than 1% to Consolidated EBITDA for the period of twelve consecutive fiscal months most recently ended for which financial statements are available; provided, however, that the total assets (as so determined) and Consolidated EBITDA contribution (as so determined) of all Immaterial Subsidiaries shall not exceed 5% of Consolidated Total Assets of the Borrower and its Subsidiaries or 5% of Consolidated EBITDA for the relevant period, as the case may be. In the event that total assets of all Immaterial Subsidiaries exceed 5% of Consolidated Total Assets of the Borrower and its Subsidiaries or the total contribution to Consolidated EBITDA of all Immaterial Subsidiaries exceeds 5% of Consolidated EBITDA for the relevant period, as the case may be, the Borrower will designate Subsidiaries which would otherwise constitute Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such 5% thresholds are met.

          “Incremental Facility”: as defined in Section 2.27.
          “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than any such obligations incurred in the ordinary course of such Person’s business maturing less than one (1) year from the creation thereof), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than an operating lease, synthetic lease or similar arrangement), (d) for the purposes of Sections 7.2 and 8(e) only, all indebtedness created or arising under any conditional sale or other title retention agreement (other than an operating lease) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) for the purposes of Sections 7.2 and 8(e) only, all Capital Lease Obligations of such Person, provided that Capital Lease Obligations of such Person arising from Permitted Sale/Leasebacks shall be Indebtedness for purposes of any Financial Covenant and related defined terms, (f) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person, contingent or otherwise, as an account party under acceptances, surety bonds or similar arrangements (other than obligations arising out of endorsements of instruments for deposit or collection in the ordinary course of business), (g) all unpaid reimbursement obligations of such Person in respect of drawings under letters of credit and, for purposes of Sections 7.2 and 8(e) only, the face amount of all letters of credit issued for the account of such Person, (h) for the purposes of Sections 7.2 and 8(e) only, all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (i) without limitation of the foregoing, all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided that the amount of any such obligation shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. Notwithstanding the foregoing, obligations of the Borrower and its Subsidiaries in respect of bankers’ acceptances issued through joint ventures in the People’s Republic of China up to an aggregate amount at any time outstanding of $20,000,000 shall not constitute Indebtedness.
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          “Intercreditor Agreement”: the Intercreditor Agreement dated as of June 19, 2003 entered into among the collateral agent for the Second Lien Note Holders, the Administrative Agent and the Borrower, a copy of which is attached hereto as Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.
          “Interest Payment Date”: (a) as to any ABR Loan (other than any Tranche B-1 Loans which are deemed to be ABR Loans in accordance with Section 2.4(f)), the second Business Day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan, any Swingline Loan and any Tranche B-1 Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Tranche B-1 Loan (including any Tranche B-1 Loans which are deemed to be ABR Loans in accordance with Section 2.4(f)), the third Business Day of each calendar month to occur while such Tranche B-1 Loan is outstanding.
          “Interest Period”: (a) as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one or two weeks, or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, or any other period agreed upon between the Borrower and the Lenders; (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one or two weeks, or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (B) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date, in the case of the Revolving Facility, beyond the Tranche B Final Maturity Date, in the case of the Tranche B Term Facility, or beyond the Tranche B-1 Final Maturity Date or the Early Maturity Date, as applicable in the case of the Tranche B-1 Facility;
     (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month unless such Interest Period has a duration of less than one month; and

     (D) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.
     (b) as to any Tranche B-1 Loan, each period commencing on the first day of the next succeeding calendar month and ending on the last day of such next succeeding calendar month, except to the extent otherwise provided in Section 2.4(f).
          “Investments”: as defined in Section 7.8.
          “Issuing Lender”: JPMCB or any other Lender requested by the Borrower and reasonably acceptable to the Administrative Agent which agrees to act as an Issuing Lender hereunder, in its capacity as issuer of any Letter of Credit.
          “Joint Venture”: any Person in which the Borrower and/or its Subsidiaries hold less than a majority of the Capital Stock, and which does not constitute a Subsidiary of the Borrower, whether direct or indirect.
          “JPMCB”: JPMorgan Chase Bank, N.A.
          “L/C Fee Payment Date”: in the case of Revolving Letters of Credit, the second Business Day of each January, April, July or October and the last day of the Revolving Commitment Period; and, in the case of the Tranche B-1 Letters of Credit, the third Business Day of each calendar month and the Early Maturity Date or the Tranche B-1 Final Maturity Date, as applicable.
          “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
          “L/C Participants”: (a) in the case of Revolving Letters of Credit, the collective reference to all the Extended Revolving Lenders other than the Issuing Lender; and (b) in the case of Tranche B-1 Letters of Credit, the collective reference to all the Tranche B-1 Lenders.
          “Lender Affiliate”: (a) with respect to any Lender (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Lenders”: as defined in the preamble hereto.
          “Letters of Credit”: the collective reference to the Revolving Letters of Credit and the Tranche B-1 Letters of Credit.

          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Loan”: any loan made by any Lender pursuant to this Agreement.
          “Loan Documents”: this Agreement, the Security Documents, the Intercreditor Agreement and the Notes, as the same may be amended, modified or supplemented from time to time.
          “Loan Parties”: the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.
          “Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans, the Total Revolving Extensions of Credit (excluding Revolving Extensions of Credit held by Defaulting Lenders) under the Extended Revolving Facility, the Total Revolving Extensions of Credit (excluding Revolving Extensions of Credit held by Defaulting Lenders) under the Non-Extended Revolving Facility, or the Total Tranche B-1 Extensions of Credit, as the case may be, outstanding under such Facility or (i) in the case of the Extended Revolving Facility, prior to any termination of the Extended Revolving Commitments, the holders (other than Defaulting Lenders) of more than 50% of the Total Extended Revolving Commitments (excluding Extended Revolving Commitments of Defaulting Lenders), and (ii) in the case of the Non-Extended Revolving Facility, prior to any termination of the Non-Extended Revolving Commitments, the holders (other than Defaulting Lenders) of more than 50% of the Total Non-Extended Revolving Commitments (excluding Non-Extended Revolving Commitments of Defaulting Lenders).
          “Material Adverse Effect”: a material adverse effect on (a) the Transaction or (b) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.
          “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
          “Moody’s”: as defined in the definition of “Cash Equivalents”.
          “Mortgaged Properties”: the real properties subject to the Mortgages designated in Schedule 1.1B and any other real properties required to be mortgaged pursuant to Section 6.9.
          “Mortgages”: each of the mortgages and deeds of trust described in Schedule 1.1B and each other mortgage or deed of trust made on or after the Closing Date by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D to the Existing Credit Agreement (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.
          “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith.
          “New Indebtedness”: as defined in the definition of “Consolidated Leverage Ratio”.
          “New Unsecured Indebtedness”: unsecured Indebtedness of the Borrower referred to in Section 7.2(p) or (q).
          “New Unsecured Indebtedness Agreement”: any indenture, credit agreement or similar document governing any New Unsecured Indebtedness, and all material related agreements.
          “Non-Excluded Taxes”: as defined in Section 2.21(a).
          “Non-Extended Revolving Commitment”: as to any Non-Extended Revolving Lender, the obligation of such Non-Extended Revolving Lender, if any, to make Non-Extended Revolving Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Non-Extended Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
          “Non-Extended Revolving Facility”: the Non-Extended Revolving Commitments and the extensions of credit made thereunder.
          “Non-Extended Revolving Lender”: each Lender that has a Non-Extended Revolving Commitment or that holds Non-Extended Revolving Loans.
          “Non-Extended Revolving Loan”: a Loan made pursuant to the Non-Extended Revolving Facility.

          “Non-Extended Revolving Percentage”: as to any Non-Extended Revolving Lender at any time, the percentage which such Lender’s Non-Extended Revolving Commitment then constitutes of the Total Non-Extended Revolving Commitments (or, at any time after the Non-Extended Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Non-Extended Revolving Loans then outstanding constitutes of the aggregate principal amount of the Non-Extended Revolving Loans then outstanding).
          “Non-Extended Revolving Termination Date”: the date which is earlier to occur of (a) the fifth anniversary of the Closing Date and (b) the date on which the Non-Extended Revolving Commitments are terminated.
          “Non-U.S. Lender”: as defined in Section 2.21(d).
          “Notes”: the collective reference to any promissory note evidencing Loans.
          “Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements or Cash Management Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, Cash Management Obligations, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
          “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder (exclusive of any franchise tax or any tax assessment on the overall net income of a recipient) or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Participant”: as defined in Section 10.6(b).
          “Patriot Act”: the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 or any subsequent legislation that amends, supplements or supersedes such Act.
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
          “Permitted Receivables Financing”: (a) any sale by the Borrower or a Domestic Subsidiary of accounts receivable to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) by the Finance Subsidiary, in each case without any guarantee by the Borrower or any other Subsidiary thereof, provided, however, that (i) the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions entered into after the date hereof must be reasonably acceptable to the Administrative Agent and (b) any sale or financing by any Foreign Subsidiary to or with local buyers or lenders of accounts receivable in the ordinary course of business, in each case without any guarantee by the Borrower or any Domestic Subsidiary. The aggregate principal amount of the proceeds received from parties outside of Borrower’s consolidated group and which remains outstanding in all transactions described in the preceding clauses (a) and (b) will not exceed $250,000,000 at any time and from time to time. In addition to receivables and their proceeds, the assets transferred in a Permitted Receivables Financing may include (i) any collateral for transferred receivables (other than any interest in goods the sale of which gave rise to such receivables) and any agreements supporting or securing payment of transferred receivables, (ii) any service contracts or other agreements associated with such receivables and records relating to such receivables, (iii) any bank account or lock box maintained primarily for the purpose of receiving collections of transferred receivables and (iv) proceeds of all of the foregoing.
          “Permitted Refinancing Indebtedness”:
          (a) with respect to the Senior Subordinated Notes, subordinated Indebtedness of the Borrower which satisfies the following conditions: (i) such Indebtedness (including permitted guarantees thereof described in clause (v) below) is at least as subordinated in right of payment and otherwise to the Obligations and other senior Indebtedness as are the Senior Subordinated Notes, (ii) the principal amount of such Indebtedness is no greater than the sum of the principal amount of the Senior Subordinated Notes being refinanced plus any fees and premiums arising in connection with such refinancing, (iii) such Indebtedness has no required (scheduled and mandatory) principal payments prior to the date which is six months after the Tranche B Final Maturity Date (or, if later, six months after the then scheduled final maturity date of any Incremental Facility) (other than pursuant to change of control and asset sale covenants substantially similar to those in the Senior Subordinated Note Indenture), (iv) the material terms of such Indebtedness in the aggregate are at least as favorable to the Borrower and its Subsidiaries as are the Senior Subordinated Notes and guarantees thereof by Subsidiaries (provided, however, that notwithstanding the foregoing, the terms of the interest or dividend rate, yields and redemption prices in respect of such refinancing subordinated Indebtedness need not be as favorable to the Borrower and its Subsidiaries as are the corresponding terms in the Senior Subordinated Notes so long as such terms in the aggregate are in the reasonable judgment of the Borrower at least as favorable to the Borrower and its Subsidiaries as are the corresponding terms of similar securities issued by similarly situated issuers after taking into account the then prevailing market conditions) and (v) if required to be guaranteed, such Indebtedness is guaranteed only by Subsidiaries which have guaranteed payment of the Obligations pursuant to subordination and guarantee provisions at least as favorable to the holders of the Obligations as are those in the Senior Subordinated Note Indenture;
          (b) with respect to the Second Lien Notes, Indebtedness of the Borrower which satisfies the following conditions: (i) such Indebtedness is unsecured or, if such Indebtedness is secured, the intercreditor arrangements with respect to such Indebtedness (including subordination of liens) are at least as favorable to the holders of the Obligations as are set forth in the Intercreditor Agreement with respect to the Second Lien Notes, (ii) the principal amount of such Indebtedness is no greater than the sum of the principal amount of the Second Lien Notes being refinanced plus any fees and premiums arising in connection with such refinancing, (iii) such Indebtedness has no required (scheduled and mandatory) principal payments prior to the date which is six months after the Tranche B Final Maturity Date (or, if later, six months after the then scheduled final maturity date of any Incremental Facility) (other than pursuant to change of control and asset sale covenants substantially similar to those in the Second Lien Note Indenture or that, in the reasonable judgment of the Borrower, are at least as favorable to the Borrower and its Subsidiaries as are the corresponding terms of similar Indebtedness issued by similarly-situated issuers after taking into account the then-prevailing market conditions), (iv) the material terms of such Indebtedness in the aggregate are at least as favorable to the Borrower and its Subsidiaries as are the Second Lien Notes (provided, however, that notwithstanding the foregoing, the terms of such Indebtedness need not be as favorable to the Borrower and its Subsidiaries as are the corresponding terms in the Second Lien Notes so long as such terms in the aggregate are in the reasonable judgment of the Borrower at least as favorable to the Borrower and its Subsidiaries as are the corresponding terms of similar Indebtedness issued by similarly situated issuers after taking into account the then prevailing market conditions) and (v) if required to be guaranteed, such Indebtedness is guaranteed only by Subsidiaries which have guaranteed payment of the Obligations pursuant to guarantee provisions at least as favorable to the holders of the Obligations as are those in the Second Lien Note Indenture;
          (c) with respect to the Senior Unsecured Notes, Indebtedness of the Borrower which satisfies the following conditions: (i) such Indebtedness is unsecured, (ii) the principal amount of such Indebtedness is no greater than the sum of the principal amount of the Senior Unsecured Notes being refinanced plus any fees and premiums arising in connection with such refinancing, (iii) such Indebtedness has no required (scheduled and mandatory) principal payments prior to the date which is six months after the Tranche B Final Maturity Date (or, if later, six months after the then scheduled final maturity date of any Incremental Facility) (other than pursuant to change of control and asset sale covenants substantially similar to those in the Senior Unsecured Note Indenture), (iv) the material terms of such Indebtedness in the aggregate are at least as favorable to the Borrower and its Subsidiaries as are the Senior Unsecured Notes and guarantees thereof by Subsidiaries (provided, however, that notwithstanding the foregoing, the terms of the interest or dividend rate, yields and redemption prices in respect of such refinancing Indebtedness need not be as favorable to the Borrower and its Subsidiaries as are the corresponding terms in the Senior Unsecured Notes so long as such terms in the aggregate are in the reasonable judgment of the Borrower at least as favorable to the Borrower and its Subsidiaries as are the corresponding terms of similar securities issued by similarly situated issuers after taking into account the then prevailing market conditions) and (v) if required to be guaranteed, such Indebtedness is guaranteed only by Subsidiaries which have guaranteed payment of the Obligations pursuant to guarantee provisions at least as favorable to the holders of the Obligations as are those in the Senior Unsecured Note Indenture; and
          (d) with respect to any other Indebtedness (the “Original Indebtedness”) of the Borrower, Indebtedness (“Refinancing Indebtedness”) of the Borrower which satisfies the following conditions: (i) if the Original Indebtedness is subordinated in right of payment, the Refinancing Indebtedness (including permitted guarantees thereof described in clause (vi) below)

is at least as subordinated in right of payment and otherwise to the Obligations and other senior Indebtedness as is the Original Indebtedness, (ii) if the Original Indebtedness is secured, the Refinancing Indebtedness is unsecured or, if the Refinancing Indebtedness is secured, the intercreditor arrangements with respect to such Refinancing Indebtedness (including subordination of liens) are at least as favorable to the holders of the Obligations as are those applicable to the Original Indebtedness, (iii) the principal amount of the Refinancing Indebtedness is no greater than the sum of the principal amount of the Original Indebtedness being refinanced plus any fees and premiums arising in connection with such refinancing, (iv) the Refinancing Indebtedness has no required (scheduled and mandatory) principal payments prior to the date which is six months after the Tranche B Final Maturity Date (or, if later, six months after the then scheduled final maturity date of any Incremental Facility) (other than pursuant to change of control and asset sale covenants substantially similar to those in the Original Indebtedness or that, in the reasonable judgment of the Borrower, are at least as favorable to the Borrower and its Subsidiaries as are the corresponding terms of similar Indebtedness issued by similarly-situated issuers after taking into account the then-prevailing market conditions), (v) the material terms of the Refinancing Indebtedness in the aggregate are at least as favorable to the Borrower and its Subsidiaries as the Original Indebtedness and guarantees thereof by Subsidiaries (provided, however, that notwithstanding the foregoing, the terms of the interest or dividend rate, yields and redemption prices in respect of the Refinancing Indebtedness need not be as favorable to the Borrower and its Subsidiaries as are the corresponding terms in the Original Indebtedness so long as such terms in the aggregate are in the reasonable judgment of the Borrower at least as favorable to the Borrower and its Subsidiaries as are the corresponding terms of similar securities issued by similarly situated issuers after taking into account the then prevailing market conditions) and (vi) if required to be guaranteed, the Refinancing Indebtedness is guaranteed only by Subsidiaries which have guaranteed payment of the Obligations pursuant to subordination (if applicable) and guarantee provisions at least as favorable to the holders of the Obligations as are those in the Original Indebtedness.
          “Permitted Sale/Leasebacks”: as defined in Section 7.11.
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Pricing Grid”: the pricing grid attached hereto as Annex A.
          “Properties”: as defined in Section 4.17(a).
          “Qualified Capital Stock”: Capital Stock of the Borrower in respect of which no scheduled, mandatory or required payments are due (other than payments in kind) prior to the date which is six months after the Tranche B-1 Final Maturity Date (or, if later, six months after the then scheduled final maturity date of any Incremental Facility).

          “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.
          “Refunded Swingline Loans”: as defined in Section 2.9.
          “Register”: as defined in Section 10.6(e).
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
          “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Total Tranche B-1 Credit Linked Deposit Amount pursuant to Section 2.13(b) as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event”: any Asset Sale or Recovery Event resulting in the receipt of Net Cash Proceeds by the Borrower or a Subsidiary in respect of which the Borrower has delivered a Reinvestment Notice.
          “Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business. The Borrower may deliver a Reinvestment Notice quarterly after the end of each applicable fiscal quarter with the compliance certificate delivered pursuant to Section 6.2(b) rather than at the time of receipt of the related Net Cash Proceeds.
          “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s business.
          “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
          “Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

          “Required Lenders”: at any time, the holders (other than Defaulting Lenders) of more than 50% of (a) until the Fifth Amendment Effective Date, the Commitments (excluding Commitments of Defaulting Lenders) then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) then outstanding, (ii) the Total Revolving Commitments (excluding Revolving Commitments of Defaulting Lenders) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit (excluding Revolving Extensions of Credit held by Defaulting Lenders) then outstanding and (iii) the Total Tranche B-1 Credit Linked Deposit Amount (excluding the Tranche B-1 Credit Linked Deposit Amounts of Defaulting Lenders) then in effect or, if the Total Tranche B-1 Credit Linked Deposit Amount has been terminated, the Total Tranche B-1 Extensions of Credit (excluding Tranche B-1 Extensions of Credit held by Defaulting Lenders) then outstanding thereunder.
          “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower or any other applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, Treasurer and Controller of the Borrower or such Loan Party, as the case may be.
          “Restricted Payments”: as defined in Section 7.6.
          “Revolving Commitment”: as to any Lender, its Extended Revolving Commitment or Non-Extended Revolving Commitment, as the context may require. The amount of the Total Revolving Commitments on the Fifth Amendment Effective Date is $622,071,714.45, which shall be comprised, on the Fifth Amendment Effective Date, of $65,685,714.28 of Total Non-Extended Revolving Commitments and $556,386,000.17 of Total Extended Revolving Commitments.
          “Revolving Commitment Period”: as applicable, the period from and including (i) the Closing Date to the Non-Extended Revolving Termination Date, with respect to the Non-Extended Revolving Facility, and (ii) the Fifth Amendment Effective Date to the Extended Revolving Termination Date, with respect to the Extended Revolving Facility.
          “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding under the Revolving Facility and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
          “Revolving Lender”: as the context may require, an Extended Revolving Lender, a Non-Extended Revolving Lender, or all such Lenders.
          “Revolving Letters of Credit”: Letters of Credit issued and deemed to be issued under the Revolving Facility.

          “Revolving Loans”: as defined in Section 2.6(a).
          “Revolving Percentage”: as to any Revolving Lender at any time, its Extended Revolving Percentage or Non-Extended Revolving Percentage, as the context may require.
          “Revolving Termination Date”: as applicable, (i) with respect to the Extended Revolving Facility, the Extended Revolving Termination Date and (ii) with respect to the Non-Extended Revolving Facility, the Non-Extended Revolving Termination Date. Each reference herein to “Revolving Termination Date” shall be deemed to be a reference to the relevant Revolving Termination Date with respect to the relevant Revolving Facility.
          “S&P”: as defined in the definition of “Cash Equivalents”.
          “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
          “Second Lien Note Holders”: holders of the Second Lien Notes from time to time.
          “Second Lien Note Indenture”: the Indenture dated as of June 19, 2003, entered into by the Borrower and certain of its Subsidiaries and the trustee named therein in connection with the issuance of the Second Lien Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in a manner that is not prohibited by Section 7.15. Upon the issuance of any Permitted Refinancing Indebtedness in respect of any Second Lien Notes, the indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued shall be deemed to be a Second Lien Note Indenture (in addition to any other indenture or similar agreement for Second Lien Notes then outstanding); provided, however, that (1) the provisions of Section 4.22 shall apply to such indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued only if such indenture or agreement (or any agreement ancillary thereto) is secured by any assets of the Borrower or its Subsidiaries, and (2) the provisions of Section 7.9(c) shall not apply to such indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued.
          “Second Lien Notes”: the Borrower’s 10¼% Senior Secured Notes due June 2013 issued in one or more series pursuant to the Second Lien Note Indenture. Upon the issuance of any Permitted Refinancing Indebtedness in respect of such Second Lien Notes, such Permitted Refinancing Indebtedness shall be deemed to be Second Lien Notes (in addition to any other Second Lien Notes that are then outstanding).
          “Second Priority Claims”: as defined in the Intercreditor Agreement.
          “Second Priority Collateral Documents”: as defined in the Intercreditor Agreement.
          “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the

Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
          “Senior Secured Leverage Ratio”: as of the last day of any period, the ratio of (x) the sum of all outstanding Indebtedness under this Agreement, the Second Lien Notes (if secured) and Capital Lease Obligations plus the Domestic Receivables Program Amount as of such day to (y) Consolidated EBITDA for such period. Notwithstanding the foregoing, in the event that the Borrower or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback then for purposes of calculating the Senior Secured Leverage Ratio on any day, the amount described in clause (x) shall be deemed to be increased by the remaining unamortized principal component of such operating lease (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11). For purposes of calculating the Senior Secured Leverage Ratio, any New Indebtedness incurred to refinance Existing Indebtedness shall be excluded, as long as and to the extent (i) such Existing Indebtedness shall still be outstanding as of the calculation date and shall have been counted for purposes of calculating the Senior Secured Leverage Ratio, (ii) the Borrower shall have begun a tender offer or solicitation to purchase such Existing Indebtedness or shall have irrevocably called such Existing Indebtedness for payment and (iii) proceeds of such New Indebtedness are used to repay the Existing Indebtedness within sixty (60) days after the incurrence thereof.
          “Senior Subordinated Note Indenture”: the Indenture dated as of November 19, 2004 by the Borrower and certain of its Subsidiaries and the trustee named therein pursuant to which the Senior Subordinated Notes were issued, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in a manner that is not prohibited by Section 7.9. Upon the issuance of any Permitted Refinancing Indebtedness in respect of any Senior Subordinated Notes, the indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued shall be deemed to be a Senior Subordinated Note Indenture (in addition to any other indenture or similar agreement for Senior Subordinated Notes then outstanding); provided, however (1) the provisions of Section 7.9(c) shall apply to such indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued only if such indenture or agreement includes a provision regarding “Designated Senior Debt” similar to that included in the Indenture, dated as of October 14, 1999 between the Borrower and The Bank of New York, as trustee (the “1999 Indenture”), and (2) the provisions of Section 4.21 shall apply to such indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued only if such indenture or agreement includes a provision regarding the designation of “Senior Debt” of the Borrower or “Guarantor Senior Debt” of any Subsidiary Guarantor, as applicable, similar to those included in the 1999 Indenture.
          “Senior Subordinated Notes”: the Borrower’s 8⅝% Senior Subordinated Notes due November 2014 issued pursuant to the Senior Subordinated Note Indenture. Upon the issuance of any Permitted Refinancing Indebtedness in respect of any Senior Subordinated Notes, such Permitted Refinancing Indebtedness shall be deemed to be Senior Subordinated Notes (in addition to any other Senior Subordinated Notes that are then outstanding).
          “Senior Unsecured Notes”: the Borrower’s 8⅛% senior notes due November 15, 2015, issued pursuant to the Senior Unsecured Note Indenture. Upon the issuance of any Permitted

Refinancing Indebtedness in respect of such Senior Unsecured Notes, such Permitted Refinancing Indebtedness shall be deemed to be Senior Unsecured Notes (in addition to any other Senior Unsecured Notes that are then outstanding).
          “Senior Unsecured Note Indenture”: the Indenture dated as of November 19, 2007 by the Borrower and certain of its Subsidiaries and the trustee named therein pursuant to which the Senior Unsecured Notes were issued, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in a manner that is not prohibited by Section 7.15. Upon the issuance of any Permitted Refinancing Indebtedness in respect of any Senior Unsecured Notes, the indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued shall be deemed to be a Senior Unsecured Note Indenture (in addition to any other indenture or similar agreement for Senior Unsecured Notes then outstanding); provided, however, that the provisions of Section 7.9(c) shall not apply to such indenture or similar agreement pursuant to which such Permitted Refinancing Indebtedness is issued.
          “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.
          “Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
          “SPC”: as defined in Section 10.6(d).
          “Specified Change of Control”: a “Change of Control” (however denominated) as defined in the Senior Subordinated Note Indenture, the Second Lien Note Indenture, the Senior Unsecured Note Indenture or in any other instrument or agreement evidencing or creating Indebtedness with an aggregate principal amount of $75,000,000 or more.
          “Stub Debt”: debentures of the Borrower and its Subsidiaries issued and outstanding on the date hereof and described in the financial statements of the Borrower referred to in Section 4.1.

          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified (i) all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (ii) each Finance Subsidiary shall be deemed not to be a Subsidiary of the Borrower.
          “Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Excluded Subsidiary.
          “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.8 in an aggregate principal amount at any one time outstanding not to exceed (i) $40,000,000, in the case of U.K. Swingline Loans, and (ii) $1,000,000, in the case of U.S. Swingline Loans.
          “Swingline Lender”: as the context may require, either (i) JPMCB, in its capacity as the lender of U.S. Swingline Loans, or (ii) JPMorgan Chase Bank, N.A., London Branch, an affiliate of JPMCB, in its capacity as the lender of U.K. Swingline Loans.
          “Swingline Loans”: as defined in Section 2.8.
          “Swingline Participation Amount”: as defined in Section 2.9.
          “Syndication Agent”: as defined in the preamble hereto.
          “TAOC”: Tenneco Automotive Operating Company Inc., a Delaware corporation and a Subsidiary of the Borrower.
          “Term Lenders”: the Tranche B Term Lenders.
          “Term Loans”: the Tranche B Term Loans.
          “Total Extended Revolving Commitments”: at any time, the aggregate amount of the Extended Revolving Commitments then in effect.
          “Total Non-Extended Revolving Commitments”: at any time, the aggregate amount of the Non-Extended Revolving Commitments then in effect.
          “Total Revolving Commitments”: the sum of the Total Extended Revolving Commitments and the Total Non-Extended Revolving Commitments. The Total Revolving Commitments may be increased or reduced from time to time pursuant to Sections 2.6(c) and 2.11(a), respectively.
          “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

          “Total Tranche B-1 Credit Linked Deposit Amount”: at any time, the sum of all the Tranche B-1 Credit Linked Deposit Amounts at such time. The initial amount of the Total Tranche B-1 Credit Linked Deposit Amount is $130,000,000.
          “Total Tranche B-1 Extensions of Credit”: at any time, the aggregate amount of the Tranche B-1 Extensions of Credit of the Tranche B-1 Lenders at such time.
          “Tranche B Final Maturity Date”: the date which is the sixth anniversary of the Fifth Amendment Effective Date or, if earlier, the Early Maturity Date.
          “Tranche B Term Lender”: each Lender that holds a Tranche B Term Loan or that has a commitment to make a Tranche B Term Loan hereunder.
          “Tranche B Term Loan”: as defined in Section 2.1. The initial aggregate amount of the Tranche B Term Loans is $150,000,000, and on the Fifth Amendment Effective Date, each Tranche B Term Lender will hold a Tranche B Term Loan in an amount equal to the amount set forth opposite its name on Schedule 1.1A, or as may subsequently be set forth in the Register from time to time, as the same may be adjusted from time to time pursuant to this Agreement.
          “Tranche B Term Percentage”: as to any Tranche B Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of all of the Tranche B Term Loans then outstanding.
          “Tranche B-1 ABR Conversion Period”: any period beginning on the last day of the then current Interest Period for Tranche B-1 Loans following any date on which a Tranche B-1 ABR Conversion Notice is delivered to the Borrower and ending on first day of the calendar month following the date that such notice is withdrawn or an Event of Default no longer exists.
          “Tranche B-1 ABR Conversion Notice”: a notice delivered by the Administrative Agent, acting at the request of the Majority Facility Lenders in respect of the Tranche B-1 Facility, during the continuation of an Event of Default stating that the Tranche B-1 Loans shall become ABR Loans on the last day of the then current Interest Period for Tranche B-1 Loans.
          “Tranche B-1 Actual Return Rate”: as defined in Section 2.4(h).
          “Tranche B-1 Borrowing”: the making of any Tranche B-1 Loan or the issuance of any Tranche B-1 Letter of Credit.
          “Tranche B-1 Credit Linked Account”: with respect to each Tranche B-1 Lender, the account established by the Administrative Agent at JPMCB in the name of such Tranche B-1 Lender pursuant to Section 2.4(a).
          “Tranche B-1 Credit Linked Deposit”: with respect to each Tranche B-1 Lender at any time, amounts actually on deposit in its Tranche B-1 Credit Linked Account at such time.
          “Tranche B-1 Credit Linked Deposit Amount”: with respect to each Tranche B-1 Lender, an amount equal to the amount set forth opposite its name on Schedule 1.1A, or as may subsequently be set forth in the Register from time to time, as the same may be adjusted from time to time pursuant to this Agreement. For the avoidance of doubt, the Tranche B-1 Credit Linked Deposit Amount of each Tranche B-1 Lender shall not be adjusted by the making of any Tranche B-1 Loans or reimbursement of drawings under Tranche B-1 Letters of Credit as a result of the withdrawal of any amounts then on deposit in such Tranche B-1 Lender’s Tranche B-1 Credit Linked Account.
          “Tranche B-1 Deposit Return Date”: the date that the Tranche B-1 Credit Linked Accounts are closed pursuant to Section 2.4(c)(vi).
          “Tranche B-1 Eurodollar Rate”: as defined in Section 2.4(h).
          “Tranche B-1 Extensions of Credit”: as to any Tranche B-1 Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Tranche B-1 Loans held by such Lender then outstanding and (b) such Lender’s Tranche B-1 Percentage of the L/C Obligations then outstanding under the Tranche B-1 Facility.
          “Tranche B-1 Final Maturity Date”: the date which is the seventh anniversary of the Closing Date or, if applicable, the Early Maturity Date.
          “Tranche B-1 Fixed Return Rate”: as defined as set forth in Section 2.4(h).
          “Tranche B-1 Lender”: any financial institution or other investor that has a corresponding Tranche B-1 Credit Linked Deposit Amount hereunder.
          “Tranche B-1 Letter of Credit”: Letters of Credit issued and deemed to be issued under the Tranche B-1 Facility.
          “Tranche B-1 Letter of Credit Outstandings”: at any time, the sum of (i) the aggregate undrawn stated amount of all Tranche B-1 Letters of Credit issued and then outstanding plus (ii) all outstanding Reimbursement Obligations under Tranche B-1 Letters of Credit, in each case at such time.
          “Tranche B-1 Loan”: as defined as set forth in Section 2.5(a). Tranche B-1 Loans may be ABR Loans to the extent provided in Section 2.4(f) and may bear interest at the Eurodollar Rate as provided herein.
          “Tranche B-1 Outstanding Exposure”: at any time, the then outstanding aggregate principal amount of the Tranche B-1 Loans plus the then Tranche B-1 Letter of Credit Outstandings.
          “Tranche B-1 Percentage”: as to any Tranche B-1 Lender at any time that (a) any Tranche B-1 Extensions of Credit are outstanding, the percentage which the aggregate principal amount of such Lender’s Tranche B-1 Extensions of Credit then outstanding constitute of the aggregate principal amount of all of the Tranche B-1 Extensions of Credit then outstanding or (b) no Tranche B-1 Extensions of Credit are outstanding, the percentage which such Lender’s Tranche B-1 Credit Linked Deposit Amount constitutes of the Total Tranche B-1 Credit Linked Deposit Amount.

          “Tranche B-1 Settlement Date”: the earliest to occur of (i) the Tranche B-1 Final Maturity Date, (ii) the Early Maturity Date and (iii) the date of an acceleration of payment of all Obligations relating to the Tranche B-1 Facility pursuant to Section 8.
          “Transaction”: the execution and delivery of the Fifth Amendment and the transactions contemplated thereby.
          “Transferee”: any Assignee or Participant.
          “Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.
          “U.K. Swingline Loan”: as defined in Section 2.8.
          “United States”: the United States of America.
          “U.S. Swingline Loan”: as defined in Section 2.8.
          “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
          “Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.
          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.
          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
          2.1 Tranche B Term Commitments. Subject to the terms and conditions hereof, each Tranche B Term Lender severally agrees to make a term loan (a “Tranche B Term Loan”) to the Borrower on the Fifth Amendment Effective Date. The Tranche B Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.14.
          2.2 Procedure for Tranche B Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Fifth Amendment Effective Date in the case of ABR Loans or three Business Days prior to the anticipated Fifth Amendment Effective Date in the case of Eurodollar Loans) requesting that the Tranche B Term Lenders make the Tranche B Term Loans on the Fifth Amendment Effective Date.
          2.3 Repayment of Tranche B Term Loans. The Tranche B Term Loan of each Tranche B Term Lender shall be payable in 24 consecutive quarterly installments, commencing September 30, 2010, each of which shall be in an amount equal to such Lender’s Tranche B Term Percentage multiplied by the amount set forth below opposite each installment:

Installment	Amount
September 30, 2010	$375,000

December 31, 2010	$375,000

March 31, 2011	$375,000

June 30, 2011	$375,000

September 30, 2011	$375,000

December 31, 2011	$375,000

March 31, 2012	$375,000

June 30, 2012	$375,000

September 30, 2012	$375,000

December 31, 2012	$375,000

March 31, 2013	$375,000

June 30, 2013	$375,000

September 30, 2013	$375,000

Installment	Amount
December 31, 2013	$375,000

March 31, 2014	$375,000

June 30, 2014	$375,000

September 30, 2014	$375,000

December 31, 2014	$375,000

March 31, 2015	$375,000

June 30, 2015	$375,000

September 30, 2015	$375,000

December 31, 2015	$375,000

March 31, 2016	$375,000

Tranche B Final Maturity Date	$141,375,000
Notwithstanding the foregoing, upon the occurrence of an Early Maturity Date with respect to the Tranche B Term Facility, the balance of the Tranche B Term Loan of each Tranche B Term Lender shall be payable on such Early Maturity Date.
          2.4 Tranche B-1 Credit Linked Accounts. (a) Establishment of Tranche B-1 Credit Linked Accounts. On or prior to the Closing Date, the Administrative Agent shall establish a Tranche B-1 Credit Linked Account at JPMCB in the name of each Tranche B-1 Lender. The Administrative Agent shall establish additional Tranche B-1 Credit Linked Accounts at JPMCB (subject to Section 9.9) at such times and in the names of such assignee Tranche B-1 Lenders as shall be required pursuant to Section 10.6(c). Amounts on deposit in each Tranche B-1 Credit Linked Account shall be invested, or caused to be invested, by the Administrative Agent as set forth in subsection (d) below, and no Person (other than the Administrative Agent or any of its sub-agents) shall have the right to make any withdrawals from any Tranche B-1 Credit Linked Account or exercise any other right or power with respect thereto, except as expressly provided in subsection (c) below or Section 9.9 or 10.6(c). Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that no amount on deposit at any time in any Tranche B-1 Credit Linked Account shall be the property of any Loan Party, shall constitute “Collateral” under the Loan Documents, or shall otherwise be available in any manner to satisfy any Obligation of any Loan Party under the Loan Documents. The sole funding obligation of each Tranche B-1 Lender in respect of the Tranche B-1 Facility shall be satisfied upon the funding of its Tranche B-1 Credit Linked Deposit Amount.
          (b) Deposits in Tranche B-1 Credit Linked Accounts. The following amounts will be deposited in each Tranche B-1 Credit Linked Account at the following times:

     (i) on the Closing Date, each Tranche B-1 Lender shall deposit in its Tranche B-1 Credit Linked Account an amount in Dollars equal to such Tranche B-1 Lender’s Tranche B-1 Credit Linked Deposit Amount. All funding obligations with respect to any Tranche B-1 Loan and all obligations to repay the Issuing Lender with respect to any draw paid by it under any Tranche B-1 Letter of Credit and not reimbursed by the Borrower, in the case of each Tranche B-1 Lender, shall be satisfied upon such Tranche B-1 Lender’s making such deposit in its Tranche B-1 Credit Linked Account;
     (ii) on any date on which the Administrative Agent receives any payment for the account of any Tranche B-1 Lender with respect to the principal amount of any of its Tranche B-1 Loans (whether pursuant to Section 2.11, 2.12 or 2.13 or Section 8 or otherwise) prior to the Tranche B-1 Deposit Return Date, the Administrative Agent shall deposit such amount in the Tranche B-1 Credit Linked Account of such Tranche B-1 Lender;
     (iii) on any date on which the Administrative Agent or the Issuing Lender receives any reimbursement payment from the Borrower with respect to amounts withdrawn from any Tranche B-1 Credit Linked Account to reimburse any Issuing Lender with respect to any payment made by it under any Tranche B-1 Letter of Credit prior to the Tranche B-1 Deposit Return Date, the Administrative Agent or the Issuing Lender shall deposit in each Tranche B-1 Credit Linked Account the portion of such reimbursement payment to be deposited therein, in accordance with Section 3.4(a); and
     (iv) concurrently with the effectiveness of any assignment by any Tranche B-1 Lender of all or any portion of its Tranche B-1 Credit Linked Deposit Amount, the Administrative Agent shall transfer into the Tranche B-1 Credit Linked Account of the assignee Tranche B-1 Lender the corresponding portion of the amount on deposit in the assignor’s Tranche B-1 Credit Linked Account, in accordance with Section 10.6(c).
          (c) Withdrawals from and Closing of Tranche B-1 Credit Linked Accounts. Amounts on deposit in each Tranche B-1 Credit Linked Account shall be withdrawn and distributed (or transferred, in the case of clause (iv) below) as follows:
     (i) on the date of any Tranche B-1 Borrowing of Tranche B-1 Loans, subject to satisfaction of the conditions applicable thereto set forth in Section 5, the Administrative Agent shall withdraw from each Tranche B-1 Credit Linked Account an amount equal to the relevant Tranche B-1 Lender’s Tranche B-1 Percentage of such Tranche B-1 Borrowing, and make such amount available to the Borrower, as contemplated by Section 2.5(b) and in accordance with Section 2.7;
     (ii) on any date on which any Issuing Lender is to be reimbursed by the Tranche B-1 Lenders for any payment made by such Issuing Lender with respect to a Tranche B-1 Letter of Credit, the Administrative Agent shall withdraw from each Tranche B-1 Credit Linked Account an amount equal to the relevant Tranche B-1 Lender’s Tranche B-1 Percentage of such unreimbursed payment, and make such amount available to the Issuing Lender, in accordance with Section 3.4(a) and the amount so withdrawn shall be deemed to be a Tranche B-1 Loan made on such date;

     (iii) concurrently with each optional or mandatory reduction or termination of the Total Tranche B-1 Credit Linked Deposit Amount pursuant to Section 2.11, 2.12 or 2.13, as the case may be, the Administrative Agent shall withdraw from each Tranche B-1 Credit Linked Account, and pay to the relevant Tranche B-1 Lender, an amount equal to such Tranche B-1 Lender’s Tranche B-1 Percentage of the amount of the optional or mandatory reduction of the Total Tranche B-1 Credit Linked Deposit Amount, in accordance with the applicable Section;
     (iv) concurrently with the effectiveness of any assignment by any Tranche B-1 Lender of all or any portion of its Tranche B-1 Credit Linked Deposit Amount, the corresponding portion of the amount on deposit in the assignor’s Tranche B-1 Credit Linked Account shall be transferred from the assignor’s Tranche B-1 Credit Linked Account to the assignee’s Tranche B-1 Credit Linked Account, in accordance with Section 10.6(c) and, if required by Section 10.6(c), the Administrative Agent shall close such assignor’s Tranche B-1 Credit Linked Account;
     (v) promptly following the occurrence of a Tranche B-1 Settlement Date, the Administrative Agent shall withdraw from each Tranche B-1 Credit Linked Account an amount equal to the applicable Tranche B-1 Lender’s Tranche B-1 Percentage of the amount by which aggregate amounts then on deposit in the Tranche B-1 Credit Linked Accounts exceed the Tranche B-1 Letter of Credit Outstandings and pay such amount to such Tranche B-1 Lender; and
     (vi) upon the reduction of the Total Tranche B-1 Credit Linked Deposit Amount to $0 and the expiration or cancellation of all outstanding Tranche B-1 Letters of Credit, the Administrative Agent shall withdraw from each Tranche B-1 Credit Linked Account, and pay to the relevant Tranche B-1 Lender, the aggregate amount then on deposit therein, and shall close each such Tranche B-1 Credit Linked Account.
          (d) Investment of Amounts in Tranche B-1 Credit Linked Accounts. The Administrative Agent shall invest, or cause to be invested, the amount on deposit in the Tranche B-1 Credit Linked Account of each Tranche B-1 Lender so as to earn for the account of such Tranche B-1 Lender a return thereon on each day at a rate per annum equal to (i) the one month LIBOR rate as determined by the Administrative Agent on such day (or if such day was not a Business Day, the first Business Day immediately preceding such day) based on rates for deposits in Dollars (as set forth by Bloomberg L.P.-page BTMM or any other comparable publicly available service as may be selected by the Administrative Agent) (the “Benchmark LIBOR Rate”) minus (ii) 0.25% (based on a 365 or 366 day year, as the case may be). The Benchmark LIBOR Rate will be reset on each Business Day. Such return will be paid by the Administrative Agent to each Tranche B-1 Lender for any calendar month (or portion thereof) monthly in arrears on the third Business Day of the following calendar month and the Early Maturity Date or the Tranche B-1 Final Maturity Date, as applicable, as well as the Tranche B-1 Deposit Return Date. No Loan Party shall have any obligation under or in respect of the provisions of this Section 2.4(d).
          (e) Tranche B-1 Fixed Return Rate Fee. The Borrower shall pay a fee to the Administrative Agent, for the account of each Tranche B-1 Lender, monthly in arrears for each calendar month (or portion thereof), an amount equal to the excess of (i) the Tranche B-1 Fixed

Return Rate over (ii) the Tranche B-1 Actual Return Rate, in each case with respect to such Tranche B-1 Lender for such calendar month (or portion thereof) (but only if such amount constituting the difference between the amounts provided for in items (i) and (ii) above is greater than $0). Each such amount for any calendar month (or portion thereof) will be paid by the Borrower to the Administrative Agent, for the account of each Tranche B-1 Lender, on the third Business Day of the following calendar month, on the Tranche B-1 Settlement Date and on the Tranche B-1 Deposit Return Date. Notwithstanding anything to the contrary in this Agreement (except as set forth below in the last sentence of this paragraph (e)), the sum (the “Accrued Interest and Fees”) of (i) the aggregate amount of interest payments due to such Tranche B-1 Lender by the Borrower pursuant to Section 2.16(b), (c) and (d) and (ii) the aggregate amount of letter of credit fees due to such Tranche B-1 Lender by the Borrower pursuant to Section 3.3(a), in each case with respect to such monthly period (or portion thereof), shall not exceed the excess (the “Actual Fee Amount”) of (A) the Tranche B-1 Fixed Return Rate for such monthly period (or portion thereof) with respect to such Tranche B-1 Lender over (B) the aggregate amount of return due to such Tranche B-1 Lender from the Administrative Agent pursuant to Section 2.4(d) for such monthly period (or portion thereof), and to the extent the Accrued Interest and Fees exceeds the Actual Fee Amount, the aggregate amount of such interest and letter of credit fees shall be deemed to have been reduced ratably. The limitation and reduction set forth in the preceding sentence shall not apply to the extent that the Accrued Interest and Fees with respect to such monthly period (or portion thereof) that are due to any Tranche B-1 Lender exceeds the Actual Fee Amount of such Tranche B-1 Lender as a result of interest accrued and due to such Tranche B-1 Lender pursuant to Section 2.16(b) as a result of the conversion of Tranche B-1 Loans to ABR Loans during a Tranche B-1 ABR Conversion Period and/or Section 2.16(d).
          (f) Tranche B-1 Loans During Tranche B-1 ABR Conversion Period. Notwithstanding any other provisions of this Agreement, Tranche B-1 Loans shall be deemed to be ABR Loans during any Tranche B-1 ABR Conversion Period. Interest on such ABR Loans shall be payable on the Interest Payment Dates described in clause (e) of the definition thereof.
          (g) Sub-agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers contemplated by this Section 2.4 by or through one or more sub-agents appointed by it (which may include any of its Affiliates), and any such sub-agent shall be entitled to the benefit of all the provisions of Article 9 of this Agreement (including Section 9.7). The parties hereto acknowledge that on or prior to the Closing Date the Administrative Agent has engaged JPMorgan Chase Institutional Services to act as its sub-agent for purposes of this Section 2.4, and that in such capacity JPMorgan Chase Institutional Services shall be entitled to the benefit of all the provisions of Article 9 of this Agreement (including Section 9.7).
          (h) Definitions. For purposes of this Section 2.4 (or in the case of any other provision of this Agreement that refers to any of the following terms), the following defined terms shall have the following meanings:
          “Tranche B-1 Actual Return Rate”: for any calendar month (or portion thereof) referred to in subsection (e) above with respect to which the Tranche B-1 Actual Return Rate is determined, with respect to any Tranche B-1 Lender, an amount equal to (i) the aggregate amount of return due to such Tranche B-1 Lender from the Administrative Agent pursuant to Section 2.4(d) plus (ii) the aggregate amount of interest payments received by such Tranche B-1 Lender from the Borrower pursuant to Section 2.16 plus (iii) the aggregate amount of letter of credit fees received by such Tranche B-1 Lender from the Borrower pursuant to Section 3.3(a), in each case with respect to such calendar month (or portion thereof).
          “Tranche B-1 Eurodollar Rate”: for any calendar month (or portion thereof) referred to in subsection (e) above with respect to which the Tranche B-1 Eurodollar Rate is determined, the Eurodollar Rate for an Interest Period of one month commencing on the first day of such calendar month, as determined by the Administrative Agent.
          “Tranche B-1 Fixed Return Rate”: for any calendar month (or portion thereof) referred to in subsection (e) above with respect to which the Tranche B-1 Fixed Return Rate is determined, with respect to any Tranche B-1 Lender, an amount equal to the interest that would have accrued on the Tranche B-1 Credit Linked Deposit Amount (irrespective of the amount then on deposit in such Tranche B-1 Lender’s Tranche B-1 Credit Linked Account) of such Tranche B-1 Lender during such monthly period (or portion thereof) if such interest were calculated at a rate per annum equal to (i) the Tranche B-1 Eurodollar Rate plus (ii) a rate per annum equal to the Applicable Margin for Tranche B-1 Loans (on the basis of the actual number of days elapsed over a year of 360 days).
          (i) Losses. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be liable for any losses due to or misappropriation of any (i) return due to the Administrative Agent’s failure to achieve the return thereon pursuant to Section 2.4(d) or to pay all or any portion of such return to any Tranche B-1 Lender or (ii) Tranche B-1 Deposit (it being understood and agreed for greater certainty that this provision shall not limit any obligation of the Borrower hereunder to repay any Tranche B-1 Loan).
          2.5 Making of Tranche B-1 Loans. (a) Upon the terms and subject to the conditions herein set forth (including the provisions of Section 5), each Tranche B-1 Lender, severally and not jointly with the other Tranche B-1 Lenders, agrees to make loans (each a “Tranche B-1 Loan” and collectively, the “Tranche B-1 Loans”) to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Tranche B-1 Final Maturity Date; provided that, after giving effect to any such Tranche B-1 Loan (i) the aggregate outstanding principal amount of Tranche B-1 Loans of such Tranche B-1 Lender plus such Tranche B-1 Lender’s Tranche B-1 Percentage of the Tranche B-1 Letter of Credit Outstandings does not exceed such Tranche B-1 Lender’s Tranche B-1 Credit Linked Deposit Amount, and (ii) the Tranche B-1 Outstanding Exposure does not exceed the Total Tranche B-1 Credit Linked Deposit Amount. Tranche B-1 Loans made pursuant to this subsection (a) or deemed to have been made pursuant to Section 2.4(c)(ii) may be repaid and reborrowed in accordance with the provisions of this Agreement.
          (b) Each Tranche B-1 Loan shall be funded by the Tranche B-1 Lenders pro rata in accordance with their respective Tranche B-1 Percentages, solely from amounts on deposit in their respective Tranche B-1 Credit Linked Accounts.
          (c) The Borrower shall repay all outstanding Tranche B-1 Loans on the Tranche B-1 Final Maturity Date.

          2.6 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”, which shall be comprised of Extended Revolving Loans and Non-Extended Revolving Loans) to the Borrower from time to time at the Borrower’s request during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations with respect to Revolving Letters of Credit then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.7 and/or 2.14. On and after the Fifth Amendment Effective Date (and without further action), all Revolving Loans shall first be made under the Extended Revolving Facility, to the extent of availability thereunder, and then under the Non-Extended Revolving Facility, to the extent of availability thereunder.
          (b) The Borrower shall repay all outstanding Non-Extended Revolving Loans on the Non-Extended Revolving Termination Date, and all Extended Revolving Loans on the Extended Revolving Termination Date.
          (c) The Borrower may, from time to time, elect to accept an increase in the Extended Revolving Commitments after the Fifth Amendment Effective Date in an aggregate amount of up to $50,000,000; the Extended Revolving Commitments shall be so increased and all terms and pricing conditions of the Extended Revolving Facility shall be applicable to such increase. No increase in the Extended Revolving Commitments shall become effective until (i) the existing or new Extended Revolving Lender (which, if not an existing Extended Revolving Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lender) extending such incremental commitment amount and the Borrower shall have executed and delivered to the Administrative Agent an agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such Extended Revolving Lender states its commitment amount in respect thereof and agrees to assume and accept the obligations and rights of an Extended Revolving Lender hereunder and (ii) the Borrower has provided the Administrative Agent with such related Notes and certificates as the Administrative Agent may reasonably request. In conjunction with such increase, the Extended Revolving Lenders (new or existing) shall accept and shall be deemed to have accepted (and the existing Extended Revolving Lenders shall make and shall be deemed to have made) an assignment at par of an interest in the Extended Revolving Loans and the Revolving Letters of Credit outstanding at the time of such increase in Extended Revolving Commitments such that, after giving effect thereto, all Extended Revolving Loans and Revolving Letters of Credit are held by the Extended Revolving Lenders on a pro-rata basis. Appropriate adjustments shall be made in payments of interest, commitment fees, letters of credit commissions and similar amounts to reflect the dates of any such increases in Extended Revolving Commitments and extensions of credit thereunder and corresponding re-allocations among the Extended Revolving Lenders. No Lender shall be required to provide any such increase in the Extended Revolving Commitments unless it agrees to do so. Notwithstanding anything to the contrary in Section 10.1, this Agreement and the other Loan Documents may be amended from time to time with the written consent of only the Majority Facility Lenders (including the new

Extended Revolving Lenders) in respect of the Extended Revolving Facility, the Issuing Lender, the Administrative Agent and the Borrower to the extent necessary to implement the provisions of this paragraph (including to reflect such increased Extended Revolving Commitments and the initial funding thereof).
          (d) The Revolving Extensions of Credit under the Extended Revolving Facility shall not exceed the Total Extended Revolving Commitments at any time, and the Revolving Extensions of Credit under the Non-Extended Revolving Facility shall not exceed the Total Non-Extended Revolving Commitments at any time.
          2.7 Procedure for Revolving Loan Borrowing and Tranche B-1 Loan Borrowing The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day prior to the Revolving Termination Date and may borrow Tranche B-1 Loans pursuant to Section 2.5 on any Business Day prior to the earlier to occur of (i) the Tranche B-1 Settlement Date and (ii) the Tranche B-1 Deposit Return Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) prior to 12:00 Noon, New York City time, on the requested Borrowing Date, in the case of ABR Loans and Tranche B-1 Loans), specifying (i) the amount and, in the case of Revolving Loans, the Type of Loans to be borrowed and the applicable Revolving Facility under which such borrowing is to be made (in accordance with Section 2.6(a)), (ii) whether such Loans are to be Revolving Loans or Tranche B-1 Loans, (iii) the requested Borrowing Date and (iv) in the case of Eurodollar Loans, the respective amounts of such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such borrowing shall be in an amount equal to (x) in the case of ABR Loans and Tranche B-1 Loans, $1,000,000 or a whole multiple thereof in the case of ABR Loans or a whole multiple of $100,000 in the case of Tranche B-1 Loans (or, if the then aggregate Available Revolving Commitments under the applicable Revolving Facility or if the aggregate amount on deposit in the Tranche B-1 Credit Linked Accounts, as the case may be, is less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender and the Issuing Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.9 and clause (ii) of the proviso of Section 3.5, respectively. Upon receipt of any such notice of borrowing under a Revolving Facility from the Borrower, the Administrative Agent shall promptly notify each Lender under the applicable Revolving Facility thereof. In the case of a borrowing under a Revolving Facility, each Revolving Lender will make the amount of its Revolving Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 p.m., New York City time, on the Borrowing Date requested by the Borrower or requested by the Swingline Lender or an Issuing Lender on behalf of the Borrower as contemplated by the second preceding sentence in funds immediately available to the Administrative Agent. In the case of a borrowing under the Tranche B-1 Facility, each Tranche B-1 Lender hereby irrevocably authorizes the Administrative Agent to make available to the Borrower an amount on deposit in such Tranche B-1 Lender’s Tranche B-1 Credit Linked Account equal to such Tranche B-1 Lender’s Tranche B-1 Percentage of such Tranche B-1 Loan borrowing (it being understood that the funding obligations of each Tranche B-1 Lender with respect to such borrowing shall be required to be satisfied solely by making such amount available in its Tranche B-1 Credit Linked Account, and the Borrower shall have no other recourse against such Tranche B-1 Lender with respect to the satisfaction of such funding obligation). Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent or, if applicable, made available from the Tranche B-1 Credit Linked Accounts and in like funds as made available.
          2.8 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Extended Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans to the Borrower in the United Kingdom (“U.K. Swingline Loans”) or in the United States (“U.S. Swingline Loans” and, together with U.K. Swingline Loans, the “Swingline Loans”); provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.
          (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Extended Revolving Termination Date and the date that is five Business Days after such Swingline Loan is made.
          (c) On the Fifth Amendment Effective Date (and without further action), all Swingline Loans and participations in respect of outstanding Swingline Loans shall be allocated to the Extended Revolving Lenders in proportion to their Revolving Percentages as of such date, and the Non-Extended Revolving Lenders shall be released from their participations in respect of such outstanding Swingline Loans.
          2.9 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 p.m. New York City time (in the case of U.S. Swingline Loans) or 1:00 p.m. London time (in the case of U.K. Swingline Loans), on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 p.m. New York City time (in the case of U.S. Swingline Loans) or 3:00 p.m. London time (in the case of U.K. Swingline Loans), on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the

Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.
          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.
          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.9(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.9(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.9(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.
          (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
          (e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.9(b) and to purchase participating interests pursuant to Section 2.9(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          2.10 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the second Business Day of each January, April, July and October and on the Revolving Termination Date, commencing on the first of such dates to occur after the Closing Date.
          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.
          2.11 Termination or Reduction of Revolving Commitments and Total Tranche B-1 Credit Linked Deposit Amount. (a) The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently (subject to subsequent increase pursuant to Section 2.6(c)) the Revolving Commitments then in effect. Such reduction shall be allocated ratably to the Extended Revolving Commitments and the Non-Extended Revolving Commitments. Notwithstanding the foregoing, the Borrower shall have the right, after March 16, 2011 and until the Non-Extended Revolving Termination Date, to permanently terminate the Non-Extended Revolving Commitments and pay all amounts owed thereunder as long as no Non-Extended Revolving Loans shall be outstanding after giving effect to such termination.
          (b) The Borrower may at any time or from time to time direct the Administrative Agent to reduce the Total Tranche B-1 Credit Linked Deposit Amount; provided that each partial reduction of the Total Tranche B-1 Credit Linked Deposit Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, further, that no such reduction shall be permitted if, after giving effect to such reduction, the aggregate Tranche B-1 Extensions of Credit would exceed the Total Tranche B-1 Credit Linked Deposit Amount. In the event the Total Tranche B-1 Credit Linked Deposit Amount shall be reduced as provided in the preceding sentence, the Administrative Agent will return all amounts in the Tranche B-1 Credit Linked Deposit Accounts in excess of the reduced Total Tranche B-1 Credit Linked Deposit Amount to the Tranche B-1 Lenders, ratably in accordance with their Tranche B-1 Percentages.

          2.12 Optional Prepayments(a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as set forth below), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and on the same Business Day in the case of ABR Loans and Tranche B-1 Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or Tranche B-1 Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.22. Upon receipt of any such notice in respect of Eurodollar Loans or ABR Loans the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans, ABR Loans, Tranche B-1 Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche B Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof, and partial prepayments of Tranche B-1 Loans shall be in an aggregate amount of $100,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Any optional prepayments of the Term Loans shall be applied to the remaining installments thereof in the direct order of maturity. Any optional prepayments of the Revolving Loans shall be allocated first to the outstanding Non-Extended Revolving Loans and then to the outstanding Extended Revolving Loans.
          (b) In the event of any prepayment of Tranche B Term Loans made with the proceeds of any Indebtedness incurred under a credit agreement having a lower effective yield (whether by reason of the interest rate applicable to such Indebtedness or by reason of the issuance of such Indebtedness at a discount or otherwise) than the Tranche B Term Loans on or prior to the first anniversary of the Fifth Amendment Effective Date (excluding a refinancing of the Tranche B Term Loans in a transaction whose primary purpose is not to reduce the interest rate margin applicable to the Tranche B Term Loans), the Company shall pay to the Lenders holding such Tranche B Term Loans a prepayment premium price equal to 1% of the principal amount of the Tranche B Term Loans so prepaid.
          2.13 Mandatory Prepayments and Total Tranche B-1 Credit Linked Deposit Amount Reductions. (a) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries after the Closing Date (excluding (i) the proceeds of a Permitted Receivables Financing, (ii) permitted Indebtedness issued to refinance the Senior Subordinated Notes, the Second Lien Notes or the Senior Unsecured Notes, to the extent permitted by Sections 7.9 and 7.15, and (iii) any other permitted Indebtedness incurred in accordance with Section 7.2), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence first, toward the prepayment of the Term Loans and second, to the permanent reduction of the Total Tranche B-1 Credit Linked Deposit Amount as set forth in Section 2.13(d).
          (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof (or will be delivered concurrently with the next compliance certificate to be delivered pursuant to Section 6.2(b)), the Applicable Prepayment Percentage of such Net Cash Proceeds shall be applied on such date toward first, the prepayment of the Term Loans and second, the permanent reduction of the Total Tranche B-1 Credit Linked Deposit Amount as set forth in Section 2.13(d); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward first, the prepayment of the Term Loans and second, the permanent reduction of the Total Tranche B-1 Credit Linked Deposit Amount as set forth in Section 2.13(d).
          (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2010, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the Applicable Prepayment Percentage of such Excess Cash Flow toward first, the prepayment of the Term Loans and second, the permanent reduction of the Total Tranche B-1 Credit Linked Deposit Amount as set forth in Section 2.13(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than 10 Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.
          (d) The application of any prepayment pursuant to Section 2.13 shall be made first to the Term Loans until the Term Loans are paid in full and second to the permanent reduction of the Total Tranche B-1 Credit Linked Deposit Amount. Partial prepayments of the Term Loans pursuant to Section 2.13 shall be applied to the remaining installments thereof in the direct order of maturity. Any such reduction of the Total Tranche B-1 Credit Linked Deposit Amount shall be accompanied by first, the prepayment of the Tranche B-1 Loans to the extent, if any, that the Total Tranche B-1 Extensions of Credit exceed the amount of the Total Tranche B-1 Credit Linked Deposit Amount as so reduced, provided that if the aggregate principal amount of Tranche B-1 Loans then outstanding (after giving effect to Section 3.1(d)) is less than the amount of such excess (because L/C Obligations in respect of Tranche B-1 Letters of Credit constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Tranche B-1 Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Tranche B-1 Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment of Term Loans pursuant to Section 2.13 shall be made, first, to ABR Loans and second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.13, other than ABR Loans, shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. In the event the Total Tranche B-1 Credit Linked Deposit Amount shall be reduced as provided above, the Administrative Agent will return to the Tranche B-1 Lenders funds on deposit in the Tranche B-1 Credit Linked Deposit Accounts in an aggregate amount equal to the sum of (w) the aggregate stated amounts of all Tranche B-1 Letters of Credit replaced as provided above in connection with such reduction, (x) the aggregate stated amount of all Tranche B-1 Letters of Credit cash collateralized as provided above in connection with such reduction, (y) the aggregate amount of Tranche B-1 Loans repaid by the Borrower in connection with such reduction and (z) the amount by which the Total Tranche B-1 Credit Linked Amount exceeded the Tranche B-1 Extensions of Credit immediately before such reduction, to be distributed to them ratably in accordance with their Tranche B-1 Percentages.

          (e) Upon the occurrence of the Early Maturity Date, the Tranche B-1 Loans hereunder (with accrued interest thereon) and all other amounts arising under this Agreement and the other Loan Documents in respect of the Tranche B-1 Facility (including all amounts of L/C Obligations in respect of Tranche B-1 Letters of Credit, whether or not the beneficiary of the then outstanding Tranche B-1 Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, the Tranche B-1 Lenders shall have no further obligation to make Loans, issue Tranche B-1 Letters of Credit or otherwise extend credit hereunder and the Borrower shall deposit cash collateral with the Administrative Agent with respect to the Tranche B-1 Letters of Credit with respect to which presentation for drawing shall not have then occurred in a cash collateral account established at the Administrative Agent for the benefit of the Tranche B-1 Lenders on terms and conditions satisfactory to the Administrative Agent.
          2.14 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          (b) Any Eurodollar Loan which is a Term Loan shall be continued as such upon the expiration of the then current Interest Period with respect thereto unless the Borrower gives irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of a different length of the next Interest Period to be applicable to such Loans or elects to convert such Loan to an ABR Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Any Eurodollar Loan which is a Revolving Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          2.15 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty (20) Eurodollar Tranches shall be outstanding at any one time.
          2.16 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.
          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
          (c) Each Tranche B-1 Loan shall bear interest for each day during any month in which such Tranche B-1 Loan is outstanding at a rate per annum equal to the Tranche B-1 Eurodollar Rate in effect for such month plus the Applicable Margin, subject to Section 2.4(f).
          (d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amounts shall bear interest at a rate per annum equal to (x) in the case of overdue amounts in respect of any Loan, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of overdue amounts in respect of any Reimbursement Obligation, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
          (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.
          2.17 Computation of Interest and Fees. (a) Subject to Section 2.4, interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar

Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).
          2.18 Inability to Determine Interest Rate If prior to (i) the first day of any Interest Period or (ii) the determination of the Benchmark LIBOR Rate (as defined in Section 2.4(d)) on any day:
          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Tranche B-1 Eurodollar Rate for such Interest Period or the Benchmark LIBOR Rate for such day, or
          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate or Tranche B-1 Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period or their respective Tranche B-1 Credit Linked Deposits for such day, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (w) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (x) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, (y) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (z) the Tranche B-1 Credit Linked Deposits shall be invested so as to earn a return and the term “Eurodollar Rate” as used with respect to any Tranche B-1 Loan or the determination of Tranche B-1 Eurodollar Rate shall, in each case, be equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Until such notice has been withdrawn by the Administrative Agent (and the Administrative Agent agrees to promptly withdraw such notice after it becomes aware (by receipt of notice or otherwise) that the circumstances described in clause (a) or (b) above cease to exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.
          2.19 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments or the Total Tranche B-1 Credit Linked Deposit Amount shall be made pro rata according to the respective applicable Revolving Percentages or Tranche B-1 Percentages, as the case may be, of the relevant Lenders.
          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest and premium, if any, on the Tranche B Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B Term Loans then held by the Tranche B Term Lenders. The amount of each principal prepayment of the Tranche B Term Loans shall be applied to reduce the then remaining installments of the Tranche B Term Loans in the direct order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.
          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans under a Revolving Facility shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders under such Revolving Facility. Each payment (including each prepayment) by the Borrower on account of principal of and interest and premium, if any, on the Tranche B-1 Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B-1 Loans then held by the Tranche B-1 Lenders.
          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders (or, in the case of payments in respect of U.K. Swingline Loans, prior to 12:00 Noon, London time, on the due date thereof to the applicable Swingline Lender), at the Funding Office, in Dollars and in immediately available funds. Subject to Section 2.4, the Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.
          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
          2.20 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan or Tranche B-1 Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.21 and changes in the rate of tax on the overall net income of such Lender);
     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or
     (iii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or issuing or maintaining any Tranche B-1 Credit Linked Deposit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand and delivery of the calculation of such amount, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled together with a calculation of such amount claimed.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect.
          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.21 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed on the overall net income of the recipient) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.
          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.22 Indemnity The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto, (d) the return of all or any portion of a Tranche B-1 Credit Linked Deposit to such Lender on a day other than the last day of an Interest Period for which the applicable Tranche B-1 Eurodollar Rate has been established or (e) following the occurrence of the Tranche B-1 Settlement Date or, if earlier, the Tranche B-1 Deposit Return Date, the making of a repayment of any Tranche B-1 Loan on a day that is not the last day of an Interest Period with respect to such Tranche B-1 Loan. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid or returned, or not so borrowed, converted or continued, for the period from the date of such prepayment or return or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.23 Change of Lending Office Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.20 or 2.21(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.20 or 2.21(a).
          2.24 Replacement of Lenders The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.20 or 2.21(a) in amounts disproportionate to the amounts requested by the other Lenders under such Sections or (b) has become a Defaulting Lender hereunder, with a replacement financial institution; provided that

(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.20 or 2.21(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement (and, if applicable, make its Tranche B-1 Credit Linked Deposit), (v) the Borrower shall be liable to such replaced Lender under Section 2.22 for any losses suffered or expenses incurred by such Lender if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto or if any Tranche B-1 Credit Linked Deposit is transferred by such Lender on a day other than the last day of any Interest Period for which the applicable Tranche B-1 Eurodollar Rate has been established, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.20 or 2.21(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
          2.25 Intercreditor Agreement The Lenders (a) acknowledge and agree to the terms of the Intercreditor Agreement, (b) authorize the Administrative Agent to perform the Intercreditor Agreement on their behalf and to take any action thereunder as determined by it to be necessary or advisable to protect the interest of the holders of First Priority Claims (as defined in the Intercreditor Agreement) and (c) acknowledge that certain items of the Collateral will from time to time be made subject to a Lien to secure the Second Lien Notes and certain related obligations, subject to the terms of the Intercreditor Agreement.
          2.26 [Intentionally Omitted]
          2.27 Incremental Loan Extensions. The Borrower may at any time or from time to time after the Fifth Amendment Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request an increase to the Tranche B-1 Facility or request the addition of one or more incremental term loan facilities (each, an “Incremental Facility”) in an aggregate amount of up to $275,000,000; provided that (i) no Lender will be required to participate in any such Incremental Facility, (ii) no Event of Default or Default exists or would exist after giving effect thereto, (iii) on a pro forma basis for the most recent determination period (as if such Incremental Facility became effective on the first day of such determination period), after giving effect to such Incremental Facility and the use of proceeds thereof, the Senior Secured Leverage Ratio is less than 2.5 to 1.0, (iv) the final maturity date of any such Incremental Facility shall be no earlier than the Tranche B Final Maturity Date, and the weighted average life of any such Incremental Facility shall not be less than the remaining average life of the Tranche B Facility, (v) loans under an Incremental Facility may be priced differently from the Tranche B-1 Facility, provided that if the applicable margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Facility) exceeds the Applicable Margin for the Tranche B-1 Facility immediately prior to the funding of such Incremental Facility by more than 0.25%, the Applicable Margin for the Tranche B-1 Term Facility shall be adjusted to equal the applicable margin for such Incremental Facility (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Facility) minus 0.25%, and (vi) any Incremental Facility shall be on terms and pursuant to documentation to be agreed upon by the Borrower and the Administrative Agent, provided that, any Financial Covenant or Default in any Incremental Facility shall be consistent with that set forth in Section 7.1 and Section 8 of this Agreement, and provided further that, to the extent such terms and documentation are not consistent in any material respect with those applicable to the Tranche B Term Loans (except to the extent permitted by clause (iv) or (v) above), they shall be reasonably satisfactory to the Administrative Agent. In connection with any Incremental Facility, the Borrower shall provide the Administrative Agent with such related Notes, certificates and opinions as the Administrative Agent may reasonably request. Appropriate adjustments shall be made in the payments of interest to reflect the funding date of such Incremental Facility. Notwithstanding anything to the contrary in Section 10.1, this Agreement and the other Loan Documents may be amended from time to time with the consent of only the Administrative Agent and the Borrower to the extent necessary to implement the provisions of this Section (including to reflect each Incremental Facility and the funding thereof). Each Incremental Facility shall be entitled to share in the Collateral and guarantees on a pari passu basis with the other Facilities and shall be entitled to share in mandatory prepayments on a basis comparable with the Tranche B Term Facility or the Tranche B-1 Facility, as determined by the Borrower and the Administrative Agent.
          2.28 Defaulting Revolving Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
          (a) commitment fees shall cease to accrue on the Extended Available Revolving Commitment (if any) of such Defaulting Lender pursuant to Section 2.10(a);
          (b) if there are any Swingline Loans outstanding or Revolving Letters of Credit outstanding at the time such Revolving Lender becomes a Defaulting Lender then:
     (i) all or any part of such outstanding Swingline Loans or outstanding Revolving Letters of Credit shall be reallocated among the Extended Revolving Lenders that are not Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent (x) the sum of all outstanding Revolving Extensions of Credit of the Extended Revolving Lenders that are not Defaulting Lenders under the Revolving Facility does not exceed the total of all Revolving Commitments of the Extended Revolving Lenders that are not Defaulting Lenders (for the avoidance of doubt, no Lender shall be required to make Revolving Extensions of Credit in excess of its Revolving Commitment) and (y) the conditions set forth in Section 5.2 are satisfied at such time; and
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Revolving Percentage of the outstanding Swingline Loans (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, (1) if a drawing is made under any Revolving Letter of Credit, the Borrower shall reimburse the Issuing Lender in accordance with Section 3.5 and (2) if a Revolving Letter of Credit is requested by the Borrower in accordance with Section 3.2 during any period where there is a Defaulting Lender that is an Extended Revolving Lender, the Borrower shall enter into an arrangement reasonably satisfactory to the Issuing Lender to cover in whole or in part (which such arrangement may include cash collateralization) the exposure of the Issuing Lender related to the participating interests of such Defaulting Lender in such newly issued Revolving Letter of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Lender is a Defaulting Lender or until such Lender is replaced pursuant to Section 2.24;
     (iii) if and so long as the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving Percentage of outstanding Revolving Letters of Credit pursuant to clause (ii) above, then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect thereto;
     (iv) upon any reallocation described in clause (i) above, the fees payable to the Extended Revolving Lenders pursuant to Section 2.10(a) and 3.3 shall be adjusted accordingly; and
     (v) if any such Defaulting Lender’s Revolving Percentage of outstanding Revolving Letters of Credit is neither cash collateralized nor reallocated pursuant to clause (i) above, then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 3.3 with respect to such Defaulting Lender’s Revolving Percentage of outstanding Revolving Letters of Credit shall be payable to the relevant Issuing Lender until such cash collateralization and/or reallocation occurs;
          (c) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Revolving Letter of Credit, unless it is reasonably satisfied that the related exposure will be covered in whole or in part by the Revolving Commitments of the Extended Revolving Lenders that are not Defaulting Lenders and/or cash collateral or other arrangements will be provided by the Borrower in accordance with clause (b)(ii) above, and participating interests in any such newly issued or increased Revolving Letter of Credit or newly made Swingline Loan shall be (i) allocated among the Extended Revolving Lenders that are not Defaulting Lenders and/or (ii) covered by arrangements made by the Borrower pursuant to clause (b)(ii) above in a manner consistent with clauses (b)(i) and (ii) (and any such Defaulting Lenders shall not participate therein);
          (d) if the Defaulting Lender is an Extended Revolving Lender, the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (d) shall not apply in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby; and

          (e) in the case of any Defaulting Lender that is an Extended Revolving Lender, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 10.7 but excluding Section 2.24) shall, in lieu of being distributed to such Defaulting Lender and without duplication, be retained by the Administrative Agent in a segregated interest-bearing account reasonably satisfactory to the Administrative Agent and the Borrower and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Lender or Swingline Lender, held in such account as cash collateral for existing or (unless such Defaulting Lender has no remaining unutilized Extended Revolving Commitment) future funding obligations of such Defaulting Lender in respect of any existing or (unless such Defaulting Lender has no remaining unutilized Extended Revolving Commitment) future participation in any Swingline Loan or Revolving Letter of Credit, (iv) fourth, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, unless such Defaulting Lender has no remaining unutilized Extended Revolving Commitment, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Extended Revolving Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to any Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by such Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, that, with respect to this clause (viii), if such payment is (A) a prepayment of the principal amount of any Revolving Loans or Reimbursement Obligations as to which a Defaulting Lender has funded its participation and (B) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Revolving Loans of, and Reimbursement Obligations owed to, all Revolving Lenders that are not Defaulting Lenders under the Extended Revolving Facility pro rata prior to being applied to the prepayment of any Revolving Loans of, or Reimbursement Obligations owed to, any Defaulting Lender. On the Extended Revolving Termination Date, any remaining amounts not previously applied (except for amounts in connection with clause (vii) above) shall be returned to the applicable Defaulting Lender.
In the event that the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender each reasonably determines that any such Defaulting Lender which is an Extended Revolving Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the outstanding Swingline Loans and outstanding Revolving Letters of Credit of the Extended Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Extended Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage and (ii) any arrangements made by the Borrower pursuant to clause (b)(ii) above shall be terminated and any cash collateral or arrangement provided by the Borrower in accordance thereto will be terminated or promptly returned to the Borrower, as applicable.
The provisions of this Agreement relating to funding, payment and other matters with respect to the Extended Revolving Facility may be adjusted by the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), to the extent necessary to give effect to the provisions of this Section 2.28. The provisions of this Section 2.28 may not be amended, supplemented or modified without, in addition to consents required by Section 10.1, the prior written consent of the Administrative Agent, the Swingline Lender, the Issuing Lenders, the Borrower, and any Defaulting Lenders.
SECTION 3. LETTERS OF CREDIT
          3.1 L/C Commitments. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Revolving Lenders and the Tranche B-1 Lenders set forth in this Section 3, agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any (i) Revolving Letter of Credit if, after giving effect to such issuance, (A) the aggregate amount of the available Extended Revolving Commitments would be less than zero or (B) the aggregate undrawn amount of outstanding Letters of Credit and unpaid Reimbursement Obligations under the Extended Revolving Facility would exceed $100,000,000 or (ii) Tranche B-1 Letter of Credit if, after giving effect thereto (A) the aggregate outstanding principal amount of Tranche B-1 Loans of such Tranche B-1 Lender plus such Tranche B-1 Lender’s Percentage of the Tranche B-1 Letter of Credit Outstandings would exceed such Tranche B-1 Lender’s Tranche B-1 Credit Linked Deposit Amount, or (B) the Tranche B-1 Outstanding Exposure would exceed the Total Tranche B-1 Credit Linked Deposit Amount. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to (A) in the case of Revolving Letters of Credit, the Extended Revolving Termination Date and (B) in the case of Tranche B-1 Letters of Credit, the Tranche B-1 Final Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the applicable date referred to in clause (y) above).
          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
          (c) On the Fifth Amendment Effective Date (and without further action), all participations in respect of outstanding Letters of Credit shall be allocated to the Extended Revolving Lenders in proportion to their Revolving Percentages as of such date, and the Non-Extended Revolving Lenders shall be released from their participations in respect of such outstanding Letters of Credit. All Revolving Letters of Credit issued after the Fifth Amendment Effective Date shall be issued under the Extended Revolving Facility.

          (d) Notwithstanding anything to the contrary in this Agreement, unless the Administrative Agent agrees to a different treatment, (i) Letters of Credit shall at all times and from time to time be deemed to be first Tranche B-1 Letters of Credit in the amount permitted for Tranche B-1 Letters of Credit in Section 3.1(a) and thereafter be deemed to be Revolving Letters of Credit only to the extent, and in an amount by which, the aggregate amount of outstanding Letters of Credit exceeds such permitted amount of Tranche B-1 Letters of Credit, (ii) drawings under any Letter of Credit shall be deemed to have been made first under Tranche B-1 Letters of Credit for so long as, and to the extent that, there are any undrawn Tranche B-1 Letters of Credit outstanding (and thereafter shall be deemed to have been made under Revolving Letters of Credit) and (iii) any Letter of Credit that expires or terminates will be deemed to be first a Revolving Letter of Credit, for so long as, and to the extent that, there are outstanding Revolving Letters of Credit immediately prior to such expiration or termination. To the extent necessary to implement the foregoing, the identification of a Letter of Credit as a Revolving Letter of Credit or a Tranche B-1 Letter of Credit may change from time to time and a portion of a Letter of Credit may be deemed to be a Tranche B-1 Letter of Credit and the remainder be deemed to be a Revolving Letter of Credit.
          3.2 Procedure for Issuance of Letter of Credit The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).
          3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to (i) with respect to Revolving Letters of Credit the Applicable Margin then in effect with respect to Eurodollar Loans under the Extended Revolving Facility, shared ratably among the Extended Revolving Lenders and (ii) with respect to Tranche B-1 Letters of Credit, the Applicable Margin with respect to Eurodollar Loans under the Tranche B-1 Facility, shared ratably among the Tranche B-1 Lenders. Such fees shall be payable (A) with respect to Revolving Letters of Credit, quarterly in arrears on each L/C Fee Payment Date after the issuance date and (B) with respect to Tranche B-1 Letters of Credit, monthly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee in an amount per annum separately agreed with the Issuing Lender on the undrawn and unexpired amount of each Letter of Credit, payable (i) with respect to Revolving Letters of Credit, quarterly in arrears on each L/C Fee Payment Date after the issuance date and (ii) with respect to Tranche B-1 Letters of Credit, monthly in arrears on each L/C Fee Payment Date after the issuance date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
          3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant under the applicable Facility, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant under the applicable Facility irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage (in the case of Revolving Letters of Credit) or such L/C Participant’s Tranche B-1 Percentage (in the case of Tranche B-1 Letters of Credit) in the Issuing Lender’s obligations and rights under each Letter of Credit issued hereunder under a Facility and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant under a Facility unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued under such Facility for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (i) such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed, in the case of Revolving Letters of Credit and (ii) such L/C Participant hereby irrevocably authorizes the Administrative Agent to make available to such Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein such L/C Participant’s Tranche B-1 Percentage of the amount of such draft, or any part thereof, that is not so reimbursed from amounts on deposit in such Tranche B-1 Lender’s Tranche B-1 Credit Linked Account (whether or not the conditions to borrowing set forth in Section 5.2 are satisfied).
          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Revolving Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will (i) if such payment is with respect to a Revolving Letter of Credit, distribute to such L/C Participant its pro rata share thereof and (ii) if such payment is with respect to a Tranche B-1 Letter of Credit, return to each Tranche B-1 Lender its pro rata share thereof by deposit into its Tranche B-1 Credit Linked Account; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, (A) if such Letter of Credit is a Revolving Letter of Credit, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it and (B) if such Letter of Credit is a Tranche B-1 Letter of Credit, the Tranche B-1 Lenders hereby irrevocably authorize the Administrative Agent to make available to such Issuing Lender the portion thereof previously distributed to the Issuing Lender from amounts on deposit in such Tranche B-1 Lender’s Tranche B-1 Credit Linked Account.
          3.5 Reimbursement Obligation of the Borrower The Borrower agrees to reimburse the Issuing Lender no later than the first Business Day following each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment; provided, that such reimbursement obligation of the Borrower shall (i) in the case where such reimbursement obligation is in respect of a Tranche B-1 Letter of Credit be deemed to be satisfied to the extent funds on deposit in the Tranche B-1 Credit Linked Accounts are withdrawn and applied thereto in accordance with Sections 2.4(c)(ii) and 3.4(a) (whether or not the conditions to borrowing set forth in Section 5.2 are satisfied) and (ii) in the case where such reimbursement obligation is in respect of a Revolving Letter of Credit, be deemed to be satisfied when the Extended Revolving Lenders have funded Extended Revolving Loans in the amount of such draft so paid to reimburse such Lender in accordance with the following procedures: (A) the applicable Issuing Lender shall also notify the Administrative Agent of the amount to be so reimbursed, (B) the Borrower shall automatically be deemed to have requested a borrowing of Extended Revolving Loans to be made as ABR Loans in the amount of such reimbursement obligation, and (C) the Administrative Agent shall have notified each Extended Revolving Lender of the same and the amount to be funded by such Revolving Lender which amount with respect to such Revolving Lender shall equal its Revolving Percentage of such reimbursement obligation (which shall be funded by such Revolving Lender whether or not the conditions to borrowing set forth in Section 5.2 are satisfied). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.16(b) and (ii) thereafter, Section 2.16(c).
          3.6 Obligations Absolute The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or may have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise the agreed standard of care (as set forth in Section 3.7 below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Lender shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Lender.
          3.7 Letter of Credit Payments If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
          3.8 Applications To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
          4.1 Financial Condition. The audited consolidated balance sheets of the Borrower as at December 31, 2008 and December 31, 2009, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by, and accompanied by an unqualified report from, Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2009 to and including the Fifth Amendment Effective Date there has been no Disposition by the Borrower of any material part of its business or property.
          4.2 No Change Since December 31, 2009 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
          4.3 Existence; Compliance with Law Each of the Borrower and its Subsidiaries (a) is (except in the case of any Immaterial Subsidiary) duly organized, validly existing and in good standing (to the extent such concept is relevant in the applicable jurisdiction) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to be qualified or comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.4 Power; Authorization; Enforceable Obligations Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedules 4.4, 4.19(a) and 4.19(b), which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or will have been obtained or made and be in full force and effect on the Fifth Amendment Effective Date. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          4.5 No Legal Bar The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.
          4.6 Litigation No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.
          4.7 No Default Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
          4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries (other than Foreign Subsidiaries, as to which no representation is made) has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.
          4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.
          4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.
          4.11 Federal Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
          4.12 Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.
          4.13 ERISA. Neither a Reportable Event which could give rise to a material liability nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.
          4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
          4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

          4.16 Use of Proceeds. The proceeds of the Tranche B Term Loans made on the Fifth Amendment Effective Date will be used to refinance existing Indebtedness of the Borrower and its Subsidiaries, to pay fees and expenses relating to the Transaction and for general corporate purposes. The proceeds of the Revolving Loans, Tranche B-1 Loans made after the Fifth Amendment Effective Date and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes.
          4.17 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:
          (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;
          (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;
          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;
          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;
          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;
          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.
          4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, when taken as a whole, not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
          4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally) security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when the Administrative Agent obtains control of stock certificates representing such Pledged Stock, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are or have been filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent a security interest can be perfected by filings or other action required thereunder as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock with respect to which the Administrative Agent has control, Liens permitted by Section 7.3).
          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are or have been filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. As of the Fifth Amendment Effective Date, Schedule 1.1B lists each of the real properties in the United States owned in fee simple by the Borrower or any of its Subsidiaries having a value, in the reasonable opinion of the Borrower, in excess of $5,000,000.
          4.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.
          4.21 Senior Indebtedness. The Obligations constitute “Senior Debt” of the Borrower under and as defined in the Senior Subordinated Note Indenture and the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute “Guarantor Senior Debt” of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.
          4.22 First Priority Claims. As long as the Intercreditor Agreement is in effect, the Borrower Obligations and the Guarantor Obligations (as such terms are defined in the Guarantee and Collateral Agreement) constitute First Priority Claims (as defined in the Intercreditor Agreement and the Second Lien Note Indenture), and the Liens on the Collateral securing the Borrower Obligations and the Guarantor Obligations constitute First Priority Liens (as defined in the Second Lien Note Indenture).
SECTION 5. CONDITIONS PRECEDENT
          5.1 [Reserved]
          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it was true and correct in all material respects as of such earlier date).
          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

          6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:
          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows (or such other similar or additional statement then required by the SEC for annual reports filed pursuant to the Exchange Act) for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, or other material qualification or exception, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and
          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows (or such other or similar or additional statement then required by the SEC for quarterly reports filed pursuant to the Exchange Act) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance in all material respects with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
Financial statements required to be delivered pursuant to this Section 6.1 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which notice the Administrative Agent shall promptly provide to the Lenders) that such financial statements are included in its annual report on Form 10-K or Form 10-Q, as the case may be, as filed with the SEC, and such report has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm (or any successor website), on the Borrower’s IntraLinks site at intralinks.com or at another relevant website identified in such notice and accessible by the Lenders without charge.
          6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):
          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising as a result of non-compliance with Section 7.1, except as specified in such certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

          (b) within 10 Business Days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;
          (c) no later than three (3) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture or the Second Lien Note Indenture;
          (d) promptly upon the mailing thereof, copies of all financial statements and reports (except to the extent previously delivered pursuant to Section 6.1) that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;
          (e) as soon as available, but in any event not later than 45 days after the end of each fiscal year of the Borrower (but only if the Borrower’s Consolidated Leverage Ratio is greater than 3.50 to 1.0 as of the end of the Borrower’s third fiscal quarter in such ending fiscal year), a copy of the projections by the Borrower of its operating budget and cash flow budget for each quarter of the fiscal year in which such delivery is required to be made, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared based upon good faith estimates and assumptions and on the basis of sound financial planning practice; and
          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
          6.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all tax obligations that are material to the Borrower and its Subsidiaries taken as a whole of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.
          6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the Business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a

Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, upon reasonable prior written notice, to make reasonable visits to and inspections of any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries.
          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:
          (a) the occurrence of any Default or Event of Default upon obtaining knowledge thereof;
          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;
          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $25,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;
          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and
          (e) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.
          6.8 Environmental Laws. (a) Comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case with respect to this Section 6.8, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
          6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in such property having the highest priority then available, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (y) real property acquired by any Excluded Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, (iii) cause such new Subsidiary (other than Excluded Subsidiaries) (A) to become a party to the Guarantee and Collateral Agreement and (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (d) With respect to any new first-tier Foreign Subsidiary (other than any Immaterial Foreign Subsidiary (as defined in the Guarantee and Collateral Agreement)) of a Loan Party created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged, provided, further, that the Borrower shall not be obligated to pledge the Capital Stock of a Foreign Subsidiary to the extent such pledge would violate the laws of the jurisdiction of such Foreign Subsidiary’s organization), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (e) Not permit any Subsidiary to guarantee payment of any of the Second Priority Claims unless and until such Subsidiary has guaranteed payment of the First Priority Claims pursuant to the Guarantee and Collateral Agreement.
          (f) Except as required by the terms of the Second Lien Note Indenture or the Second Priority Collateral Documents, prior to taking any action to create or perfect any Lien on any Collateral securing the Second Priority Claims provide the Administrative Agent at least five Business Days prior notice of such action, and promptly following the taking of any action to create or perfect any Lien on any Collateral securing the Second Priority Claims notify the Administrative Agent in writing of such action.
          (g) Upon request of the Administrative Agent from time to time promptly provide the Administrative Agent with information regarding any property of the Borrower and its Subsidiaries which secures or purports to secure any Second Priority Claims and the actions taken to create or perfect the applicable Liens, to the extent such information is reasonably available to the Borrower or its Subsidiaries and is not subject to any legal or similar privilege.
SECTION 7. NEGATIVE COVENANTS
          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
          7.1 Financial Condition Covenants.
          (a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter during any period set forth below to exceed the ratio set forth below opposite such period:

Consolidated Net
Period	Leverage Ratio
First Quarter 2010	5.50 to 1.00
Second Quarter 2010	4.50 to 1.00
Third Quarter 2010	4.25 to 1.00
Fourth Quarter 2010	4.25 to 1.00
First Quarter 2011	4.00 to 1.00
Second Quarter 2011	3.75 to 1.00
Third and Fourth Quarters 2011	3.50 to 1.00
Fiscal Year 2012 and thereafter	3.50 to 1.00
          (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter during any period set forth below to be less than the ratio set forth below opposite such period:

Consolidated
Interest
Period	Coverage Ratio
First Quarter 2010	2.00 to 1.00
Second Quarter 2010	2.25 to 1.00
Third Quarter 2010	2.30 to 1.00
Fourth Quarter 2010	2.35 to 1.00
First Quarter 2011	2.55 to 1.00

Consolidated
Interest
Period	Coverage Ratio
Second Quarter 2011	2.55 to 1.00
Third and Fourth Quarters 2011	2.55 to 1.00
Fiscal Year 2012 and thereafter	2.75 to 1.00
          7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:
          (a) Indebtedness of any Loan Party pursuant to any Loan Document;
          (b) Indebtedness of the Borrower to any of its Subsidiaries and of any Subsidiary to the Borrower or any other Subsidiary of the Borrower;
          (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Subsidiary in an aggregate amount not to exceed $100,000,000 at any time, unless otherwise permitted hereunder;
          (d) Indebtedness existing on the Fifth Amendment Effective Date (or which may be incurred pursuant to commitments existing on the Fifth Amendment Effective Date) listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);
          (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) or (i) in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;
          (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $500,000,000 and any Permitted Refinancing Indebtedness in respect thereof and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided, that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;
          (g) Hedge Agreements (including Guarantee Obligations of the Loan Parties in respect of Hedge Agreements entered into by Tenneco Management (Europe) Limited or any Subsidiary that succeeds Tenneco Management (Europe) Limited in the performance of international treasury management functions) in respect of (i) Indebtedness that bears interest on a fixed or floating rate basis, so long as such agreements are not entered into for speculative purposes and (ii) currencies as long as such agreements are entered into to hedge actual exposure and not entered into for speculative purposes;
          (h) additional Indebtedness of Foreign Subsidiaries of the Borrower under lines of credit; provided, that, at the time any such Indebtedness is incurred, after giving effect to such incurrence, the aggregate principal amount of all such Indebtedness permitted under this clause (h) shall not exceed the local currency equivalent of (i) $100,000,000 if the Consolidated Net

Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is equal to or greater than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter, or (ii) $150,000,000 at any time if the Consolidated Net Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter;
          (i) Indebtedness of the Borrower or any of its Subsidiaries in respect of Stub Debt;
          (j) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed, at any time outstanding, $100,000,000;
          (k) Capital Lease Obligations arising from Permitted Sale/Leasebacks;
          (l) (i) Indebtedness of the Borrower in respect of the Second Lien Notes in an aggregate principal amount not to exceed $475,000,000 and any Permitted Refinancing Indebtedness in respect thereof and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;
          (m) Indebtedness in respect of Cash Management Obligations, including Cash Pooling Agreements, or guarantees thereof, including the guarantee set forth in Section 2.1(f) of the Guarantee and Collateral Agreement;
          (n) additional unsecured Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed the local currency equivalent of €225,000,000 at any time to the extent the proceeds are used directly or indirectly to prepay, repurchase or redeem the Senior Unsecured Notes and to pay any fees and premiums arising in connection with such refinancing;
          (o) unsecured Guarantee Obligations of the Borrower and the other Loan Parties of obligations of any Subsidiary (other than secured obligations of the type described in clause (h) above);
          (p) (i) unsecured Indebtedness of the Borrower and guarantees thereof by Subsidiary Guarantors only for the purpose of refinancing subordinated Indebtedness of the Borrower, as long as (A) such unsecured Indebtedness and guarantees comply with the conditions set forth in clauses (c)(i), (iii), (iv) and (v) of the definition of “Permitted Refinancing Indebtedness”, (B) the Second Lien Notes have been repaid or refinanced with the proceeds of Permitted Refinancing Indebtedness and (C) on a pro forma basis the Consolidated Net Leverage Ratio would be equal to or less than 3.0:1.0 and (ii) Permitted Refinancing Indebtedness in respect thereof;
          (q) (i) unsecured Indebtedness of the Borrower consisting of senior unsecured Indebtedness, senior subordinated Indebtedness, and guarantees thereof by Subsidiary Guarantors, provided (A) such unsecured Indebtedness complies with the conditions set forth in clauses (c)(i), (iii), (iv) and (v) of the definition of “Permitted Refinancing Indebtedness” and (B) the proceeds are used to finance acquisitions permitted under Section 7.8(j) or (k) and (ii) any Permitted Refinancing Indebtedness in respect thereof; and

          (r) Indebtedness of TAOC in connection with the Hart County Facility IDB Transaction.
          7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:
          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of any Loan Party or any Excluded Subsidiary, as the case may be, in conformity with GAAP;
          (b) statutory liens of landlords and carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;
          (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
          (f) Liens in existence on the Fifth Amendment Effective Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Fifth Amendment Effective Date and that the amount of Indebtedness secured thereby is not increased;
          (g) Liens securing Indebtedness incurred pursuant to Section 7.2(e) on property at the time it is acquired by any the Borrower or any of its Subsidiaries, provided that such Liens do not spread to cover other properties;
          (h) Liens arising solely by virtue of any statutory or common law provisions related to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts;
          (i) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased;
          (j) Liens created pursuant to the Security Documents;

          (k) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal and other bonds in connection with court proceedings or judgments up to the aggregate at any time outstanding of $50,000,000;
          (l) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;
          (m) Permitted Receivables Financings;
          (n) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $75,000,000 at any one time;
          (o) Liens on property of Foreign Subsidiaries securing Indebtedness permitted by Section 7.2(h);
          (p) Liens on the Collateral securing Indebtedness of the Borrower or any Subsidiary Guarantor incurred pursuant to Section 7.2(l), provided that such Liens are, at all times prior to repayment in full in cash of the Obligations and termination of the Revolving Commitments and of the Total Tranche B-1 Credit Linked Deposit Amount, subordinate to Liens created under the Loan Documents securing the First Priority Claims pursuant to the terms of the Intercreditor Agreement; and
          (q) Liens on cash, cash equivalents, deposit accounts and similar items of Foreign Subsidiaries securing Cash Management Obligations, including obligations in respect of any Cash Pooling Agreement, and guarantees by the Borrower or any of its Subsidiaries of such Cash Management Obligations or other Obligations (it being understood that the Borrower and the Domestic Subsidiaries may not provide a security interest in the Collateral or their other assets for Cash Management Obligations or obligations under any Cash Pooling Agreement to benefit Foreign Subsidiaries except to the extent the secured party is a Lender (or any Affiliate of a Lender));
          (r) Liens on up to $20,000,000 of cash collateral securing obligations to issuing banks in respect of banker’s acceptances issued through joint ventures of the Borrower and its Subsidiaries in the People’s Republic of China; and
          (s) Liens on the Hart County Facility and related assets in connection with the Hart County Facility IDB Transaction.
          7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:
          (a) (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned

Subsidiary Guarantor shall be the continuing or surviving entity) and (ii) any Foreign Subsidiary may be merged with or into any other Subsidiary (provided that, if such other Subsidiary is a Domestic Subsidiary, such Domestic Subsidiary shall be the continuing or surviving entity);
          (b) (i) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor and (ii) any Foreign Subsidiary may Dispose of any or all of its assets upon voluntary liquidation or otherwise to any other Subsidiary; and
          (c) any Subsidiary (i) in which the Borrower and its Subsidiaries own Capital Stock representing less than 80% of the ordinary voting power of such Subsidiary or (ii) that is a Foreign Subsidiary or an Immaterial Domestic Subsidiary may be liquidated as long as the proceeds of such liquidation (after satisfying all Contractual Obligations of such Subsidiary) are distributed to the holders of the Capital Stock of such Subsidiary on an approximately ratable basis (based on their respective equity ownership interests in such Subsidiary).
          7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
          (a) the Disposition of obsolete or worn out property in the ordinary course of business;
          (b) the sale of inventory in the ordinary course of business;
          (c) Dispositions permitted by Section 7.4(b);
          (d) (i) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor or (ii) the sale or transfer of any Immaterial Subsidiary’s Capital Stock or assets to the Borrower or any other Loan Party or any Wholly-Owned Subsidiary;
          (e) any Permitted Receivables Financing;
          (f) Dispositions listed and described on Schedule 7.5 attached hereto;
          (g) any Disposition of assets (i) from one Foreign Subsidiary to a Foreign Subsidiary, (ii) from one Loan Party to another Loan Party or (iii) from a Subsidiary to a Loan Party;
          (h) the Disposition of other property not described in clauses (a) — (g) above or (i)-(n) below for fair market value as long as (i) at least 75% of the consideration consists of cash and cash equivalents and (ii) the aggregate fair market value of such property so disposed of does not exceed the sum of (A) 25% of the Consolidated Total Assets of the Borrower as determined on the Closing Date plus (B) the proceeds of all Reinvestment Deferred Amounts with respect to Dispositions reinvested in the business of the Borrower and its Subsidiaries after the Closing Date; provided, that neither the Borrower nor any Subsidiary Guarantor shall make Dispositions, the proceeds of which are reinvested in Subsidiaries that are not Subsidiary Guarantors, with respect to property having an aggregate fair market value in excess of 25% of the Consolidated Total Assets of the Borrower as determined on the Closing Date;
          (i) (i) the Borrower or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any Foreign Subsidiary formed or organized under the laws of (a) any European country or (b) any state, province, district or other subdivision of any such country, in each case to Tenneco Automotive Iberica, S.A.; and (ii) the Borrower or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any other Foreign Subsidiary (i.e., Foreign Subsidiaries not described in the preceding clause (i)) to the Borrower or a Subsidiary of the Borrower;
          (j) the Borrower or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any Foreign Subsidiary or Joint Venture formed or organized under the laws of (i) the People’s Republic of China or (ii) any state, province, district or other subdivision thereof in each case to a Wholly Owned Subsidiary of the Borrower that is formed or organized under the laws of (A) either the People’s Republic of China or the United States or (B) any state, province, district or other subdivision of either such country;
          (k) the Borrower and its Subsidiaries may sell property pursuant to Permitted Sale/Leasebacks;
          (l) the Disposition of property as an Investment made pursuant to Section 7.8(g) in any Joint Venture or in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly-Owned Subsidiary;
          (m) the Disposition of the Capital Stock or assets of any Immaterial Subsidiary (other than any Disposition permitted pursuant to clause (g) above);
          (n) the sale by the Borrower and its Subsidiaries (i) of post-dated checks in accordance with past practice of the Borrower and its Subsidiaries in the People’s Republic of China and (ii) bills of exchange in accordance with past practice of the Borrower and its Subsidiaries in Europe;
          (o) [reserved];
          (p) at the request of the Administrative Agent, the shares of any Foreign Subsidiary formed or organized under the laws of the Czech Republic may be transferred to any Wholly Owned Subsidiary to the extent necessary to pledge up to 65% of the voting capital stock of such Subsidiary under the laws of the Czech Republic pursuant to the Security Documents;
          (q) the Disposition of the Hart County Facility from TAOC to the Hart County Industrial Building Authority, in connection with the Hart County Facility IDB Transaction; and
          (r) the sale by Tenneco Global Holdings Inc. and Tenneco International Holdings Corp. of all the shares of Tenneco Automotive Polska Sp Zoo, Monroe Czechias r.o. and/or Tenneco Automotive France S.A.S. to Tenneco International Luxembourg SA or to another Foreign Subsidiary of the Borrower that is a Wholly Owned Subsidiary.

Simultaneously with any transfer described in Section 7.5(i), (j) or (r) of this Agreement, the Lenders authorize the Administrative Agent to release the Lien on and security interest created by the Loan Documents in the Capital Stock of the Subsidiaries so transferred or contributed and authorize the Administrative Agent to take any action reasonably requested by the Borrower to effect such release.
Any Disposition made pursuant to clause (g)(i) or (i)(ii) above of Capital Stock or assets of a Foreign Subsidiary the Capital Stock of which constitutes Collateral under this Agreement shall be made for fair market value paid in cash. All such cash in excess of an amount equal to $150,000,000 shall be retained and/or reinvested in Loan Parties or in Foreign Subsidiaries the Capital Stock of which constitutes Collateral under the Agreement.
          7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, “Restricted Payments”), except that:
          (a) any Subsidiary may make Restricted Payments to the Borrower, any Subsidiary or to any other Person (ratably based on such other Person’s equity ownership in such Subsidiary) which owns Capital Stock of such Subsidiary;
          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase the Borrower’s common stock or common stock options from present or former officers or employees of the Borrower or its Subsidiaries upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of Restricted Payments under this paragraph (b) shall not exceed $1,000,000;
          (c) the Borrower may make Restricted Payments in an aggregate amount not to exceed $30,000,000 in any fiscal year as long as, after giving effect to each such Restricted Payment, the pro forma Consolidated Leverage Ratio is less than 3.25 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available); and provided if, after giving effect to a Restricted Payment, the pro forma Consolidated Leverage Ratio would be less than 2.5 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available), then the Borrower may make Restricted Payments after the Closing Date in an aggregate amount not to exceed the sum of $100,000,000 plus 50% of Consolidated Net Income accruing from the Closing Date (it being understood that any Restricted Payment permitted at the time it was made shall be deemed to be permitted notwithstanding that the conditions specified in paragraph (c) for such Restricted Payment may no longer be satisfied thereafter); and provided further that the amount of Restricted Payments permitted under this paragraph (c) for any period shall be reduced by the amount of any Restricted Payments made pursuant to paragraph (b) above in such period. No Restricted Payment may be made pursuant to this paragraph (c) during a Default or Event of Default other than Restricted Payments required pursuant to contractual obligations to purchase Capital Stock or options of the Borrower or any

Subsidiary from officers or employees or former officers or employees of the Borrower and its Subsidiaries; and
          (d) the Borrower may withhold shares of Capital Stock of the Borrower from, and pay personal payroll taxes of employees in respect of vested restricted shares of, options to purchase and other equity incentive awards in respect of, the Capital Stock of the Borrower.
          7.7 [Intentionally Omitted]
          7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:
          (a) extensions of trade credit in the ordinary course of business;
          (b) investments in Cash Equivalents;
          (c) (i) Guarantee Obligations permitted by Section 7.2 and (ii) Guarantee Obligations arising in the ordinary course of business with respect to other obligations that do not constitute Indebtedness;
          (d) loans and advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower not to exceed $10,000,000 at any one time outstanding;
          (e) Investments made by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;
          (f) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary;
          (g) Investments in Joint Ventures and in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly-Owned Subsidiary in an aggregate amount not to exceed $125,000,000 in each fiscal year; provided, that (i) any such amount not so invested in the fiscal year for which it is permitted may be carried over for investment in the next succeeding fiscal year only, (ii) in each fiscal year, amounts carried over from previous years shall be deemed to be used first for purposes of calculating future carry-over amounts and (iii) the maximum amount permitted to be carried over in each fiscal year shall be limited to $125,000,000 ;
          (h) Investments in existence on the Fifth Amendment Effective Date listed on Schedule 7.8(h), provided that no such Investment is increased except as permitted by the other provisions of this Section 7.8;
          (i) the Finance Subsidiary may execute and deliver one or more subordinated promissory notes (having terms customary for similar notes issued in transactions similar to a

Permitted Receivables Financing) to the Borrower and its Subsidiaries representing the deferred purchase price of receivables sold to the Finance Subsidiary in a Permitted Receivables Financing, and the Borrower and its Subsidiaries may contribute receivables and other assets of the type referred to in the definition of “Permitted Receivables Financing” to the capital of the Finance Subsidiary in connection with a Permitted Receivables Financing;
          (j) acquisitions as long as, after giving effect thereto, the pro forma Consolidated Net Leverage Ratio would be less than 3.0 to 1.0 (it being understood that the Borrower may utilize any remaining portion of the aggregate amount described in the succeeding paragraph (k) to consummate an acquisition to the extent the pro forma Consolidated Net Leverage Ratio would equal or exceed 3.0 to 1.0 after giving effect thereto);
          (k) other acquisitions the aggregate consideration for which does not exceed the sum of (i) $250,000,000, (ii) the Net Cash Proceeds of Qualified Capital Stock of the Borrower issued after February 19, 2009 and (iii) the portion of annual Excess Cash Flow (beginning with Excess Cash Flow for fiscal year 2010) not required to be applied to the payment of the Facilities and not used for other purposes;
          (l) deposit accounts maintained in the ordinary course of business;
          (m) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $100,000,000 during the term of this Agreement; and
          (n) TAOC may consummate the Hart County Facility IDB Transaction.
          7.9 Optional Payments and Modifications of Senior Subordinated Notes. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes (or New Unsecured Indebtedness, to the extent that it consists of subordinated Indebtedness), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (or of such New Unsecured Indebtedness) or the Senior Subordinated Indenture (or, if applicable, the New Unsecured Indebtedness Agreement) (other than any such amendment, modification, waiver or other change that (x) (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee or (y) is not adverse to the Lenders), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Debt” for the purposes of the Senior Subordinated Note Indenture (or, if applicable, the New Unsecured Indebtedness Agreement). Notwithstanding the foregoing, as long as no Default or Event of Default has occurred and is continuing the Borrower may purchase and cancel or redeem (i) its Senior Subordinated Notes (or such New Unsecured Indebtedness) with the Net Cash Proceeds of Permitted Refinancing Indebtedness or with the Net Cash Proceeds of shares of common stock of the Borrower, in each case issued within 180 days prior to such purchase and cancellation or redemption, (ii) its Senior Subordinated Notes (or such New Unsecured Indebtedness) in an amount equal to the sum of (x) the Net Cash Proceeds of Qualified Capital Stock issued by the Borrower after the Closing Date plus (y) the portion of annual Excess Cash Flow (beginning with Excess Cash Flow for fiscal year 2010) not required to be applied to payment of the Facilities and which is not used for other purposes, provided that (x) the aggregate principal amount of Senior Subordinated Notes (or New Unsecured Indebtedness) purchased and cancelled or redeemed pursuant to this clause (ii) and (y) the sum of the aggregate principal amount of the Senior Subordinated Notes (or such New Unsecured Indebtedness) purchased and cancelled or redeemed pursuant to this clause (ii) and the aggregate principal amount of Senior Unsecured Notes (or such New Unsecured Indebtedness) purchased and cancelled or redeemed pursuant to clauses (iv), (v) and (vi) of the second sentence of Section 7.15 are capped as follows based on the pro forma Consolidated Leverage Ratio after giving effect to such purchase, cancellation or redemption, and (iii) its Senior Subordinated Notes (or such New Unsecured Indebtedness) in exchange for Permitted Refinancing Indebtedness or in exchange for shares of common stock of the Borrower:

Aggregate Senior
	Senior Subordinated	Subordinated Notes
PF Consolidated	Notes Aggregate	and Senior Unsecured
Leverage Ratio	Maximum Amount	Notes Maximum Amount
≥ 3.0x	$20 million	$20 million
≥ 2.5x	100 million	100 million
< 2.5x	125 million	125 million
          7.10 Transactions with Affiliates. Enter into or suffer to exist any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any non-consolidated Affiliate unless such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not a non-consolidated Affiliate.
          7.11 Sales and Leasebacks. Enter into or suffer to exist any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred in a related transaction by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary except for such transactions entered into after the date hereof as long as (i) the aggregate fair market value of the property sold in connection therewith does not exceed $200,000,000, the consideration for each such sale shall be cash, and such transactions are consummated on an arm’s length basis and the Net Cash Proceeds thereof are applied to prepay the Term Loans and reduce the Total Tranche B-1 Credit Linked Deposit Amount as set forth in Sections 2.13(b) and 2.19(b) or (ii) the transaction involves a lease with a term of one year or less following the related sale (collectively, the “Permitted Sale/Leasebacks”) (the Borrower agreeing that all Permitted Sale/Leasebacks shall be Asset Sales and the Lenders hereby authorizing the Administrative Agent to release any Lien on or security interests in any such property created by the Loan Documents upon consummation of such Permitted Sale/Leasebacks). Notwithstanding anything to the contrary contained herein, any Permitted Sale/Leasebacks shall be deemed to be expressly permitted pursuant to each other provision of this Section 7 (other than Sections 7.1 and 7.10) that would otherwise be construed to prohibit or restrict such Permitted Sale/Leasebacks. In the event that the Borrower or a Subsidiary enters into an operating lease in connection with a Permitted Sale/Leaseback, then the Borrower shall deliver to the Administrative Agent at the time it or a Subsidiary enters into such lease, a schedule setting forth the principal and interest components of payments to be made under such lease as reasonably determined by the Borrower.
          7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.
          7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary non-assignment provisions of any contract and (d) customary restrictions on the creation of Liens on any property or assets arising under a security agreement governing a Lien permitted under this Agreement.
          7.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
          7.15 Optional Payments and Modifications of Senior Unsecured Notes. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Unsecured Notes (or New Unsecured Indebtedness, to the extent that it consists of senior unsecured Indebtedness), or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Unsecured Notes (or of such New Unsecured Indebtedness) or the Senior Unsecured Note Indenture (or, if applicable, the New Unsecured Indebtedness Agreement) (other than any such amendment, modification, waiver or other change that (i) (A) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (B) does not involve the payment of a consent fee or (ii) is not adverse to the Lenders). Notwithstanding the foregoing, as long as no Default or Event of Default has occurred and is continuing, the Borrower may purchase and cancel or redeem its Senior Unsecured Notes (or such New Unsecured Indebtedness) (i) with the Net Cash Proceeds of Permitted Refinancing Indebtedness or with the Net Cash Proceeds of shares of common stock of the Borrower, in each case issued within 180 days prior to such purchase and cancellation or redemption, (ii) with the Net Cash Proceeds of the Incremental Facilities or Indebtedness incurred under Section 7.2(n), (iii) with the Net Cash Proceeds of senior or subordinated unsecured Indebtedness of the Borrower incurred after the Closing Date, which Indebtedness may be guaranteed by the other Loan Parties on a senior or subordinated basis, as applicable, (iv) with the proceeds of the Revolving Loans, (v) with the cash generated by the operations of the Borrower and its Subsidiaries (and the Borrower

shall concurrently with any purchase of Senior Unsecured Notes (or such New Unsecured Indebtedness) under this clause (v) deliver a certificate to the Administrative Agent setting forth a calculation of such cash generated by operations), (vi) in an amount equal to the sum of (x) the Net Cash Proceeds of Qualified Capital Stock issued by the Borrower after the Closing Date plus (y) the portion of annual Excess Cash Flow (beginning with Excess Cash Flow for fiscal year 2010) not required to be applied to payment of the Facilities and which is not used for other purposes, provided that the aggregate principal amount of Senior Unsecured Notes (or such New Unsecured Indebtedness) purchased and cancelled or redeemed pursuant to clauses (iv), (v) and (vi), together with the aggregate principal amount of Senior Subordinated Notes (or New Unsecured Indebtedness) purchased and cancelled or redeemed pursuant to clause (ii) of the second sentence of Section 7.9, is capped as follows based on the pro forma Consolidated Leverage Ratio after giving effect to such purchase, cancellation or redemption and (vii) in exchange for Permitted Refinancing Indebtedness or in exchange for shares of common stock of the Borrower:

PF Consolidated Leverage Ratio	Aggregate Maximum Amount
≥ 3.0x	$20 million
≥ 2.5x	100 million
< 2.5x	125 million
SECTION 8. EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:
          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or
          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or
          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which exceeds in the aggregate $50,000,000 for the Borrower and its Subsidiaries; or an event of default shall occur and be continuing under the Senior Subordinated Note Indenture or the Second Lien Note Indenture; or
          (f) (i) the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
          (g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or
          (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby if the aggregate value of the affected Collateral is more than $5,000,000; or
          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or
          (k) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower; or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur; or
          (l) the Senior Subordinated Notes or any guarantee thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert; or
          (m) any Lien securing or purporting to secure the Second Priority Claims shall cease, for any reason, to be subordinated to the Lien created under the Loan Documents securing or purporting to secure the First Priority Claims, as provided in the Intercreditor Agreement, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Second Lien Notes or the holders of at least 25% in aggregate principal amount of the Second Lien Notes shall so assert; or the Borrower or any of its Subsidiaries shall make any payment, prepayment, repurchase or redemption of or on the Second Lien Notes other than scheduled payments of interest or as permitted by the last sentence of Section 7.15;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments and the Borrower’s right to request the making of a Tranche B-1 Loan or the issuance or extension of a Tranche B-1 Letter of Credit or an increase to the stated amount thereof shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments and the Borrower’s right to request the making of a Tranche B-1 Loan or the issuance or extension of a Tranche B-1 Letter of Credit or an increase to the stated amount thereof to be terminated forthwith, whereupon the Revolving Commitments and the Borrower’s right to request the making of a Tranche B-1 Loan on the issuance or extension of a Tranche B-1 Letter of Credit or an increase in the stated amount thereof shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
SECTION 9. THE AGENTS
          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
          9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its extensions of credit hereunder, provide its Tranche B-1 Credit Linked Deposit Amount and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 20 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Upon the effectiveness of the retirement of any Administrative Agent, the retiring Administrative Agent may, at its option (i) transfer the management of all then existing Tranche B-1 Credit Linked Accounts to the successor Administrative Agent or (ii) close all such Tranche B-1 Credit Linked Accounts upon the establishment of new Tranche B-1 Credit Linked Accounts with the successor Administrative Agent (and the successor Administrative Agent shall establish such new accounts) and transfer all amounts on deposit in such Tranche B-1 Credit Linked Accounts to such new accounts.

          9.10 Documentation Agents and Syndication Agent. Neither the Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in their capacities as such.
SECTION 10. MISCELLANEOUS
          10.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party that is a party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is a party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) eliminate or reduce any voting rights under this Section 10.1, forgive the principal amount or extend the final scheduled date of maturity of any Loan or extend any L/C Participant’s interest in the Issuing Lender’s obligations and rights under any Letter of Credit beyond the Revolving Termination Date or the Tranche B-1 Settlement Date, extend the scheduled date of any amortization payment in respect of any Term Loan, extend the date on which the Tranche B-1 Credit Linked Deposits are required to be returned in full to the Tranche B-1 Lenders, reduce the stated rate of any interest or fee payable hereunder or the Tranche B-1 Fixed Return Rate (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification in the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or commitment fee for purposes of this clause (i)) or the amount of return due to the Tranche B-1 Lenders pursuant to Section 2.4(d) or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender’s Revolving Commitment or the Tranche B-1 Credit Linked Deposit Amount with respect to any Lender, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any provision of Section 2.19 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (iv) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the consent of the Majority Facility Lenders under each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 2.8 or 2.9 without the consent of the Swingline Lender; (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; or (ix) amend, modify or waive Section 2.4 (or any provision or definition referred to therein) to the extent it adversely affects the Tranche B-1 Lenders without the consent of the Majority Facility Lenders under the Tranche B-1 Facility (it being agreed that, with the consent of the Required Lenders, additional extensions of credit and tranches and increases in the amount of the Facilities may be added to this Agreement and may share in any payments, prepayments, Collateral and voting rights on a pro rata basis and corresponding amendments to the Loan Documents may be made; provided that the consent of the Required Lenders shall not be required in connection with any Incremental Facility). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
          (b) Notwithstanding anything to the contrary in this Agreement,
     (i) if the Borrower elects to extend the Revolving Termination Date, it may do so by providing written notice to the Administrative Agent; provided that
     (A) no Revolving Lender shall be obligated to consent to such extension;
     (B) such extension shall be effective only if consented to by all of the Revolving Lenders; and
     (C) no such extension shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments, and, in connection therewith, this Agreement and the other Loan Documents may be amended from time to time with the consent of only the Majority Facility Lenders in respect of the Revolving Facility, the Issuing Lender, the Administrative Agent and the Borrower to the extent necessary to implement the provisions of this clause (i) (including to reflect the extension of the Revolving Termination Date); and
     (ii) this Agreement may be amended with the written consent of only the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to the extent necessary to permit the refinancing of the entire Tranche B-1 Facility (“Refinanced Facility”) with a replacement “B” term loan tranche (including a synthetic term loan tranche similar to the Tranche B-1 Facility hereunder) (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Facility, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Facility, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Facility at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Facility, except to the extent necessary to provide for covenants and other terms applicable to any period after the Tranche B-1 Final Maturity Date and except that mandatory prepayments of the Replacement Term Loans may be made ratably with the Tranche B Term Loans; and
     (iii) this Agreement and the other Loan Documents may be amended with the written consent of only the Administrative Agent and the Borrower to the extent necessary in order to evidence and implement the Incremental Facilities pursuant to Section 2.27 and the increase in the Revolving Facility pursuant to Section 2.6(c).
          (c) The Borrower shall be permitted to replace any Lender that has not consented to any amendment, modification, supplement or waiver of or to the Loan Documents requested by the Borrower (a “Requested Amendment”) which requires the consent of each Lender, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the Requested Amendment has been consented to by the Supermajority Lenders (as defined below), (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement (and, if applicable, its Tranche B-1 Credit Linked Deposit), (iv) the Borrower shall be liable to such replaced Lender under Section 2.22 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein, except to the extent the replacement financial institution is already a Lender), (vii) the replacement Lender shall consent to the Requested Amendment, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.20 or 2.21(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. As used herein, “Supermajority Lenders” means the Required Lenders except that the percentage “50%” referred to therein shall be deemed to be a reference to “66%”.
          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	Tenneco Inc.
500 North Field Drive
Lake Forest, IL 60045
Attention: John E. Kunz
Telecopy: 847-482-5125
Telephone: 847-482-5000

with a copy to:	Tenneco Inc.
500 North Field Drive
Lake Forest, IL 60045
Attention: General Counsel
Telecopy: 847-482-5040
Telephone: 847-482-5000

The Administrative Agent:	383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Richard W. Duker
Telecopy: 212-270-5100
Telephone: 212-270-3057

Or, in the case of U.K. Swingline Loans:

JPMorgan Chase Bank, N.A., London Branch; 125
London Wall, 9th Floor; London, EC2Y 5AJ; United Kingdom,
LW09-1501; Attention: European Loan Operations;
Telecopy: +44 (207)777-2360

with a copy to:	Loan and Agency Services Group
1111 Fannin, Floor 10
Houston, Texas 77002
Attention: Jide Williams
Telecopy: 713-750-2938
Telephone: 713-427-6530
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable promptly after written demand therefor. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.
          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this

Agreement without the prior written consent of each Lender (except in a transaction permitted by Section 7.4).
          (b) Any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender, the Tranche B-1 Credit Linked Deposit Amount of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
          (c) Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Lender Affiliate or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000 in the case of Revolving Commitments, $1,000,000 in the case of Tranche B Term Loans or $1,000,000 in the case of Tranche B-1 Credit Linked Deposit Amounts (provided that assignments made by any Lender on the same day to an Assignee and its affiliates (including any Lender Affiliates) and contemporaneous assignments by Lender Affiliates to a single Assignee may be treated as a single assignment for purposes of satisfying any such minimum assignment amount requirement (other than in the case of an assignment of all of a Lender’s interests under the applicable Facility), (ii) after giving effect to any such assignment, such Lender and its affiliates (including any Lender Affiliates) shall retain Commitments, Term Loans and Tranche B-1 Credit Linked Deposit Amounts in an aggregate principal amount of $5,000,000 in the case of Revolving Commitments, $1,000,000 in the case of Tranche B Term Loans or $1,000,000 in the case of Tranche B-1 Credit Linked Deposit Amounts (other than in the case of an assignment of all of a Lender’s interests under the applicable Facility), in each case unless otherwise agreed by the Borrower and the Administrative Agent, and (iii) no Lender may assign any interest in the Revolving Facility (other than, with the consent of the Administrative Agent, not to be unreasonably withheld or delayed, to an affiliate of such Lender or, to another Lender then holding Revolving Commitments) without the consent of the Administrative Agent, the Borrower, the Issuing Lender and the Swingline Lender (not to be unreasonably withheld or delayed). For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Lender Affiliates, if any (other than in the case of an assignment of all of a Lender’s interests under this Agreement). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be deemed a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Sections 8(a) or 8(f) shall have occurred and be continuing with respect to the Borrower. Without the consent of the Borrower and the Administrative Agent, the Tranche B-1 Credit Linked Deposit of any Tranche B-1 Lender shall not be released in connection with any assignment by such Tranche B-1 Lender, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Section 2.4 to satisfy such assignee’s obligations in respect of Tranche B-1 Exposure. Each Tranche B-1 Lender agrees that immediately prior to such assignment (x) the Administrative Agent shall establish a new Tranche B-1 Credit Linked Account in the name of such assignee, (y) unless otherwise consented to by the Administrative Agent, a corresponding portion of the amount on deposit in the Tranche B-1 Credit Linked Account of the assignor Tranche B-1 Lender shall be purchased by the assignee and shall be transferred from the assignor’s Tranche B-1 Credit Linked Account to the assignee’s Tranche B-1 Credit Linked Account and (z) if after giving effect to such assignment the aggregate amount of the Tranche B-1 Credit Linked Deposit Account of the assignor Tranche B-1 Lender shall be $0, the Administrative Agent shall close the Tranche B-1 Credit Linked Account of such assignor Tranche B-1 Lender.
          (d) Notwithstanding anything to the contrary contained herein, any Lender which is a bank (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan which such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation hereunder (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive termination of this Agreement) that in the event of any such grant by a Granting Bank to an SPC of the option to provide to the Borrower all or any part of its Loan, (i) such Granting Bank’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged and such Granting Bank shall remain solely responsible for the performance of such obligations under this Agreement and the other Loan Documents, (ii) such Granting Bank shall remain the holder of such Loan for all purposes under this Agreement and the other Loan Documents and nothing contained in this Section 10.6(d) is intended to excuse the Granting Bank from the full performance of its obligations hereunder and thereunder or otherwise diminish the duties and liabilities of the Granting Bank under this Agreement or the other Loan Documents (other than it being understood that any payment obligation on the part of such Granting Bank to make a Loan hereunder shall, if such Loan is made by any SPC, be deemed to have been satisfied upon the making of such Loan by such SPC), (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Granting Bank in connection with such Granting Bank’s rights and obligations under this Agreement and the other Loan Documents, (iv) in no event shall any SPC have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, or be included in any determination of the Required Lenders or the Majority Facility Lenders hereunder for any purpose, (v) prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6(d), any SPC may (X) with notice to, but without prior written consent of, the Borrower and the Administrative Agent (subject, however, to the approval of the financial institution as set forth below), assign all or a portion of its interests in any Loan to the Granting Bank or to a financial institution (previously approved in writing by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of the Loans and (Y) subject to Section 10.15 hereof, disclose on a confidential basis any non-public information relating to its Loans to any rating agency as specifically provided for in Section 10.15 hereof. This Section 10.6 may not be amended without the prior written consent of the SPC, the Borrower and the Administrative Agent.
          (e) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to and the amount of the Tranche B-1 Credit Linked Deposit Amount of, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein and the Tranche B-1 Credit Linked Deposits Accounts for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note or Tranche B-1 Credit Linked Deposit Amount, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be an obligation of the Borrower and which shall be paid once in connection with simultaneous assignments for a Lender and its affiliates (including any Lender Affiliates) if any), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.
          (g) The Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
          (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes and Tranche B-1 Credit Linked Deposit Amounts relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.
          (i) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (h) above.

          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount owing by the Borrower hereunder becoming due and payable (whether at the stated maturity, by acceleration or otherwise) and remaining unpaid past any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          10.13 Acknowledgments. The Borrower hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.
          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements and contingent indemnity obligations not due and payable) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
          (c) The Administrative Agent and the Lenders agree that Liens on assets of the Loan Parties created by the Loan Documents will be terminated and released upon the transfer of such assets to a Foreign Subsidiary pursuant to Section 7.5(r). The Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower to effect any termination or release described in this paragraph (c).
          10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Lender Affiliate, (b) to any pledgee required to in Section 10.6(h) or any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15).
          Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
          All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
          10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          10.17 Effect of Amendment and Restatement of the Existing Credit Agreement.
          (a) This Agreement shall be deemed to be an amendment to and restatement of the Existing Credit Agreement and the Existing Credit Agreement as amended and restated hereby shall remain in full force and effect and is hereby ratified and confirmed in all respects. All extensions of credit under the Existing Credit Agreement on the Closing Date shall remain outstanding following the Closing Date as specified in Section 3.1(c) and shall be continued under this Agreement, as amended in the manner set forth herein. All references to the Existing Credit Agreement in any other agreement or document shall, on and after the Closing Date, be deemed to refer to the Existing Credit Agreement as amended and restated hereby. The Borrower agrees, acknowledges and affirms that (i) each of the Security Documents to which it is a party shall remain in full force and effect and shall constitute security for all extensions of credit pursuant to the Existing Credit Agreement as amended and restated hereby and (ii) any reference to the Existing Credit Agreement appearing in any such Security Document shall on and after the Closing Date be deemed to refer to the Existing Credit Agreement as amended and restated hereby.
          (b) On the Closing Date, each of the lenders party to the Existing Credit Agreement and not continuing as a Lender hereunder hereby agrees that, upon its acceptance of the outstanding amounts owed to it under the Existing Credit Agreement on the Closing Date, such lender shall have consented to the amendment and restatement of the Existing Credit Agreement as provided herein.
          10.18 Covenant of the Tranche B-1 Lenders. Each Tranche B-1 Lender represents and warrants, as to itself, to the Borrower that such Tranche B-1 Lender has not granted any Liens on any of the funds on deposit in its Tranche B-1 Credit Linked Account and covenants for the benefit of the Borrower that such Tranche B-1 Lender shall not grant any Lien on any such funds on deposit but shall instead keep such funds free and clear of any Liens.

          10.19 USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.

Annex A
PRICING GRID FOR NON-EXTENDED REVOLVING FACILITY

	Applicable Margin	Applicable Margin
Consolidated Net Leverage Ratio	for Eurodollar Loans	for ABR Loans	Commitment Fee Rate
Greater than or equal to 5.0 to 1.0	5.50%	4.50%	.75%

Less than 5.0 to 1.0 and greater than or equal to 4.0 to 1.0	5.00%	4.00%	.50%

Less than 4.0 to 1.0	4.50%	3.50%	.50%
PRICING GRID FOR EXTENDED REVOLVING FACILITY (INCLUDING SWINGLINE LOANS)

	Applicable Margin	Applicable Margin
Consolidated Net Leverage Ratio	for Eurodollar Loans	for ABR Loans	Commitment Fee Rate
Greater than or equal to 5.0 to 1.0	5.50%	4.50%	.75%

Less than 5.0 to 1.0 and greater than or equal to 4.0 to 1.0	5.00%	4.00%	.75%

Less than 4.0 to 1.0 and greater than or equal to 2.25 to 1.0	4.50%	3.50%	.75%

Less than 2.25 to 1.0 and greater than or equal to 2.0 to 1.0	4.25%	3.25%	.50%

Less than 2.0 to 1.0	4.00%	3.00%	.50%
PRICING GRID FOR TRANCHE B TERM FACILITY

	Applicable Margin	Applicable Margin
Consolidated Net Leverage Ratio	for Eurodollar Loans	for ABR Loans
Greater than or equal to 2.25 to 1.0	4.75%	3.75%

Less than 2.25 to 1.0	4.50%	3.50%

PRICING GRID FOR TRANCHE B-1 FACILITY

	Applicable Margin	Applicable Margin
Consolidated Net Leverage Ratio	for Eurodollar Loans	for ABR Loans
Greater than or equal to 5.0 to 1.0	5.50%	4.50%

Less than 5.0 to 1.0	5.00%	4.00%
Changes in the Applicable Margin with respect to Revolving Loans, Swingline Loans, Tranche B Term Loans, the Tranche B-1 Facility or the Commitment Fee Rate resulting from changes in the Consolidated Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) or (b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Net Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Net Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.0 to 1.0. Each determination of the Consolidated Net Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of clause (a) of the definition thereof, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

EXHIBIT A
TO THE CREDIT AGREEMENT
GUARANTEE AND COLLATERAL AGREEMENT
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of March ___, 2007 (amending and restating the Guarantee and Collateral Agreement dated as of November 4, 1999, as previously amended and amended and restated), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Second Amended and Restated Credit Agreement, dated as of March ___, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tenneco Inc., a Delaware corporation (the “Borrower”), the Lenders, ______ and ______, as co-documentation agents, Deutsche Bank Securities Inc., as syndication agent, and the Administrative Agent.
WITNESSETH:
          WHEREAS, pursuant to the Credit Agreement dated as of September 30, 1999, as amended and restated as of December 12, 2003 and as amended thereafter and prior to the date hereof (the “Existing Credit Agreement”), among the Borrower, the lenders and agents party thereto and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), the lenders thereunder made extensions of credit to the Borrower;
          WHEREAS, the Existing Credit Agreement has been amended and restated pursuant to the Credit Agreement, and all obligations, liabilities, indebtedness and liens created by the Existing Credit Agreement are continued unimpaired and in full force and effect pursuant to the Credit Agreement;
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally made and agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement have been and will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor derives and will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

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          WHEREAS, the Grantors and the Administrative Agent are parties to the Guarantee and Collateral Agreement dated as of November 4, 1999, as amended and amended and restated prior to the date hereof (the “Existing Guarantee and Collateral Agreement”);
           WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;
          WHEREAS, for convenience the parties hereto desire to amend and restate the Existing Guarantee and Collateral Agreement pursuant to this Agreement rather than amend the Existing Guarantee and Collateral Agreement;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the Existing Guarantee and Collateral Agreement is hereby amended and restated as of the Restatement Date (as defined below) as follows:
SECTION 1. DEFINED TERMS
          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Instruments, Inventory, Letter of Credit Rights and Supporting Obligations.
          (b) The following terms shall have the following meanings:
     “Agreement”: the Existing Guarantee and Collateral Agreement, as amended and restated by this Guarantee and Collateral Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.
     “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Lender Hedge Agreement or Cash Management Obligations, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this

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Agreement, the other Loan Documents, any Letter of Credit, any Lender Hedge Agreement (including any guarantees of the Borrower of any Lender Hedge Agreements entered into by Tenneco Management (Europe) Limited or any Subsidiary that succeeds Tenneco Management (Europe) Limited in the performance of international treasury management functions for the Company), any Cash Management Obligation (including any guarantees of the Borrower of any Cash Management Obligations entered into by any Subsidiary) or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
     “Cash Management Obligation”: the collective reference to (a) any obligation of the Borrower or any of its Subsidiaries in respect of (i) overdrafts and related liabilities owed to any Lender (or any Affiliate of a Lender) that arise from treasury, depositary or cash pooling or management services including in connection with any automated clearing house transfers of funds or any similar transactions and (ii) credit and/or purchasing cards issued by any Lender (or any Affiliate of a Lender) to or for the benefit or account of the Borrower or any of its Subsidiaries or their respective employees and (b) any Supplemental Cash Management Obligations. For the avoidance of doubt, the parties agree that any obligation of the Borrower or its Subsidiaries to a Lender (or its Affiliate) under any Cash Pooling Agreement to which such Lender (or its Affiliate) is a party constitutes a “Cash Management Obligation” for purposes hereof.
     “Collateral”: as defined in Section 3.
     “Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.
     “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
     “Copyright Licenses”: any written agreement naming any Grantor as licensor or, any written agreement naming any Grantor as licensee to the extent such agreement permits the Grantor to grant a security interest in its rights thereunder, including, without limitation, those listed in Schedule 6, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

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     “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
     “Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.
     “Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
     “General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
     “Guarantor Obligations”: with respect to any Guarantor (i) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, (ii) all obligations or liabilities of such Guarantor under or in respect of Lender Hedge Agreements to which such Guarantor is a party and (iii) all obligations and liabilities of such Guarantor in respect of or in connection with Cash Management Obligations; in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise and whether material or contingent (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
     “Guarantors”: the collective reference to each Grantor other than the Borrower.
     “Immaterial Foreign Subsidiary”: at any time, (i) any Foreign Subsidiary of a Grantor (other than a Wholly Owned Subsidiary) established prior to the date hereof where the Grantor is prohibited from pledging its ownership interests in such Foreign Subsidiary without the consent of the other owner or owners of such Foreign Subsidiary, (ii) any Foreign Subsidiary where the consent of a governmental authority is required for a Grantor to pledge the Capital Stock of such Foreign Subsidiary owned by the Grantor (but only until such time as such approval has been obtained), (iii) any Foreign Subsidiary where the Grantors collectively own less than 1% of the Capital Stock of such Foreign Subsidiary and (iv) any Foreign Subsidiary of a Grantor having total assets (as

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determined in accordance with GAAP) in an amount of less than 1% of Consolidated Total Assets of the Borrower; provided, however, that the total assets (as so determined) of all Immaterial Foreign Subsidiaries referenced in the foregoing clause (iv) shall not exceed 5% of Consolidated Total Assets of the Borrower. In the event that the total assets of all Immaterial Foreign Subsidiaries referenced in clause (iv) of the foregoing sentence exceed 5% of Consolidated Total Assets of the Borrower, the Borrower will designate Foreign Subsidiaries which would otherwise constitute Immaterial Foreign Subsidiaries to be excluded as Immaterial Foreign Subsidiaries until such 5% threshold is met.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, but excluding any intellectual property granted to any Grantor as licensee to the extent such Grantor is not expressly permitted to grant a security interest in its rights under such license.
     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
     “Issuers”: the collective reference to each issuer of any Investment Property.
     “Lender Hedge Agreements”: all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower or Tenneco Management (Europe) Limited or any Subsidiary that succeeds Tenneco Management (Europe) Limited in the performance of international treasury management functions for the Borrower with any Lender (or any Affiliate of any Lender) providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

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     “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Patent License”: all agreements, whether written or oral, providing for (i) the grant by any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent and (ii) the grant to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent (to the extent such agreement permits the Grantor to grant a security interest in its rights thereunder), including, without limitation, any of the foregoing referred to in Schedule 6.
     “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
     “Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than the Capital Stock of any Immaterial Foreign Subsidiary; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder, provided, further, that the Grantors shall not be obligated to pledge the Capital Stock of a Foreign Subsidiary to the extent such pledge would violate the laws of the jurisdiction of such Foreign Subsidiary’s organization.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
     “Restatement Date”: March ___, 2007.
     “Supplemental Cash Management Obligations”: obligations of the Borrower and its Subsidiaries in respect of working capital and long term credit agreements, credit facilities supporting letters of credit and/or bank issued guarantees and foreign exchange

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liens of credit provided by any Lender (or any Affiliate of a Lender) in an aggregate amount of up to $15,000,000 at any time. Notwithstanding the foregoing (i) an obligation shall constitute a Supplemental Cash Management Obligation only if the Borrower has designated such obligation as a Supplemental Cash Management Obligation in writing to the Administrative Agent, (ii) no obligation shall constitute a Supplemental Cash Management Obligation if its treatment as such would violate any material Contractual Obligation of the Borrower and its Subsidiaries and (iii) no more than $15,000,000 of obligations shall constitute Supplemental Cash Management Obligations at any time.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.
     “Trademark License”: any agreement, whether written or oral, providing for (i) the grant by any Grantor of any right to use any Trademark and (ii) the grant to any Grantor of any right to use any Trademark (to the extent such agreement permits the Grantor to grant a security interest in its rights thereunder), including, without limitation, any of the foregoing referred to in Schedule 6.
          1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
          2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and

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complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than contingent indemnity obligations not due and payable) and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full (other than contingent indemnity obligations not due and payable), no Letter of Credit shall be outstanding and the Commitments are terminated.
          (f) The Borrower hereby unconditionally guarantees to the Administrative Agent, for the ratable benefit of the Lenders (and their Affiliates) and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by its Subsidiaries of their Cash Management Obligations and their obligations and liabilities under the Lender Hedge Agreements.
          2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The

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provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
          2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full (other than contingent indemnity obligations not due and payable), no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full (other than contingent indemnity obligations not due and payable), such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
          2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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          2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any

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Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.
SECTION 3. GRANT OF SECURITY INTEREST
          Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) all Accounts;
     (b) all Chattel Paper;
     (c) all Deposit Accounts;
     (d) all Documents;
     (e) all Equipment;
     (f) all General Intangibles;
     (g) all Instruments;
     (h) all Intellectual Property;
     (i) all Inventory;
     (j) all Investment Property;
     (k) all Letter of Credit Rights;
     (l) all Commercial Tort Claims in an amount in excess of $500,000 in which any Grantor has rights, as set forth on Schedule 7;
     (m) all other property not otherwise described above;
     (n) all books and records pertaining to the Collateral; and

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     (o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:
          4.1 Title; No Other Liens. Except (a) for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement, (b) for the other Liens permitted to exist on the Collateral by the Credit Agreement, and (c) those items set forth on Schedule 6, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.
          4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and, when required, duly executed form unless otherwise referred to in such Schedule) will constitute valid perfected security interests in all of the Collateral (to the extent a perfected security interest is required pursuant to this Agreement and except as otherwise stated on Schedule 3) in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, except as otherwise provided on Schedule 3, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except as are permitted by the Credit Agreement and except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.
          4.3 Jurisdiction of Organization. On the Restatement Date, such Grantor’s jurisdiction of organization, identification number from such jurisdiction of organization (if any) and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.
          4.4 Inventory and Equipment. On the Restatement Date, the Inventory and the Equipment (other than mobile goods), in each case having an aggregate value in excess of $1,000,000, are kept at the locations listed on Schedule 5.

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          4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer owned directly by such Grantor.
          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and security interests permitted by Section 7.3(p) of the Credit Agreement.
          4.7 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent, except for any of the foregoing to the extent subject to and included in a Permitted Receivables Financing.
          (b) None of the obligors on any Receivables is a Governmental Authority.
          (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables as of the last day of any fiscal month will be accurate.
          4.8 Intellectual Property. (a) Except as otherwise set forth on such Schedule, Schedule 6 lists all registered, and all material unregistered, Intellectual Property owned by such Grantor in its own name on the Restatement Date and all applications to register any such Intellectual Property.
          (b) On the Restatement Date, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person in any material respect.

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          (c) Except as set forth in Schedule 6, on the Restatement Date, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.
          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, and (ii) which, if adversely determined, would have a material adverse effect on the value of any material Intellectual Property.
SECTION 5. COVENANTS
          Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than contingent indemnity obligations not due and payable), no Letter of Credit shall be outstanding and the Commitments shall have terminated:
          5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $500,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, except to the extent any of the foregoing is subject to and included in a Permitted Receivables Financing.
          5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies with A.M. Best ratings of A-III or better, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, in both cases as is normal and customary for the automotive parts industry and mutually agreeable to such Grantor and the Administrative Agent whose consent shall not be unreasonably withheld.
          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or additional loss payee as its interests may appear and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.
          (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently

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with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.
          5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
          5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 (and as otherwise reasonably requested by the Administrative Agent) and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor constituting Collateral and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
          5.5 Changes in Jurisdiction of Organization, Locations, Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents (executed where required) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

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     (i) change its jurisdiction of organization or, if such Grantor does not have a jurisdiction of organization for purposes of the New York UCC, the location of its chief executive office or sole place of business from that referred to in Section 4.3; or
     (ii) change its name.
          5.6 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly after such Grantor obtains knowledge thereof, in reasonable detail, of the following:
          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
          (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
          5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall, to the extent such certificate, option or right constitutes Pledged Stock, accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. In each case, except to the extent the Credit Agreement permits the applicable Grantor to retain such sums of money or property, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and (ii) if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust

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for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
          (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except pursuant to a transaction permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement except for Liens permitted by Section 7.3(p) of the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.
          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Stock or other Investment Property (as applicable) issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.
          5.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
          5.9 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent,

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for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark (to the extent a security interest in such mark may be perfected by filing under the applicable Uniform Commercial Code, or similar law in a foreign jurisdiction, or with the US Patent and Trademark Office, or corresponding foreign office, and to the extent requested pursuant to clause (f) below) pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
          (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property subject to such an application or registration or such Grantor’s right to register the same or to own and maintain the same.
          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent concurrerently with the delivery of the compliance certificate required to be delivered pursuant to Section 6.2(b) of the Credit Agreement for the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill (if applicable) and general intangibles of such Grantor relating thereto or represented thereby.

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          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material registered Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
          5.10 Jurisdiction of Organization. At the Administrative Agent’s request, each Grantor will provide its jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business. In addition, the Administrative Agent may request, and such Grantor shall provide, a certified charter, certificate of incorporation, or other organizational document and long form good standing certificate from each Grantor.
          5.11 Commercial Tort Claims. Such Grantor will advise the Administrative Agent of such Grantor’s interest in any Commercial Tort Claim in an amount in excess of $500,000 in which such Grantor believes it has rights, and such Grantor shall promptly provide the Administrative Agent with an updated Schedule 7 describing such Commercial Tort Claim or such information with respect thereto as the Administrative Agent may reasonably request in order to attach and perfect a security interest therein in accordance with applicable law.
SECTION 6. REMEDIAL PROVISIONS
          6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications after the occurrence of an Event of Default. At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and

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during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At the Administrative Agent’s request during the existence of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
          6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to any material contract of any Grantor to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or any material contract of any Grantor.
          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to any material contract of any Grantor that the Receivables and such contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and material contracts of any Grantor to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any contract of any Grantor by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or any contract of any Grantor, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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          6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral in any material respect or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

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          6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor in respect of Collateral consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
          6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent indemnity obligations not due and payable), no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
          6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right

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or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          6.7 Registration Rights. (a)(1) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if

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such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
          6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.
SECTION 7. THE ADMINISTRATIVE AGENT
          7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or any material contract of any Grantor or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or any material contract of any Grantor or with respect to any other Collateral whenever payable;

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     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill (if applicable) and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3)(i) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

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          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of demand by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          7.3 Financing Statements. Pursuant to applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description of “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the Restatement Date. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

27

          7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8. MISCELLANEOUS
          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with subsection 10.1 of the Credit Agreement.
          8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
          8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

28

          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.
          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
          8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to subsection 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

29

          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
          8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

30

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          8.13 Acknowledgements. Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.
          8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
          8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full (other than contingent indemnity obligations not due and payable), the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement or such Subsidiary is no longer required by the Loan Documents to be (and the Borrower notifies the Administrative Agent that such Subsidiary shall

31

no longer be) a Subsidiary Guarantor; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
          8.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          8.17 Amendment and Restatement. (a) This Agreement amends and restates the Existing Guarantee and Collateral Agreement. All terms, conditions, agreements, covenants and representations and warranties contained in the Existing Guarantee and Collateral Agreement remain in full force and effect, except as expressly amended herein. Nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of the Borrower for the Borrower Obligations or of any other Grantor for the Guarantor Obligations incurred before the Restatement Date and the security interests, Liens and other interests in the Collateral granted, pledged and or assigned by the Grantors to the Administrative Agent pursuant to the Existing Guarantee and Collateral Agreement.
          (b) The amendment and restatement herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities and indebtedness of the Grantors evidenced by or arising under the Existing Guarantee and Collateral Agreement and the other Loan Documents, and the Lien and security interests securing such obligations, liabilities and indebtedness, which shall continue in full force and effect and shall not in any manner be impaired, limited, terminated, waived or released.
          (c) Notwithstanding anything to the contrary herein or in any other Loan Document, any term, condition, agreement, covenant or representation or warranty amended by this Agreement shall be deemed to have been so amended for all periods prior to the Restatement Date (regardless of whether such amendment by its terms purports to apply as of a certain date), and during all such periods no Grantor shall have been required, or be liable for any failure, to comply with any such provision except as amended by this Agreement.
          8.18 Waiver of Covenant Violations Under Existing Guarantee and Collateral Agreement. The Administrative Agent (and by their receipt of the benefits hereof, the Lenders) hereby waive (i) any violation of any covenant set forth in Section 5 and Section 6 of the Existing Guarantee and Collateral Agreement occurring prior to the date hereof (and any breach of any representation or warranty with respect to the existence of a Default or Event of Default under such Sections) and (ii) any Default or Event of Default that has occurred or would occur by virtue of any such violation.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered, and amended and restated as set forth herein.

TENNECO INC.
By:
Name:
Title:

TENNECO AUTOMOTIVE OPERATING COMPANY INC.
By:
Name:
Title:

TENNECO INTERNATIONAL HOLDING CORP.
By:
Name:
Title:

TENNECO GLOBAL HOLDINGS INC.
By:
Name:
Title:

THE PULLMAN COMPANY
By:
Name:
Title:

TMC TEXAS INC.
By:
Name:
Title:

CLEVITE INDUSTRIES INC.
By:
Name:
Title:

Acknowledged and Agreed as of the date hereof: JPMORGAN CHASE BANK, N.A. as Administrative Agent
By:
Name:
Title:

Schedule 1
NOTICE ADDRESSES OF GUARANTORS

Schedule 2
DESCRIPTION OF INVESTMENT PROPERTY
Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Pledged Notes:

Issuer	Payee	Principal Amount

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings
[List each office where a financing statement is to be filed]*
Patent and Trademark Filings
[List all filings]
Actions with respect to Pledged Stock**
Other Actions
[Describe other actions to be taken]

*	Note that perfection of security interests in patents and trademarks requires filings under the UCC in the jurisdictions where filings would be made for general intangibles, as well as filings in the U.S Copyright Office and the U.S. Patent & Trademark Office.

**	If the interest of a Grantor in Pledged Stock appears on the books of a financial intermediary, a control agreement as described in Section 8-106 of the New York UCC will be required.

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Location

Schedule 5
LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Location

Schedule 6
COPYRIGHTS AND COPYRIGHT LICENSES
PATENTS AND PATENT LICENSES
TRADEMARKS AND TRADEMARK LICENSES

Schedule 7
COMMERCIAL TORT CLAIMS

Annex 1 to
Guarantee and Collateral Agreement
          ASSUMPTION AGREEMENT, dated as of ____________ ___, 200_, made by _____________________, a _________ corporation (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
WITNESSETH:
          WHEREAS, Tenneco Inc. (the “Borrower”), the Lenders, ______ and _________, as Co-Documentation Agents, Deutsche Bank Securities Inc., as Syndication Agent, and the Administrative Agent have entered into the Credit Agreement, dated as of September 30, 1999, as amended, and as amended and restated pursuant to the Second Amended and Restated Credit Agreement dated as of March ___ 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of November 4, 1999 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;
          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5
Supplement to Schedule 6
Supplement to Schedule 7

i

ii

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property

ANNEX

Annex 1	Assumption Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT
(amending and restating the Guarantee and Collateral
Agreement dated as of November 4, 1999, as previously
amended and amended and restated)
made by
TENNECO INC.,
TENNECO AUTOMOTIVE OPERATING COMPANY INC.,
TENNECO INTERNATIONAL HOLDING CORP.,
TENNECO GLOBAL HOLDINGS INC.,
THE PULLMAN COMPANY,
TMC TEXAS INC.
and
CLEVITE INDUSTRIES INC.
in favor of
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
Dated as of March ___, 2007

EXHIBIT B
TO THE CREDIT AGREEMENT
FORM OF
COMPLIANCE CERTIFICATE
[For the Fiscal Quarter ending _____]
[For the Fiscal Year ending _____]
          Pursuant to Section 6.2(b) of the Second Amended and Restated Credit Agreement, dated as of March 16, 2007 (amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, as further amended, the “Credit Agreement”; terms defined therein being used herein as therein defined unless otherwise defined), among TENNECO INC., the lenders parties thereto (the “Lenders”), the Syndication Agent and the Co-Documentation Agents parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, the undersigned, duly elected, qualified and acting Responsible Officer of the Borrower hereby certifies that, to the best of such Responsible Officer’s knowledge:
          The Borrower and each other Loan Party has, during the period or periods referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before the date hereof, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: ________________________.
          The financial statements referred to in Section 6.1 of the Credit Agreement which have been delivered prior to or which are delivered concurrently with the delivery of this Compliance Certificate fairly present in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the date of such financial statements, and the consolidated results of their operations and their consolidated cash flows for the fiscal quarter then ended (subject to normal year-end audit adjustments in the case of quarterly financial statements). Such financial statements have been prepared in accordance with GAAP applied consistently throughout the period involved and with prior periods (except as approved by a Responsible Officer and disclosed therein).
The covenants as listed and calculated below are based on the financial statements referred to in Section 6.1 of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate.

2

1.	Consolidated Net Leverage Ratio[1] (Section 7.1(a))

The ratio of

	(i) The result of (x) Consolidated Total Debt plus (to the extent not included in Consolidated Total Debt) the Domestic Receivables Program Amount as of such day less (y) the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries in excess of $50,000,000 (such excess amount not to exceed $150,000,000) as of such day	$

to

	(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters	$

Ratio:

(must not be greater than [see appropriate period in Section 7.1(a)])

2.	Consolidated Interest Coverage Ratio (Section 7.1(b))

The ratio of

	(i) Consolidated EBITDA for the period of four consecutive fiscal quarters	$

to

	(ii) Consolidated Interest Expense for such period	$

Ratio:

(must not be less than [see appropriate period in Section 7.1(b)])

3.	Limitation on Indebtedness (Section 7.2)

(a) Aggregate amount of Guarantee Obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries of obligations of any Subsidiary not otherwise permitted under the Credit Agreement in an aggregate amount not to exceed $100,000,000		$

(b) Indebtedness of the Borrower and its Subsidiaries in excess of the Indebtedness existing on the Fifth Amendment Effective Date

[1]	See Schedule 1 for calculations.

3

as of such date as permitted by Section 7.2(d) of the Credit Agreement	$

(c) Aggregate amount of Indebtedness of the Borrower and its Subsidiaries, including Capital Lease Obligations, permitted by Section 7.2(e) of the Credit Agreement, in an amount not to exceed $50,000,000	$

(d) Aggregate amount of Indebtedness of the Borrower in respect of the Senior Subordinated Notes permitted by Section 7.2(f) of the Credit Agreement, in an amount not to exceed $500,000,000	$

(e) Aggregate amount of Indebtedness of Foreign Subsidiaries under lines of credit in an amount not to exceed the local currency equivalent of (i) $100,000,000 if the Consolidated Net Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is equal to or greater than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter, or (ii) $150,000,000 at any time if the Consolidated Net Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter	$

(f) Aggregate amount of additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $100,000,000	$

(g) Aggregate amount of Indebtedness of the Borrower in respect to the second lien notes in an aggregate principal amount not to exceed $475,000.00	$

(h) Aggregate amount of additional unsecured Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed the local currency equivalent of €225,000,000	$

4. Dispositions of Property (Section 7.5)

(a) Dispositions pursuant to Section 7.5(h) of the Credit Agreement so long as the fair market value of such disposed property does not exceed $_______(i.e., 25% of Consolidated Total Assets of the Borrower on the Closing Date ($__________) plus the proceeds of any Reinvestment Deferred Amount reinvested in the business of the Borrower and its Subsidiaries after the Closing Date ($__________) )	$

5. Restricted Payments (Section 7.6)

4

(a) Restricted Payments made pursuant to Section 7.6(b) of the Credit Agreement so long as the aggregate amount of payments does not exceed $1,000,000	$

(b) Restricted Payments made pursuant to Section 7.6(c) of the Credit Agreement so long as the aggregate amount of payments does not exceed $30,000,000 as long as, after giving effect to each such Restricted Payment, the pro forma Consolidated Leverage Ratio is less than 3.25 to 1.0; and provided if, after giving effect to a Restricted Payment, the pro forma Consolidated Leverage Ratio would be less than 2.5 to 1.0, then the Borrower may make Restricted Payments after the Closing Date in an aggregate amount not to exceed the sum of $100,000,000 plus 50% of Consolidated Net Income accruing from the Closing Date	$

6. Investments (Section 7.8)

(a) Aggregate amount of loans and advances to employees of the Borrower or any of its Subsidiaries as described in Section 7.8(d) of the Credit Agreement (not to exceed $10,000,000 at any one time outstanding)	$

(b) Aggregate amount of investments in Joint Ventures as described in Section 7.8(g) of the Credit Agreement (not to exceed $125,000,000 during any fiscal year)	$

(c) Aggregate amount of other acquisitions so long as the aggregate consideration does not exceed the sum of (i) $250,000,000, (ii) the Net Cash Proceeds of Qualified Capital Stock of the Borrower issued after February 19, 2009 and (iii) the portion of annual Excess Cash Flow (beginning with Excess Cash Flow for fiscal year 2010) not required to be applied to the payment of the Facilities and not used for other purposes	$

(d) Aggregate amount of other Investments not otherwise permitted by Section 7.8 of the Credit Agreement so long as the aggregate amount expended in connection therewith does not exceed $100,000,000 (valued at cost)	$

          IN WITNESS WHEREOF, I have hereto set my name in my capacity as an officer of the Borrower.
Dated:

By:
Name:
	Title:	[Responsible Officer of the Borrower]

Schedule 1 to
Compliance Certificate
Calculations

Consolidated Total Debt: for the Borrower and its Subsidiaries as of any date, without duplication, shall be:

the sum of

(a) all indebtedness for borrowed money,	$

     (b) all obligations for the deferred purchase price of property or services (other than any such obligations incurred in the ordinary course of business maturing less than one year from the creation thereof),
$

(c) all obligations evidenced by notes, bonds, debentures or other similar instruments (other than an operating lease, synthetic lease or similar arrangement),	$

(d) all unpaid reimbursement obligations in respect of drawings under letters of credit,	$

     (e) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by any such Person, whether or not such Person has assumed or become liable for the payment of such obligation.
$

CONSOLIDATED TOTAL DEBT	$

Consolidated EBITDA: for any period with respect to the Borrower and its Subsidiaries:

Consolidated Net Income for such period	$

plus the sum of (without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period)

(a) total income tax expense,	$

(b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,	$

(c) depreciation and amortization expense,	$

(d) amortization of intangibles and organization costs,	$

(e) any extraordinary, unusual or non-recurring non-cash expenses or losses,	$

(f) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Senior Subordinated Notes, the Senior Unsecured Notes and/or the Second Lien Notes, and	$

(g) other noncash charges	$

The sum of (a) through (g)	$

minus the sum of (without duplication and to the extent included in the statement of Consolidated Net Income for such period)	$

2

(a) interest income

(b) any extraordinary, unusual or non-recurring non-cash income or gains, and	$

(c) other noncash income, all as determined on a consolidated basis in accordance with GAAP.	$

The sum of (a) through (c)	$

CONSOLIDATED EBITDA	$

Consolidated Interest Expense: for any period, the sum of:

     (a) total interest expense determined in accordance with GAAP (excluding (i) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Senior Subordinated Notes, the Senior Unsecured Notes and/or Second Lien Notes, (ii) upfront fees paid in connection with the Fifth Amendment, and (iii) any writeoff of amortized debt issuance costs upon any prepayment of the Senior Subordinated Notes, the Second Lien Notes or the Senior Unsecured Notes), net of interest income.
$

CONSOLIDATED INTEREST EXPENSE	$

EXHIBIT C
TO THE CREDIT AGREEMENT
FORM OF
CLOSING CERTIFICATE
          I, the undersigned, [President/Vice President/Chief Financial Officer] of [NAME OF LOAN PARTY], a corporation organized and existing under the laws of the State of                      (the “Company”), do hereby certify on behalf of the Company that:
          1. This Certificate is furnished pursuant to the Second Amended and Restated Credit Agreement, dated as of March 16, 2007, among Tenneco Inc., the Lenders parties thereto, the Co-Documentation Agents and Syndication Agent party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, as further amended) (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
          2. The following named individuals are elected or appointed officers of the Company, and each holds the office of the Company set forth opposite his or her name and has held such office since                                         , 20___1. The signature written opposite the name and title of each such officer is his or her genuine signature.

Name[2]	Office	Signature

          3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of                      on                                         , 20___, together with all amendments thereto adopted through the date hereof.
          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since                                         , 20__.

[1]	Insert a date prior to the time of any corporate action relating to the Loan Documents or related documentation.

[2]	Include name, office and signature of each officer who will sign the Credit Agreement and any Note, including the officer who will sign the certification at the end of this Certificate or related documentation.

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          5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on                     , 20___ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of the Loan Documents.
          6. On the date hereof, all of the conditions set forth in Section 5.1 of the Credit Agreement have been satisfied or waived in accordance with the Credit Agreement.
          7. On the date hereof, the representations and warranties of the Company set forth in the Credit Agreement are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof.
          8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof, as applicable.
          9. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.
          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___, 2007.

[NAME OF LOAN PARTY]
By:
Name:
Title:

          I, the undersigned, [Secretary/Assistant Secretary] of the [LOAN PARTY], do hereby certify that:
          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President/Chief Financial Officer] of the [LOAN PARTY] and the signature above is his genuine signature.
          2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5, 6, 7, 8 and 9 above are true and correct.
          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___, 2007.

[NAME OF LOAN PARTY]
By:
Name:
Title:

EXHIBIT D
TO THE CREDIT AGREEMENT
Reference made to Exhibit D to the Existing Credit Agreement

EXHIBIT E
TO THE CREDIT AGREEMENT
FORM OF
ASSIGNMENT AND ACCEPTANCE
          Reference is made to the Second Amended and Restated Credit Agreement, dated as of March 16, 2007, amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, as further amended (as further amended, modified and supplemented from time to time, the “Credit Agreement”), among Tenneco Inc. (the “Borrower”), the Lenders party thereto , the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:
1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.
2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.
3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue

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to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.21(d) of the Credit Agreement.
4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance with respect to the Second
Amended and Restated Credit Agreement, dated as of March 16, 2007, amending and restating the Credit Agreement dated as of September 30,
1999, as amended and restated on December 12, 2003, as further amended,
(as further amended, modified and supplemented from time to time, the “Credit
Agreement”), among Tenneco Inc. (the “Borrower”), the Lenders party thereto , the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as Administrative Agent
Name of Assignor: __________________
Name of Assignee: __________________
Effective Date of Assignment: __________________

Credit Facility	Principal
Assigned	Amount Assigned	Commitment Percentage Assigned

	$ __________	____.__________	%

[Name of Assignee]		[Name of Assignor]

By:		By:

Title:		Title:

Accepted for Recordation in the Register:		Required Consents (if any):

,
as Administrative Agent		[Name of Borrower]

By:		By:

Title:		Title:

, as
Administrative Agent

By:
Title:

as Issuing Lender

By:
Title:

as Swingline Lender

By:
Title:

EXHIBIT F
TO THE CREDIT AGREEMENT
INTERCREDITOR AGREEMENT
          INTERCREDITOR AGREEMENT, dated as of June 19, 2003, among JPMORGAN CHASE BANK, as Credit Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent, and TENNECO AUTOMOTIVE, INC.
WITNESSETH
          WHEREAS, the Company (such term and each other capitalized term used herein having the meanings set forth in Section 1 below), certain lenders (including lenders acting as syndication agent and co-documentation agents), and JPMorgan Chase Bank, as administrative agent and collateral agent, are parties to the Credit Agreement dated as of September 30, 1999, as amended to the date hereof (as further amended, supplemented or otherwise modified from time to time in a manner consistent with the definition of “Credit Agreement” below, the “Existing Credit Agreement”);
          WHEREAS, the Obligations of the Company under the Credit Agreement are secured (together with certain other obligations) by various assets of the Company and certain Subsidiaries thereof;
          WHEREAS, the Company, certain Subsidiaries of the Company and the Trustee have entered into the Indenture dated as of June 19, 2003 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company intends to issue the Notes;
          WHEREAS, the Company and certain lenders under the Existing Credit Agreement have entered into the Fourth Amendment dated as of May 29, 2003 (the “Fourth Amendment”), to the Existing Credit Agreement that, among other things, permits, subject to certain terms and conditions, (a) the issuance of the Notes by the Company and (b) a second priority Lien on the Common Collateral to secure the Second Priority Claims; and
          WHEREAS, it is a condition precedent to the effectiveness of the Fourth Amendment that the parties hereto enter into this Agreement;
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. (a) Definitions. As used in this Agreement, the following terms have the meanings specified below:
     “Agreement” means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “Bankruptcy Law” means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

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     “Business Day” means any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.
     “Cash Management Obligations “ means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.
     “Common Collateral” means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Priority Collateral and Second Priority Collateral.
     “Company” means Tenneco Automotive Inc.
     “Comparable Second Priority Collateral Document” means, in relation to any Common Collateral subject to any Lien created under any First Priority Collateral Document, that Second Priority Collateral Document which creates a Lien on the same Common Collateral, granted by the same Grantor.
     “Credit Agent” means (i) JPMorgan Chase Bank in its capacity as collateral agent under the Existing Credit Agreement and the Loan Documents (as defined therein) and also includes its successors thereunder as collateral agent for the First Priority Lenders (or if there is more than one agent, a majority of them) under the First Priority Documents exercising substantially the same rights and powers, or if there is no acting Credit Agent under the Existing Credit Agreement, the Required Lenders or, if designated by the Credit Agent under the Existing Credit Agreement, the lead agent under any other First-Lien Credit Facility; and (ii) if the Existing Credit Agreement is no longer the Senior Credit Agreement, the financial institution then acting as lead agent or collateral agent (in its capacity as such) under the Senior Credit Agreement and the related loan documents and also includes its successors thereunder as lead agent or collateral agent for the First Priority Lenders thereunder (or if there is more than one agent, a majority of them) under such First Priority Documents exercising substantially the same rights and powers, or if there is no acting lead agent or collateral agent under the Senior Credit Agreement, First Priority Lenders thereunder holding more than 50% of the aggregate outstanding term Indebtedness and revolving credit commitments thereunder.
     “Credit Agreement” means the Existing Credit Agreement, together with any documents evidencing or governing any Obligations relating thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.03 of the Indenture) or adding Subsidiaries as

3

additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. Notwithstanding the foregoing, the Notes and the Indenture shall not constitute a Credit Agreement.
     “Credit Facilities” means one or more debt facilities (including the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.
     “Designated Second Priority Agent” means at any time the Trustee or such other Second Priority Agent as shall be designated by all Second Priority Agents to act as Designated Second Priority Agent, as such other Second Priority Agent shall be identified in a certificate executed by all Second Priority Agents and delivered to the Administrative Agent.
     “Discharge of First Priority Claims” means, except to the extent otherwise provided in Section 5.6, payment in full in cash of (a) the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facilities, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.
     “Existing Credit Agreement” has the meaning set forth in the recitals hereto.
     “First-Lien Credit Facilities” means (a) the Credit Facilities provided pursuant to the Credit Agreement and (b) any other Credit Facility, that, in the case of both clauses (a) and (b), is secured by a Lien permitted by clause (B) of Section 4.15 of the Indenture.
     “First Priority Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Senior Credit Agreement.
     “First Priority Claims” means (a) all Obligations under the Credit Agreement, (b) all Obligations under one or more First-Lien Credit Facilities (other than the Credit Facilities provided pursuant to the Credit Agreement), the Indebtedness under each of which is designated by the Company as “First Priority Claims” for purposes of the Indenture, provided that the First Priority Lenders under each First-Lien Credit Facility then in effect have consented to such designation pursuant to the provisions of the First Priority Documents then in effect, (c) all other Obligations of the Company or any other Grantor under the First Priority Documents, including all First Priority Hedging

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Obligations and First Priority Cash Management Obligations and (d) all Future Other First-Lien Obligations. Except as provided in the last sentence of this definition, any Obligations described in the preceding sentence shall constitute First Priority Claims only to the extent such Obligations are permitted pursuant to the Indenture. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing the Notes and related Obligations will not constitute First Priority Claims and Collateral therefor will not constitute First Priority Collateral even if any proceeds of the Notes are used to repay Obligations under the Credit Agreement. Notwithstanding anything to the contrary contained in this definition, any Obligation under a First Priority Document (including any Cash Management Obligations or Hedging Obligations) shall constitute a “First Priority Claim” if the Credit Agent or the relevant First Priority Lender or First Priority Lenders under such First Priority Document shall have received a written representation from the Company in or in connection with such First Priority Document that such Obligation constitutes a “First Priority Claim” under and as defined in the Indenture (whether or not such Obligation is at any time determined not to have been permitted to be incurred under the Indenture).
     “First Priority Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any First Priority Claim.
     “First Priority Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed.
     “First Priority Documents” means the Credit Agreement, the First Priority Collateral Documents, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a First Priority Hedging Obligation or First Priority Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other First-Lien Credit Facility or any Future Other First-Lien Obligations, and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.
     “First Priority Hedging Obligations” means any Hedging Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Senior Credit Agreement.

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     “First Priority Lenders” means the Persons holding First Priority Claims, including the Credit Agent.
     “First Priority Liens”means all Liens that secure First Priority Claims
     “Future Other First-Lien Obligations” means all Obligations of the Company or any other Grantor in respect of Cash Management Obligations or Hedging Obligations that are designated by the Company as “First Priority Claims” for purposes of the Indenture (other than any First Priority Cash Management Obligations and First Priority Hedging Obligations); provided that the required lenders (however denominated) under any Senior Credit Agreement then in effect have consented to such designation.
     “Grantors” means each of the Company and the Subsidiaries that has executed and delivered a First Priority Collateral Document or a Second Priority Collateral Document.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person in respect of (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements, or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.
     “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Indenture or the Senior Credit Agreement.
     “Indenture” has the meaning set forth in the recitals hereto.
     “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Noteholders” means the Persons holding Notes from time to time.

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     “Notes” means (a) the 10 1/4% Senior Secured Notes due 2013 to be issued by the Company, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of June 19, 2003, among the Company and the Initial Purchasers (as defined therein) and (c) any additional notes issued under the Indenture by the Company, to the extent permitted by the Indenture and the Senior Credit Agreement.
     “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations or (d) any Cash Management Obligations or Hedging Obligations.
     “Other Second-Lien Obligations” has the meaning set forth in the Indenture; provided that (a) no Obligations with respect to any Indebtedness shall be an “Other Second-Lien Obligation” unless such Obligation is permitted by the Senior Credit Agreement and is secured by a Lien permitted by the Senior Credit Agreement and (b) such Obligations (except for the Notes and related Obligations) are designated by the Company as “Other Second-Lien Obligations” for purposes of the Indenture.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.
     “Pledged Collateral” means (a) the “Pledged Securities” under, and as defined in, the Second Priority Security Agreement, and (b) any other Common Collateral in the possession of the Credit Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.
     “Recovery” has the meaning set forth in Section 6.5 hereof.
     “Required Lenders” means, with respect to any amendment or modification of the Senior Credit Agreement, or any termination or waiver of any provision of the Senior Credit Agreement, or any consent or departure by the Company or any of the Subsidiaries therefrom, those First Priority Lenders the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.
     “Second Priority Agent” means each of the Trustee and each other Person which acts as trustee, lead agent, administrative agent or collateral agent for any Second Priority Lenders and, if any Second Priority Claims do not have a trustee, lead agent, administrative agent or collateral agent, the representative appointed by the holders of at least a majority of such Second Priority Claims.

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     “Second Priority Claims” means all Obligations in respect of the Notes or arising under the Second Priority Documents or any of them. Second Priority Claims shall include all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any Second Priority Claim.
     “Second Priority Collateral Documents” means the Second Priority Security Agreement, the Second Priority Mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.
     “Second Priority Documents” means (a) the Indenture, the Notes, the Second Priority Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Other Second-Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.
     “Second Priority Lenders” means the Persons holding Second Priority Claims, including the Noteholders, the Trustee, the other Second Priority Agents, if any, and any other agent, representative or Second Priority Agent for any of the foregoing.
     “Second Priority Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Claims or under which rights or remedies with respect to any such Liens are governed.
     “Second Priority Security Agreement” means the Collateral Agreement, dated as of June 19, 2003, among the Company, the other Grantors and the Trustee.
     “Senior Credit Agreement” means the Existing Credit Agreement; provided that if at any time a Discharge of First Priority Claims occurs with respect to the Existing Credit Agreement (without giving effect to Section 5.6), then, to the extent provided in Section 5.6, the term “Senior Credit Agreement” means the First-Lien Credit Facility designated

8

by the Company as the “Senior Credit Agreement” in accordance with such Section (it being understood that only one Senior Credit Agreement may be in effect at any time).
     “Subsidiary” means any “Subsidiary” of the Company, as defined in the Indenture or the Senior Credit Agreement.
     “Trustee” means Wachovia Bank, National Association, in its capacity as trustee under the Indenture and collateral agent under the Second Priority Collateral Documents, and also includes its successors hereunder as collateral agent or trustee for the Noteholders.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. When used in reference to a Second Priority Agent, the phrase “applicable Second Priority Lenders” shall mean the Second Priority Lenders for whom such Second Priority Agent acts as agent, trustee or representative; the phrase “applicable Second Priority Document” means the Second Priority Documents under which such Second Priority Agent acts as agent, trustee or representative; and the phrase “applicable Second Priority Claims” means the Second Priority Claims of such Second Priority Agent and the Second Priority Lenders for whom it acts as agent, trustee or representative.
     SECTION 2. Lien Priorities
          2.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Second Priority Agents or the Second Priority Lenders on the Common Collateral or of any Liens granted to the Credit Agent or the First Priority Lenders on the Common Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Priority Documents or the First Priority Documents or any other circumstance whatsoever, each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby agrees that: (a) any Lien on the Common Collateral securing any First Priority Claims now or hereafter held by or on behalf of the Credit Agent or any First Priority Lenders or any agent or trustee therefor shall be senior in all respects and prior

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to any Lien on the Common Collateral securing any of the Second Priority Claims; and (b) any Lien on the Common Collateral now or hereafter held by or on behalf of any Second Priority Agent or any Second Priority Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Priority Claims. All Liens on the Common Collateral securing any First Priority Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any First Priority Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.
          2.2 Prohibition on Contesting Liens. Each of the Second Priority Agents, for itself and on behalf of each applicable Second Priority Lender, and the Credit Agent, for itself and on behalf of each First Priority Lender it represents, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Lenders in the First Priority Collateral or by or on behalf of any of the Second Priority Lenders in the Common Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Credit Agent or any First Priority Lender to enforce this Agreement, including the priority of the Liens securing the First Priority Claims as provided in Section 2.1.
          2.3 No New Liens. So long as the Discharge of First Priority Claims has not occurred, (a) the parties hereto agree that, after the date hereof, if any Second Priority Agent shall hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Obligations that are not also subject to the first-priority Lien of the Credit Agent under the First Priority Documents, such Second Priority Agent, upon demand by the Credit Agent or the Company, will either release such Lien or assign it to the Credit Agent as security for the First Priority Claims (and such Second Priority Agent may retain a subordinated Lien securing Second Priority Claims in accordance with this Agreement if so assigned), and (b) the Company agrees that it will not, and will not permit any Subsidiary to, grant or permit to exist any Lien on any assets of the Company or any of its Subsidiaries to secure any Second Priority Claim unless a perfected prior Lien on the same assets has been granted to secure the First Priority Claims.
          2.4 Effectiveness. No First Lien Lender or Second Lien Lender shall have any rights or obligations under this Agreement unless it (or its trustee, administrative agent or collateral agent on its behalf) shall have, at the request of the then Credit Agent under the Senior Credit Agreement, executed and delivered to such Credit Agent an agreement to be bound by the provisions of this Agreement in form and at such time reasonably satisfactory to such Credit Agent, and no Obligations (other than Obligations in respect of the Existing Credit Agreement and related First Priority Documents and Obligations in respect of the Notes and related Second Priority Documents) shall be deemed First Priority Claims or Second Priority Claims unless such joinder is executed and delivered in the form requested by such Credit Agent.
     SECTION 3. Enforcement
          3.1 Exercise of Remedies

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          (a) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) the Second Priority Agents and the Second Priority Lenders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Credit Agent or any First Priority Lender, the exercise of any right under any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Lender is a party, or any other exercise by any such Person, of any rights and remedies relating to the Common Collateral under the First Priority Documents or otherwise, or object to the forbearance by the First Priority Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) the Credit Agent and the First Priority Lenders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Lender; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any Grantor, a Second Priority Agent may file a claim or statement of interest with respect to the Second Priority Claims, and (B) a Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the First Priority Claims, or the rights of the Credit Agent or the First Priority Lenders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, the Credit Agent and the First Priority Lenders may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and under the comparable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (b) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise), any Common Collateral or any proceeds of Common Collateral, in each case in connection with the exercise of any right or remedy (including set-off) with respect to any Common Collateral (or in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), unless and until the Discharge of First Priority Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a)

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above, the sole right of the Second Priority Agents and the Second Priority Lenders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Second Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Priority Claims has occurred.
          (c) Subject to the proviso in clause (ii) of Section 3.1(a) above and without limiting the effect of other provisions of this Agreement, (i) each Second Priority Agent, for itself and on behalf of the applicable Second Priority Lenders, agrees that such Second Priority Agent and the applicable Second Priority Lenders will not take any action that would hinder any exercise of remedies undertaken by the Credit Agent under the First Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of the applicable Second Priority Lenders, hereby waives any and all rights it or the applicable Second Priority Lenders may have as a junior lien creditor to object to the manner in which the Credit Agent or the First Priority Lenders seek to enforce or collect the First Priority Claims or the Liens granted in any of the First Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Credit Agent or First Priority Lenders is adverse to the interest of the Second Priority Lenders.
          (d) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Document shall be deemed to restrict in any way the rights and remedies of the Credit Agent or the First Priority Lenders with respect to the Common Collateral as set forth in this Agreement and the First Priority Documents.
          3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a) above, each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not commence, or join with any Person (other than the First Priority Lenders and the Credit Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Second Priority Documents or otherwise.
     SECTION 4. Payments
          4.1 Application of Proceeds. As long as the Discharge of First Priority Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies (or in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), shall be applied by the Credit Agent to the First Priority Claims in such order as specified in the relevant First Priority Documents (or, if an order is not specified in the First Priority Documents, in such order determined by the Credit Agent in its sole discretion) until the Discharge of First Priority Claims has occurred. Upon the Discharge of the First Priority Claims, the Credit Agent shall deliver to

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the Designated Second Priority Agent (or to the Company if there is no Designated Second Priority Agent at the time) or as a court of competent jurisdiction may otherwise direct any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied, if applicable, by the Designated Second Priority Agent to the Second Priority Claims in accordance with the respective rights of the respective Second Priority Agents therefor.
          4.2 Payments Over. Any Common Collateral or proceeds thereof (or amounts in respect thereof) received by any Second Priority Agent or any Second Priority Lender in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Credit Agent for the benefit of the First Priority Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Credit Agent is hereby authorized to make any such endorsements as agent for any such Second Priority Agent or any such Second Priority Lender. This authorization is coupled with an interest and is irrevocable.
     SECTION 5. Other Agreements
          5.1 Releases
          (a) If in connection with:
          (i) the exercise of the Credit Agent’s remedies in respect of the Common Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Common Collateral;
          (ii) any sale, lease, exchange, transfer or other disposition of any Common Collateral permitted under the terms of the Senior Credit Agreement (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) and permitted or not prohibited under Section 4.12 of the Indenture (Limitation on Asset Sales); or
          (iii) any agreement between the Credit Agent and the Company or any other Grantor which expressly releases the Credit Agent’s Lien on any portion of the Common Collateral or to release any Grantor from its obligations under its guaranty of the First Priority Claims; provided that (A) after giving effect to the release, Obligations secured by first priority Liens on the remaining Common Collateral remain outstanding (unless such Obligations are deemed paid in full by the Credit Agent and the Company) and (B) no such release shall be effective against the Second Priority Lenders under the Indenture and the Notes if an Event of Default has occurred and is continuing under the Indenture as of the time of such proposed release and written notice of the occurrence and continuation of such Event of Default is received by the Credit Agent at least one business day prior to such release until such time as such Event of Default is cured or waived unless such release is consented to by the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding;

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the Credit Agent, for itself or on behalf of any of the First Priority Lenders, releases any of its Liens on any part of the Common Collateral, the Liens, if any, of each Second Priority Agent, for itself or for the benefit of the applicable Second Priority Lenders, on such Common Collateral shall be automatically, unconditionally and simultaneously released and each Second Priority Agent, for itself or on behalf of any such applicable Second Priority Lender, promptly shall execute and deliver to the Credit Agent or such Grantor such termination statements, releases and other documents as the Credit Agent or such Grantor may request to effectively confirm such release. The Company shall promptly advise (i) each Second Priority Agent and the Credit Agent of the occurrence of an Event of Default and (ii) each Second Priority Agent of any proposed release of Common Collateral cognizable under Section 5.1(a)(iii).
          (b) Each Second Priority Agent, for itself and on behalf of the applicable Second Priority Lenders, hereby irrevocably constitutes and appoints the Credit Agent and any officer or agent of the Credit Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Agent or such holder or in the Credit Agent’s own name, from time to time in the Credit Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.
          5.2 Insurance. Unless and until the Discharge of First Priority Claims has occurred, the Credit Agent and the First Priority Lenders shall have the sole and exclusive right under the First Priority Documents, to the extent such a right is granted in the First Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First Priority Claims has occurred, all proceeds of any such policy and any such award if in respect to the Common Collateral shall be paid to the Credit Agent for the benefit of the First Priority Lenders to the extent required under the First Priority Documents and thereafter to the Designated Second Priority Agent (or to the Company is there is no Designated Second Priority Agent at the time) for the benefit of the Second Priority Lenders to the extent required under the applicable Second Priority Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Credit Agent in accordance with the terms of Section 4.2.
          5.3 Amendments to Second Priority Documents
          (a) Without the prior written consent of the Credit Agent and the Required Lenders, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by any of the terms of the First Priority Documents. Each Second Priority Agent agrees that each Second Priority Collateral Document shall

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include the following language (or language to similar effect approved by the Credit Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Insert title of Second Priority Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Insert title of Second Priority Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 19, 2003 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Tenneco Automotive Inc., JPMorgan Chase Bank, as Credit Agent, and Wachovia Bank, National Association, as Trustee. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”
In addition, each Second Priority Agent agrees that each Second Priority Mortgage covering any Common Collateral shall contain such other language as the Credit Agent may reasonably request to reflect the subordination of such Second Priority Mortgage to the First Priority Collateral Document covering such Common Collateral.
          (b) In the event the Credit Agent or the First Priority Lenders enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the Credit Agent, the First Priority Lenders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Lenders and without any action by any Second Priority Agent, the Company or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, (B) notice of such amendment, waiver or consent shall have been given to the applicable Second Priority Agent and (C) no such amendment, waiver, or consent shall be effective to amend or waive a Comparable Second Priority Collateral Document if it shall materially adversely affect the rights of the Second Priority Lenders unless such change, waiver or modification materially adversely affects the rights of the First Priority Lenders in a like or similar manner (it being understood that amendments, waivers and consents which have the effect of adding collateral, adding remedies or enhancing the ability of the First Priority Lenders to exercise remedies or perfect security interests in collateral shall be deemed not to be materially adverse to the Second Priority).
          5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, each of the Second Priority Agents and the Second Priority Lenders may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Second Priority Obligations in accordance with the terms of the Second Priority Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Lenders of the required payments of interest,

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premium, if any, and principal on the Second Priority Claims and related fees and expenses so long as such receipt is not the direct or indirect result of the exercise by any Second Priority Agent or any Second Priority Lender of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them (or received or paid in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor). In the event any Second Priority Agent or any Second Priority Lender becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Credit Agent or the First Priority Lenders may have with respect to the First Priority Collateral.
          5.5 Bailee for Perfection
          (a) The Credit Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the applicable Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Security Documents, subject to the terms and conditions of this Section 5.5.
          (b) Until the Discharge of First Priority Claims has occurred, the Credit Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Priority Documents as if the Liens of the Second Priority Agents under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents shall at all times be subject to the terms of this Agreement and to the Credit Agent’s rights under the First Priority Documents.
          (c) The Credit Agent shall have no obligation whatsoever to the Second Priority Agents or any Second Priority Lender to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Credit Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the applicable Second Priority Agents for purposes of perfecting the Lien held by such Second Priority Agents.
          (d) The Credit Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Lender.
          (e) Upon the Discharge of First Priority Claims, the Credit Agent shall deliver to the Designated Second Priority Agent (or to the Company if there is no Designated Second Priority Agent at the time) the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Designated Second Priority Agent, if applicable, to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

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          5.6 When Discharge of First Priority Claims Deemed to Not Have Occurred. If at any time after the Discharge of First Priority Claims has occurred the Company designates any other First-Lien Credit Facility to be the “Senior Credit Agreement” hereunder, then such Discharge of First Priority Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Priority Claims), and such other First-Lien Credit Facility shall automatically be treated as the Senior Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein. Upon receipt of notice of such designation (including the identity of the new Credit Agent), the Second Priority Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such new Credit Agent shall request in order to provide to the new Credit Agent the rights of the Credit Agent contemplated hereby and (ii) deliver to the Credit Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow such Credit Agent to obtain control of such Pledged Collateral).
          5.7 Cooperation. Upon request of the Credit Agent from time to time, each Second Priority Agent shall promptly disclose to the Collateral Agent all information in its possession reasonably requested by the Credit Agent with respect to the Second Priority Collateral, including the identity of the Grantors and guarantors of any Second Priority Obligations and the description, location and timing of perfection of Liens purported to be created on the Second Priority Collateral to secure Second Priority Claims and shall promptly deliver to the Credit Agent copies of the Second Priority Documents and other documents relating to the Second Priority Collateral, such as Uniform Commercial Code Financing Statements and record copies of Second Priority Collateral Documents.
     SECTION 6. Insolvency or Liquidation Proceedings
          6.1 Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Credit Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (“DIP Financing”), then each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the First Priority Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Second Priority Claims are subordinated to First Priority Claims under this Agreement.
          6.2 Relief from the Automatic Stay. Until the Discharge of First Priority Claims has occurred, each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Credit Agent and the Required Lenders.

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          6.3 Adequate Protection. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Credit Agent or the First Priority Lenders for adequate protection or (b) any objection by the Credit Agent or the First Priority Lenders to any motion, relief, action or proceeding based on the Credit Agent or the First Priority Lenders claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the First Priority Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself or any of the applicable Second Priority Lenders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, shall be subordinated to the Liens securing the First Priority Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the First Priority Claims under this Agreement, and (ii) in the event a Second Priority Agent, on behalf of itself and the Second Priority Lenders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or any of the applicable Second Priority Lenders, agrees that the Credit Agent shall also be granted a senior Lien on such additional collateral as security for the First Priority Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the First Priority Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such First Priority Claims under this Agreement.
          6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Credit Agent or any First Priority Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Agent or any of the Second Priority Lenders, including the seeking by any Second Priority Agent or any Second Priority Lender of adequate protection (other than as allowed pursuant to Section 6.3 of this Agreement) or the asserting by any Second Priority Agent or any Second Priority Lender of any of its rights and remedies under the Second Priority Documents or otherwise.
          6.5 Preference Issues. If any First Priority Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a “Recovery”), then the First Priority Claims shall be reinstated to the extent of such Recovery and the First Priority Lenders shall be entitled to receive payment in full in cash (including, in the case of any letter of credit, cash collateral therefor) with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

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     SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. The consent by the First Priority Lenders to the execution and delivery of the Second Priority Documents and the grant to any Second Priority Agent on behalf of the applicable Second Priority Lenders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lenders to the Company or any Grantor shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, acknowledges that it and such Second Priority Lenders have, independently and without reliance on the Credit Agent or any First Priority Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.
          7.2 No Warranties or Liability. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, acknowledges and agrees that each of the Credit Agent and the First Priority Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents as they may, in their sole discretion, deem appropriate, and the First Priority Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Lenders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Credit Agent nor any First Priority Lender shall have any duty to any Second Priority Agent or any of the Second Priority Lenders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities
          (a) No right of the First Priority Lenders, the Credit Agent or any of them to enforce any provision of this Agreement or any First Priority Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Priority Lender or the Credit Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Documents or any of the Second Priority Documents, regardless of any knowledge thereof which the Credit Agent or the First Priority Lenders, or any of them, may have or be otherwise charged with;
          (b) Without in any way limiting the generality of the foregoing paragraph, the First Priority Lenders, the Credit Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, any Second Priority Agent or

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any Second Lien Lender, without incurring any liabilities to any Second Priority Agent or any Second Lien Lender and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Priority Agent or any Second Lien Lender is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Priority Claims or any Lien on any First Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Credit Agent or any of the First Priority Lenders, the First Priority Claims or any of the First Priority Documents;
          (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Priority Collateral or any liability of the Company or any other Grantor to the First Priority Lenders or the Credit Agent, or any liability incurred directly or indirectly in respect thereof;
          (iii) settle or compromise any First Priority Claim or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order;
          (iv) subordinate the priority of the First Priority Lien held by any First Priority Lender to the priority of the First Priority Lien held by any other Lender;
          (v) enter into or amend any First Priority Document in order to create or acquire additional collateral for the First Priority Claims, to create and perfect security interests in and Liens on collateral and to increase and enhance the exercise of remedies thereunder and take actions in furtherance of the foregoing; and
          (vi) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Priority Lenders or any liability incurred directly or indirectly in respect thereof.

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          (c) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, also agrees that the First Priority Lenders and the Credit Agent shall have no liability to any Second Priority Agent or any Second Priority Lender, and each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby waives any claim against any First Priority Lender or the Credit Agent, arising out of any and all actions which the First Priority Lenders or the Credit Agent may take or permit or omit to take with respect to: (i) the First Priority Documents, (ii) the collection of the First Priority Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Priority Collateral. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that the First Priority Lenders and the Credit Agent have no duty to them in respect of the maintenance or preservation of the First Priority Collateral, the First Priority Claims or otherwise; and
          (d) Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Credit Agent and the First Priority Lenders and the Second Priority Agents and the Second Priority Lenders, respectively, hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other First Priority Document or of the terms of the Indenture or any other Second Priority Document;
          (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Claims, or of any Second Priority Agent or any Second Priority Lender in respect of this Agreement.

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     SECTION 8. Miscellaneous
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents or the Second Priority Documents, the provisions of this Agreement shall govern.
          8.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of lien subordination and the First Priority Lenders may continue, at any time and without notice to any Second Priority Agent or any Second Priority Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Priority Claims on reliance hereof. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Second Priority Agent or the Credit Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.
          8.4 Information Concerning Financial Condition of the Company and the Subsidiaries. (a) The Credit Agent and the First Priority Lenders, on the one hand, and the Second Priority Agents and the Second Priority Lenders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the Second Priority Claims or the First Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the First Priority Claims.
          (b) The Credit Agent and the First Priority Lenders shall have no duty to advise any Second Priority Agent or any Second Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Credit Agent or any of the First Priority Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Second Priority Agent or any Second Priority Lender, it or they shall be under no obligation (i) to make, and the Credit Agent and the First Priority Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such

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information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          (c) Subject to Section 5.7, the Second Priority Agents and the Second Priority Lenders shall have no duty to advise any First Priority Agent or any First Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Second Priority Agent or any of the Second Priority Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any First Priority Agent or any First Priority Lender, it or they shall be under no obligation (i) to make, and the Second Priority Agents and the Second Priority Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Claims has occurred.
          8.6 Application of Payments. All payments received by the First Priority Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the First Priority Lenders, in their sole discretion, deem appropriate. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, assents to any extension or postponement of the time of payment of the First Priority Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Priority Claims and to the addition or release of any other Person primarily or secondarily liable therefor.
          8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.
          8.8 Notices. All notices to the Second Priority Lenders and the First Priority Lenders permitted or required under this Agreement may be sent to the applicable Second Priority Agent and the Credit Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S.

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mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9 Further Assurances. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, agrees that each of them shall take such further action and shall execute and deliver to the Credit Agent and the First Priority Lenders such additional documents and instruments (in recordable form, if requested) as the Credit Agent or the First Priority Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
          8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Credit Agent, the First Priority Lenders, the Second Priority Agents, the Second Priority Lenders, the Company and their respective permitted successors and assigns.
          8.12 Specific Performance. The Credit Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and the applicable Second Priority Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Credit Agent.
          8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”.
          8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
          8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of First Priority Claims and Second Priority Claims. No other Person, including the Company or any other Grantor, the Company or

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any other Grantor as debtor-in-possession or any trustee in an Insolvency or Liquidation Proceeding, shall have or be entitled to assert rights or benefits hereunder.
          8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.
          8.18 Credit Agent and Second Priority Agent. It is understood and agreed that (a) JPMorgan Chase Bank is entering into this Agreement in its capacity as Credit Agent and the provisions of Section 9 of the Existing Credit Agreement applicable to JPMorgan Chase Bank as administrative agent thereunder shall also apply to JPMorgan Chase Bank as Credit Agent hereunder, and (b) Wachovia Bank, National Association is entering in this Agreement in its capacity as Trustee (including its capacity as Collateral Agent under the Indenture and the other Second Priority Documents) and the provisions of Article 7 of the Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.
          8.19 Designations. For purposes of the provisions hereof and the Indenture requiring the Company to designate Indebtedness for the purposes of the term “First Priority Claims”, “First-Lien Credit Facilities”, “Other Second-Lien Obligations” any other designations for any other purposes hereunder or under the Indenture, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an officer thereof and delivered to the Trustee and the Credit Agent. For all purposes hereof and the Indenture, the Company hereby designates the Credit Facilities provided pursuant to the Existing Credit Agreement as the First-Lien Credit Facility and any Obligations in respect of the Existing Credit Agreement as “Credit Agreement Obligations” and “First Priority Claims” under the Indenture.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Credit Agent: JPMORGAN CHASE BANK, as Credit Agent
By:
Name:
Title:

Address:
270 Park Avenue
New York, New York 10017
Attention:
Telecopy No.: (212) 270-

Trustee: WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

Address:
5847 San Felipe
Suite 1050
Houston, TX 77057
Attention: Corporate Trust Department
Telecopy No.: (713) 278-4329

TENNECO AUTOMOTIVE INC.
By:
Name:
Title:

Address:
500 North Field Drive
Lake Forest, Illinois 60045
Attention:
Telecopy No.: (847)

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Collateral Agent: WACHOVIA BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

Address:
5847 San Felipe
Suite 1050
Houston, TX 77057
Attention: Corporate Trust Department
Telecopy No.: (713) 278-4329

EXHIBIT G
TO THE CREDIT AGREEMENT
FORM OF EXEMPTION CERTIFICATE
          Reference is made to the Second Amended and Restated Credit Agreement, dated as of March 16, 2007, amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, as further amended, (as further amended, modified and supplemented from time to time, the “Credit Agreement”), among Tenneco Inc. (the “Borrower”), the Lenders party thereto , the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                                          (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.21(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
          1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.
          2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
     (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
     (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.
          3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.
          4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

Exhibit B
ACKNOWLEDGMENT AND CONSENT
Dated as of June 3, 2010
          Reference is made to the Second Amended and Restated Credit Agreement, dated as of March 16, 2007 (amending and restating the Amended and Restated Credit Agreement dated as of December 12, 2003 (amending and restating the Credit Agreement dated as of September 30, 1999)) (as amended and waived by the Amendment and Waiver dated as of July 23, 2007, the Second Amendment dated as of November 26, 2007, the Third Amendment dated as of December 23, 2008, the Fourth Amendment dated as of February 19, 2009, and the Fifth Amendment dated as of the date hereof (the “Fifth Amendment”), the “Credit Agreement”), among TENNECO INC., a Delaware corporation, the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other financial institutions named therein as agents for the Lenders. Unless otherwise defined herein or the content otherwise require, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.
          1. Each of the signatories hereto is a grantor (each, a “Grantor”) under the Guarantee and Collateral Agreement dated as of March 16, 2007 (amending and restating the Guarantee and Collateral Agreement dated as of November 4, 1999, as previously amended and restated) and each Grantor hereby (a) acknowledges and agrees to the Credit Agreement, the Fifth Amendment and the transactions contemplated thereby and (b) consents to the corresponding amendment of the other Loan Documents. Each Grantor’s obligations under the Loan Documents, after giving effect to the Amendment and the other amendments and transactions contemplated by this Acknowledgment and Consent, are and shall remain in full force and effect. Each Grantor acknowledges that pursuant to the Fifth Amendment the maturity date of all or a portion of the Revolving Facility is being extended and the Tranche B Term Loans are being borrowed, among other things.
          2. This Acknowledgment and Consent may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          3. THIS ACKNOWLEDGMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned have caused this Acknowledgment and Consent to be duly executed and delivered as of the date first above written.
GRANTORS:
TENNECO INC.
TENNECO AUTOMOTIVE OPERATING COMPANY INC.
TENNECO INTERNATIONAL HOLDING CORP.
TENNECO GLOBAL HOLDINGS INC.
THE PULLMAN COMPANY
TMC TEXAS INC.
CLEVITE INDUSTRIES INC.

By:	/s/ John E. Kunz
	Name:	John E. Kunz
	Title:	Vice President, Treasurer and Tax